Filed pursuant to Rule
424(b)(3)

Registration No. 333-264983
PROSPECTUS
CARLYLE ALPINVEST PRIVATE MARKETS FUND
SHARES OF BENEFICIAL INTEREST
Class A Shares
Class I Shares
Carlyle AlpInvest Private Markets Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company.
Investment Objective.
The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful.
Principal Investment Strategies.
The Fund opportunistically allocates its assets across a global portfolio of private markets investments. Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in private markets investments. For purposes of this policy, private markets investments include, without limitation, (a) as part of the Fund’s “Direct Investments” strategy, direct investments in individual portfolio companies alongside third-party private equity funds; (b) as part of the Fund’s “Secondary Investments” strategy, secondary purchases of interests in third-party private equity funds and portfolio companies; (c) as part of the Fund’s “Primary Investments” strategy, direct subscriptions for interests in third-party private equity funds; and (d) investments in privately placed bank loans and other debt instruments and loans to private companies. As part of its principal investment strategies, the Fund invests in underlying funds and portfolio companies organized both within and outside of the United States. The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return.
(continued on inside front cover)
Unlisted
Closed-End
Fund.
An investment in the Fund is subject to, among others, the following risks:

•
The Fund has a limited operating history. The common shares of beneficial interest of the Fund (“Shares”) will not be listed on any securities exchange. There is not expected to be any secondary trading market in the Shares. Accordingly, shareholders of the Fund (“Shareholders”) should not expect to be able to sell their Shares (other than through the repurchase process) regardless of how the Fund performs. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.

•
Shares are subject to restrictions on transferability, and liquidity will be provided by the Fund only through repurchase offers, which may be made from time to time by the Fund as determined by the Fund’s Board of Trustees in its sole discretion. The Fund has no obligation to repurchase Shares. Any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in,
first-out
basis) will be subject to an “Early Repurchase Fee” equal to 2% of the net asset value of the repurchased Shares.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

•	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as borrowings.

•
An investor in Class A Shares will pay a sales load of up to 3.00% of the investor’s gross purchase. If you pay the maximum sales load of 3.00% of your gross purchase, you must experience a total return on your net investment of 3.09% in order to recover these expenses.

•	Shares are speculative and involve a high degree of risk, including the risks associated with leverage. See “Types of Investments and Related Risks” beginning on page 25 of this prospectus.

Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. An investment in the Fund involves a high degree of risk. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objective and individual situation and (ii) consider factors such as an investor’s net worth, income, age, and risk tolerance. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of the investment.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Share	Per Class I Share	Total (1)
Public Offering Price	Current NAV	Current NAV	Up to $1,000,000,000

Sales Load (1)	3.00%	None	Up to $30,000,000

Proceeds to the Fund (Before Expenses) (1)(2)	Amount Invested at Current NAV	Amount Invested at Current NAV	Up to $970,000,000

(1)
Generally, the minimum initial investment by an investor in the Fund is $50,000 with respect to Class A Shares and Class I Shares (each as defined herein), which minimum may be reduced for certain investors. Investors purchasing Class A Shares may be charged a sales load of up to 3.00% of the investor’s gross purchase. The Sales Load and Proceeds to the Fund (Before Expenses) line items in the table assume the maximum sales load on Class A Shares is charged on an amount of gross sales equal to the amount registered hereunder.

(2)
Assumes all amounts currently registered are sold in the continuous offering. Shares will be offered in a continuous offering at the Fund’s then current net asset value, plus any applicable sales load, as described herein. The Adviser (as defined herein) will also bear certain ongoing offering costs associated with the Fund’s continuous offering. Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) between the Fund and the Adviser, the Fund will be obligated to reimburse the Adviser for any such payments. See “Fund Expenses.”

TCG Capital Markets L.L.C. (the “Distributor”) acts as distributor for the Shares and serves in that capacity on a best efforts basis, subject to various conditions. The principal business address of the Distributor is One Vanderbilt Avenue, Suite 3400, New York, NY 10017.
The date of this prospectus is July 28, 2023, as amended May 14, 2024.
Limited Operating History.
The Fund has a limited operating history, and the Shares have no history of public trading.
Securities Offered.
The Fund is offering through this prospectus two separate classes of Shares designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) on a continuous basis at the net asset value per Share plus any applicable sales loads.
No person who is admitted as a shareholder of the Fund (a “Shareholder”) will have the right to require the Fund to redeem its Shares. This prospectus is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “Plan of Distribution—Eligible Investors.”
With respect to Class A Shares and Class I Shares, the minimum initial investment is $50,000 for all accounts; subsequent investments may be made with at least $10,000, except for purchases made pursuant to the DRP (as defined below) or as otherwise permitted by the Fund. The Fund reserves the right to reduce or waive the investment minimum for certain investors in its sole discretion. See “Plan of Distribution—Purchase Terms.” Shares are being offered through the Distributor at an offering price equal to the Fund’s then-current net asset value per Share, plus any applicable sales load.
The Shares are subject to the terms and conditions of the agreement and declaration of trust of the Fund, as may be amended from time to time.
Unlisted
Closed-End
Fund Structure; Limited Liquidity.
The Fund does not currently intend to list its Shares for trading on any securities exchange and does not expect any secondary market to develop for its Shares. Shareholders are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end
fund. To provide some liquidity to Shareholders, the Fund may conduct periodic repurchase offers for a portion of its outstanding Shares, as described below. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares.

Investment Adviser and
Sub-Adviser.
AlpInvest Private Equity Investment Management, LLC, the Fund’s investment adviser (the “Adviser”), is a limited liability company organized under the laws of the State of Delaware and is an indirect, wholly-owned subsidiary of The Carlyle Group Inc. (“Carlyle”). The Adviser is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The investment sub-adviser
to the Fund is Carlyle Global Credit Investment Management L.L.C. (“CGCIM” or the
“Sub-Adviser”,
and collectively with the Adviser, the “Advisers”), an investment adviser registered with the SEC under the Advisers Act. CGCIM is an indirect, wholly-owned subsidiary of Carlyle. The Adviser oversees the allocation of the Fund’s assets to its private equity strategies and makes investment decisions in respect thereof. The
Sub-Adviser
actively manages the portion of the Fund’s assets allocated to liquid fixed-income investments, such as broadly syndicated term loans.
Eligible Investors.
Shares are being sold only to investors that represent that they are “qualified clients” within the meaning of Rule
205-3
under the Advisers Act and “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended. A “qualified client” is a person who, or a company that, has (i) at least $1,100,000 under the management of the Advisers or (ii) a net worth (together, in the case of a person, with assets held jointly with a spouse) of more than $2,200,000. An “accredited investor,” if a natural person, is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse. To invest in Class A Shares, a prospective investor must open a brokerage account with one of various brokers and dealers (“Selling Agents”). The Distributor and/or any Selling Agent may impose additional eligibility requirements for investors who purchase Class A Shares through the Distributor or such Selling Agent. Investors may only purchase Class I Shares from the Distributor, an eligible broker-dealer or through a registered investment adviser (a “RIA”) that has entered into an arrangement with the Distributor for such RIA to offer Class I Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored by such RIA. The Distributor and/or any such RIA may also impose additional eligibility requirements for investors who purchase Class I Shares from the Distributor or through such RIA.
This prospectus provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information about the Fund, dated July 28, 2023, as it may be further supplemented from time to time, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The statement of additional information and the Fund’s annual and semi-annual reports and other information filed with the SEC, when available, can be obtained upon request and without charge by writing to the Fund at Carlyle AlpInvest Private Markets Fund, c/o SS&C GIDS, Inc., 430 W 7th Street, Suite 219537, Kansas City, MO 64105-1407, or by calling toll-free (844)
417-4186.
Investors may request the Fund’s statement of additional information, annual and semi-annual reports and other information about the Fund, when available, or make Shareholder inquiries by calling (844)
417-4186
or by visiting http://www.carlyle.com/capm. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The statement of additional information, other material incorporated by reference into this prospectus and other information about the Fund are also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.
You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

SUMMARY OF TERMS
The following is only a summary and does not contain all of the information that a prospective investor should consider before investing in Carlyle AlpInvest Private Markets Fund (the “Fund”). Before investing in the Fund, a prospective investor should carefully read the more detailed information appearing elsewhere in this prospectus, including the section titled “Types of Investments and Related Risks” beginning on page 25, the statement of additional information and the agreement and declaration of trust of the Fund, as may be amended from time to time (the “Declaration of Trust”).

THE FUND	The Fund is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified,
closed-end
management investment company. The Fund was organized as a Delaware statutory trust on December 7, 2021, and commenced operations on January 3, 2023.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Simultaneous with the commencement of the Fund’s operations, AlpInvest Seed Fund, L.P. (the “Predecessor Fund”) reorganized into and became a subsidiary of the Fund (the “Reorganization”). The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund.

The Fund offers two separate classes of common shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) to Eligible Investors (as defined herein). The Fund has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that permits the Fund to offer multiple classes of Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

SUBSIDIARIES	The Fund may invest up to 25% of its total assets directly or indirectly in one or more wholly-owned subsidiaries that elect to be treated as a corporation for U.S. federal income tax purposes (each, a “Corporate Subsidiary”). The Fund’s investment in a Corporate Subsidiary permits the Fund to pursue its investment objective and strategies in a manner that is intended to allow the Fund to qualify as a regulated investment company (a “RIC”). The Fund may invest all or any portion of the rest of the Fund’s assets in one or more wholly-owned subsidiaries organized as Delaware limited liability companies (or organized as other entity types) that are intended to be treated as disregarded entities for U.S. federal income tax purposes (the “Other Disregarded Entities” and together with any Corporate Subsidiary, each a “Subsidiary” and collectively the “Subsidiaries”). A “disregarded entity” is disregarded for U.S. federal income tax purposes as an entity separate from its owner (i.e., the Fund). The owner is treated as directly owning the assets of the disregarded entity and takes into account for U.S. federal income tax purposes the income, gains, deductions and losses related to those assets. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

Each Subsidiary will have the same investment objective and strategies as the Fund and, like the Fund, will be managed by the Adviser and sub-advised
by the
Sub-Advisor
(each as defined below). Except as otherwise provided, references to the Fund’s investments also will refer to the Subsidiaries’ investments for the convenience of the reader.

THE ADVISER AND SUB-ADVISER	AlpInvest Private Equity Investment Management, LLC, the Fund’s investment adviser (the “Adviser”), is a limited liability company organized under the laws of the State of Delaware and is an indirect, wholly-owned subsidiary of The Carlyle Group Inc. (“Carlyle”). The Adviser is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Carlyle Global Credit Investment Management L.L.C. (“CGCIM” or the
“Sub-Adviser”)
serves as the Fund’s and the Subsidiaries’ investment
sub-adviser
pursuant to a
sub-advisory
agreement between the Adviser and the
Sub-Adviser
(the
“Sub-Advisory
Agreement”). CGCIM is registered as an investment adviser with the SEC under the Advisers Act and is an indirect, wholly-owned subsidiary of Carlyle.

The Adviser and the
Sub-Adviser
are collectively referred to herein as the Advisers. The Adviser oversees the allocation of the Fund’s assets to its private equity strategies and makes investment decisions in respect thereof. The
Sub-Adviser
actively manages the portion of the Fund’s assets allocated to liquid fixed-income investments, such as broadly syndicated term loans.

THE ADMINISTRATOR	AlpInvest Private Equity Investment Management, LLC also serves as the Fund’s and the Subsidiaries’ administrator (the “Administrator”).

INVESTMENT OBJECTIVE	The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT OPPORTUNITIES AND STRATEGIES	The Fund opportunistically allocates its assets across a global portfolio of private markets investments. Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in private markets investments. For purposes of this policy, private markets investments include, without limitation, (a) as part of the Fund’s “Direct Investments” strategy, direct investments in individual portfolio companies alongside third party private equity funds; (b) as part of the Fund’s “Secondary Investments” strategy, secondary purchases of interests in Underlying Funds and portfolio companies; (c) as part of the Fund’s “Primary Investments” strategy, direct subscriptions for interests in third party private equity funds (“Underlying Funds”); and (d) investments in privately placed bank loans and other debt instruments and loans to private companies. As part of its principal investment strategies, the Fund invests in underlying funds and portfolio companies organized both within and outside of the United States. The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return.

Although actual exposure to any strategy may vary over time, under normal circumstances, the Fund expects its allocations to each strategy will be between 0% and 80% of the Fund’s net assets.

Direct Investments

The Fund’s Direct Investments strategy seeks to create a private equity portfolio by directly investing alongside leading private equity fund managers (such managers are sometimes referred to herein as “GPs”) in private equity buyouts and growth capital across geographies and industry sectors. Private equity buyouts occur when a mature, often public company is taken private and purchased by a private equity firm; growth capital refers to capital investment in a growing company looking to expand or restructure its operations. The Fund is committed to maximizing the number of investment opportunities and selecting the most attractive deals with qualified GPs from those investment opportunities. The Adviser and its affiliates that operate as the AlpInvest business (“AlpInvest” or the “AlpInvest platform”) often have the flexibility to either enter the deal process to help underwrite a transaction alongside the lead GP or to participate in a broader Direct Investment syndication process. AlpInvest often makes Direct Investments alongside GPs with which it has developed a strong relationship through its Primary and Secondary Investments business. The Fund’s Direct Investments may be made directly into portfolio companies, through special purpose vehicles or through pooled vehicles controlled by the relevant sponsor.

The Adviser takes a
two-tier
approach to the selection and diligence of Direct Investment opportunities, focusing on both the assessment of the lead GP’s ability to effectively execute its core investment strategy to generate value (“value creation thesis”) and conducting primary diligence on the investment opportunity. The Adviser will leverage AlpInvest’s in-house
knowledge about the lead GP gained from its relationship with such GP (if any) in order to assess if such GP is well-positioned to implement the GP’s value creation thesis. The Adviser analyzes the strengths of the lead GP across multiple dimensions such as size, geography, industry, deal type and complexity of the value creation thesis. The Adviser also conducts its own extensive due diligence on each Direct Investment opportunity, which includes financial modeling, financials and quality of earnings review, comparable company review, company strategy review, value creation thesis review and reference calls. The Adviser’s own internal due diligence efforts also leverage AlpInvest’s proprietary information on hundreds of Underlying Funds and thousands of underlying portfolio companies.

An affiliate of the Adviser has received exemptive relief from the SEC that permits it and certain of its affiliates to co-invest
in negotiated investments, subject to certain terms and conditions contained in the relief (the
“Co-Investment
Exemptive Relief”). The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief to make Direct Investments alongside other funds and accounts managed by certain affiliates of the Adviser.

Secondary Investments

The Fund’s Secondary Investments strategy seeks to construct private equity investment portfolios by purchasing interests in Underlying Funds (including the related unfunded commitments) and interests in private equity portfolio companies in an effort to maximize risk-adjusted returns. Sellers of Secondary Investments are typically banks, insurance companies, pension funds, endowments and family offices. The Adviser seeks to execute on many types of Secondary Investment transactions and underlying asset types, including fund recapitalizations; the sale of limited partnership interests; spin-outs; transactions that combine elements of the Fund’s Primary Investments and Secondary Investments strategies;
GP-led
secondary transactions; portfolio restructurings, including securitizations and joint ventures; secondary direct transactions; buyout, and venture capital.

The Fund’s Secondary Investments strategy is focused on building high-quality portfolios with clear value creation and liquidity potential in an effort to achieve attractive cash-on-cash
returns (i.e., the exit cash value of an investment compared to the initial cash investment) with a reduced risk profile. The Adviser targets Underlying Funds that have invested in portfolio companies that have clear value creation opportunities and clearly identifiable exit potentials, with a preference for assets with near-term exit opportunities. The Adviser generally seeks to build a Secondary Investments portfolio with exposures across different GPs, vintage years (i.e., the year in which a private equity fund begins investing), companies, geographies and industries; however, because Secondary Investment transactions are often opportunistic, the Fund’s portfolio may initially be more focused than desired. An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief to make Secondary Investments alongside other funds and accounts managed by certain affiliates of the Adviser.

Primary Investments

The Fund’s Primary Investments strategy seeks to construct private equity portfolios through the subscription of interests in Underlying Funds. The Fund seeks to make Primary Investments on a global basis across a broad range of investment strategies. Additionally, the Fund can target any combination of geographic exposure (e.g., North America, Europe, Asia-Pacific region, emerging markets and frontier markets) and strategy segment exposure (e.g., large buyout, middle-market buyout, growth capital, venture capital and distressed debt for control).

The Adviser follows a deliberate portfolio construction process: top-down segment analysis and bottom-up GP Selection.

While the Fund typically seeks to invest in line with the medium-term outlook on market size and opportunity by segment in order to remain broadly market-neutral, certain adjustments may be made over time in order to take advantage of opportunities for greater long-term performance. This top-down
analysis is supplemented by a
bottom-up
analysis whereby the Adviser seeks to identify high-quality GPs. An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief to make Primary Investments alongside other funds and accounts managed by certain affiliates of the Adviser.

Commitment Strategy; Liquidity Management

Private equity investing is complicated by the fact that commitments to Underlying Funds are generally not immediately invested. Instead, capital commitments are drawn down and invested over time, as underlying investments are identified by the relevant Underlying Fund manager—a process that may take a period of several years. As a result, without an appropriate commitment strategy, a significant investment position could be difficult to achieve. “Commitment strategy” refers to the Adviser’s strategy for managing this process of committing capital to underlying investments. The Adviser intends to manage the Fund’s commitment strategy with a view towards balancing liquidity while maintaining a high level of investment so as to minimize “cash drag.” The Adviser will seek to address this challenge using a commitment strategy designed to provide an appropriate investment level. Furthermore, the Fund expects to commit to invest in private markets investments—both primaries and secondaries—in an aggregate amount that exceeds the Fund’s then-current assets (i.e., it expects to “over-commit”) to provide an appropriate investment level.

The commitment strategy will aim to sustain a high level of investment where possible by making commitments based on anticipated future distributions from investments. The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, borrowing through a credit facility, the tender of Shares by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser will utilize a model that incorporates historical data, actual portfolio observations, insights from the relevant Underlying Fund managers and forecasts by the Adviser. The commitment strategy—and, specifically, the “over-commitment” strategy—carries a degree of risk. See “Types of Investments and Related Risk Factors—Over-Commitment Risk.”

The Fund expects to hold more liquid assets to the extent required for purposes of liquidity management. In order to generate returns while providing the necessary liquidity to support the Fund’s private markets investment strategies and potential tender of Shares, the Fund invests a portion of the Fund’s assets in securities and vehicles, including broadly syndicated term loans and other fixed income investments, that are intended to provide an investment return while offering better liquidity than private markets investments. The
Sub-Adviser
actively manages the portion of the Fund’s assets allocated to liquid fixed-income investments.

See “Investment Objective, Opportunities and Strategies” for additional information on the Fund’s investment strategies and process.

RISK FACTORS	Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on their investment or that a Shareholder may lose part or all of their investment. Before making an investment decision, a prospective Shareholder should (i) consider the suitability of this investment with respect to the Shareholder’s investment objectives and personal situation and (ii) consider factors such as the Shareholder’s personal net worth, income, age, risk tolerance and liquidity needs.

Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Types of Investments and Related Risks.” Shareholders should consider carefully the following principal risks before investing in the Fund:

•
Illiquidity of the Shares.
Unlike many
closed-end
funds, the Shares will not be listed on any securities exchange. Although the Adviser currently expects that, beginning after the Fund completes its first full year of operations, it will recommend to the Board that the Fund offer to repurchase Shares from Shareholders on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value, no assurances can be given that the Fund will do so. Additionally, there is no guarantee that an investor will be able to sell all of the Shares in a repurchase offer that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity.

•
Limited Operating History.
The Fund is a
non-diversified,
closed-end
investment company with limited operating history. Therefore, its operating expenses may be significant and typically higher than expenses of similarly situated established funds.

•
Highly Competitive Market.
The activity of identifying, completing and realizing upon attractive investments is highly competitive and involves a high degree of uncertainty. The Fund will be competing for investments with other private equity investors having similar investment objectives. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made.

•
Potential for Limited Investment Opportunities.
There can be no assurance that the Fund will be able to identify, structure, complete and realize upon investments that satisfy its investment objective, or that it will be able to fully invest its offering proceeds.

• Management Risk.

The Adviser cannot provide any assurance that it will be able to choose, make or realize investments in any particular investment, asset or portfolio. There can be no assurance that investments effected through the Fund will be able to generate returns or that the returns will be commensurate with the risks of investing in the type of transactions described herein.

• Direct Investments Risks.

The market for Direct Investments may be very limited and the Direct Investments to which the Fund wishes to allocate capital may not be available at any given time. Direct Investments may be heavily negotiated and may incur additional transactions costs for the Fund. Direct Investments are more concentrated than investments in Underlying Funds, which hold multiple portfolio companies. There is a risk that a sponsor of an Underlying Fund may choose not to make the most attractive Direct Investments available to the Fund and may instead reserve such investments for higher fee funds or its own accounts.

• Secondary Investments Risks.

The Fund may acquire Secondary Investments from existing investors in such Secondary Investments, but also in certain cases from the issuers of such interests or other third parties. In many cases, the economic, financial and other information available to and utilized by the Adviser in selecting and structuring Secondary Investments may be incomplete or unreliable. The Fund will also not have the opportunity to negotiate the terms of the Secondary Investments, including any special rights or privileges.

• Primary Investments Risks.

The Fund’s interest in Primary Investments will consist primarily of capital commitments to, and investments in, private investment funds managed by sponsors unaffiliated with the Fund or the Advisers. Identifying, selecting and investing in Primary Investments involves a high level of risk and uncertainty. The underlying investments made by Primary Investments may involve highly speculative investment techniques, including extremely high leverage, highly concentrated portfolios, workouts and startups, control positions and illiquid investments.

• Portfolio Companies Risks.

The portfolio companies in which the Fund invests, either directly or indirectly through an Underlying Fund, may involve a high degree of business and financial risk. Portfolio companies may be in early stages of development, may have operating losses or significant variations in operating results and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. Portfolio companies may also include companies that are experiencing or are expected to experience financial difficulties, which may never be overcome. In addition, they may have weak financial conditions and may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive positions.

• Underlying Fund Risks.

Investments in Underlying Funds entail a variety of risks. Sponsors of Underlying Funds may invest such funds’ assets in securities of
non-U.S.
issuers, including those in emerging markets, and the Fund’s assets may be invested in Underlying Funds that may be denominated in
non-U.S.
currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A sponsor of an Underlying Fund may focus on a particular industry or sector (e.g., energy, utilities, financial services, healthcare, consumer products, industrials and technology), which may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A sponsor of an Underlying Fund may also focus on a particular country or geographic region, which may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

An Underlying Fund’s assets may be invested in a limited number of securities or portfolio companies which may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number of securities. An Underlying Fund’s investments, depending upon strategy, may be in companies whose capital structures are highly leveraged. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market.

Fund Shareholders will bear two layers of fees and expenses: asset-based fees, incentive fees and expenses at the Fund level, and asset- based fees, carried interests, incentive allocations or fees and expenses at the Underlying Fund level. In addition, to the extent that the Fund invests in an Underlying Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees.

• “Cash Drag” Risk.

The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The Fund will generally not contribute the full amount of its commitment to an Underlying Fund at the time of its admission to the Underlying Fund. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Underlying Funds. In addition, Underlying Funds may not call all the capital committed to them. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.

• “Over-Commitment” Risk.

As described in “Investment Objective, Opportunities and Strategies—Investment Opportunities and Strategies—Commitment Strategy; Liquidity Management,” in order to help ensure that a greater amount of the Fund’s capital is invested, the Fund expects to pursue an “over-commitment” strategy whereby it commits more than its available capital. However, pursuing such a strategy presents risks to the Fund, including the risk that the Fund is unable to fund capital contributions when due, pay for repurchases of Shares tendered by Shareholders or meet expenses generally. If the Fund defaults on its commitment to an Underlying Fund or fails to satisfy capital calls to an Underlying Fund in a timely manner then, generally, it will be subject to significant penalties, possibly including the complete forfeiture of the Fund’s investment in the Underlying Fund. Any failure (or potential failure) by the Fund to make timely capital contributions in respect of its commitments may also (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow through a credit facility or other arrangements (which would impose interest and other costs on the Fund), or (iii) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

• Risks of Liquidity Management Strategy.

The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return. During periods of limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of broadly syndicated term loans and similar investments at a price and time that the Adviser deems advantageous may be severely impaired, which may impair its ability to dispose of investments in a timely fashion and for a fair price, as well as its ability to take advantage of market opportunities. To the extent the Fund obtains exposure to these investments through exchange-traded funds (“ETFs”) and other pooled vehicles, the Fund will bear its share of the expenses of such funds. The Fund’s liquidity management strategy involves more risk than investing solely in cash and cash equivalents.

• Private Markets Investments.

The Fund is subject to, and indirectly invests in Underlying Funds that are subject to, risks associated with legal and regulatory changes applicable to private equity funds.

• Valuation Risk.

The value of the Fund’s investments will be difficult to ascertain, and the valuations determined in respect of investments in the Underlying Funds and other private markets investments, including Direct Investments, will likely vary from the amounts the Fund would receive upon withdrawal from or disposition of its investments. Similarly, the valuations determined by the Fund are likely to differ, potentially substantially, from the valuations determined by other market participants for the same or similar investments. The Fund’s investments in Underlying Funds will be priced in the absence of a readily available market and may be valued in significant part based on determinations of fair value provided by an investment’s sponsor, which may prove to be inaccurate. Neither the Adviser nor the Board will be able to confirm independently the accuracy of such valuations (which are unaudited, except at year-end).

With respect to the valuations of Underlying Funds, this risk is exacerbated to the extent that Underlying Funds generally provide valuations only on a quarterly basis, and such valuations may incorporate inputs that are up to several months old, whereas the Fund will provide valuations, and will issue Shares, on a monthly basis. This means that the Underlying Fund information used by the Fund to issue and repurchase shares will typically be several months old when used by the Fund. Because of this, the Fund’s net asset value for financial reporting purposes may differ from the net asset value used to process subscription and repurchase transactions as of the same date. See “Determination of Net Asset Value.” To the extent that the Fund does not receive timely or accurate information from the Underlying Funds regarding their valuations, the Fund’s ability to accurately calculate its net asset value may be further impaired. Additionally, any adjustments the Fund makes to valuations received from an Underlying Fund to reflect timing differences or other factors may result in such investment’s fair value differing from the value ultimately realized by the Fund.

• Fixed-Income Securities Risks.

Fixed income securities risks include interest-rate and credit risk. Typically, when interest rates rise, there is a corresponding decline in bond values. Credit risk refers to the possibility that the bond issuer will not be able to make principal and interest payments.

• Cash and Cash Equivalents.

The Fund may maintain a sizeable cash position in anticipation of funding capital calls. As a result, the Fund generally will not contribute the full amount of its commitment to an Underlying Fund at the time of its admission to the Underlying Fund. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Underlying Fund. The overall impact on performance due to holding a portion of the investment portfolio in cash, cash equivalents and other fixed-income investments could be negative.

• Market Disruption and Geopolitical Risk.

The Fund may be materially adversely affected by market, economic and political conditions globally and in the jurisdictions and sectors in which the Fund invests. The Fund is subject to the risk that war, geopolitical tensions, such as a deterioration in the bilateral relationship between the U.S. and China or the conflict between Russia and Ukraine, terrorism, natural and environmental disasters, such as, for example, the spread of infectious illness or other public health issues, systemic market dislocations and other geopolitical events may lead to increased short-term market volatility and have adverse long-term effects on world economies and markets generally, as well as adverse effects on issuers of securities and the value of the Fund’s investments.

• Leverage; Borrowings Risk.

The Fund may borrow money, which magnifies the potential for gain or loss on amounts invested, subjects the Fund to certain covenants with which it must comply and may increase the risk of investing with the Fund.

• Risks Relating to Fund’s RIC Status.

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income,
asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status. The Fund’s ability to satisfy the foregoing tax requirements will generally depend in large part on the activities of, and information provided by, the Underlying Funds, which the Fund does not control. In addition, the Fund is generally required each December to make certain “excise tax” calculations based on income and gain information that must be obtained from the Underlying Funds. The risks of not receiving timely or accurate information from the Underlying Funds include failing to satisfy the RIC qualification tests and incurring excise tax on undistributed income and gain.

No assurance can be given that the Fund’s investment program will be successful. Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment.

See “Types of Investments and Related Risks.”

LEVERAGE	The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to achieve its investment objective. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely through preferred stock). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed.

As of the date of this Prospectus, the Fund has a revolving credit agreement (the “Credit Facility”) with Barclays Bank PLC (the “Lender”). The Credit Facility currently permits borrowings up to $30 million. The purpose of the Credit Facility is to provide working capital to the Fund to manage its liquidity needs, including acting as warehouse financing for the Fund’s acquisition of Private Markets Investments. The Credit Facility has an interest rate equal to the SOFR plus a 2.75% applicable margin, plus a 0.10% term SOFR credit spread adjustment, per annum and a commitment fee of 1.00% per annum on the average daily unused balance. The Lender must provide notice to the Fund prior to terminating the Credit Facility. In the future, the Credit Facility may be replaced or refinanced by one or more credit facilities having substantially different terms or by the use of other forms of leverage.

Underlying Funds and individual portfolio companies may also utilize leverage in their investment activities. Borrowings by Underlying Funds and their portfolio companies are not subject to the Fund’s previously described asset coverage requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Underlying Funds and portfolio companies. This leverage will increase the volatility of the value of the Fund’s investments and, as a result, the Shares, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during 2020.

BOARD OF TRUSTEES	The Board of Trustees of the Fund (the “Board”), including a majority of the members of the Board (each, a “Trustee”) that are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Fund or the Advisers (collectively, the “Independent Trustees”), oversees and monitors the Fund’s management and operations. See “Management of the Fund.”

MANAGEMENT AND INCENTIVE FEES	Pursuant to the investment management agreement by and between the Fund and the Adviser (the “Investment Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”).

The Fund pays the Adviser a monthly Management Fee equal to 1.25% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. The Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. For purposes of determining the Management Fee payable to the Adviser for any month, the net asset value is calculated after any subscriptions but prior to any repurchases occurring in that month and prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and the Incentive Fee (if applicable) payable to the Adviser for that month.

At the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For the purposes of the Incentive Fee and Loss Recovery Account, the term “net profits” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the end of such quarter, (B) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRP (as defined below) exceeds (ii) the sum of (X) the net asset value of the Fund as of the beginning of such quarter and (Y) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such Class issued in connection with the reinvestment through the DRP of dividends paid, or other distributions made, by the Fund through the DRP).

The Fund will maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, before giving effect to any repurchases or distributions for such quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the beginning of such quarter and (B) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such Class issued in connection with the reinvestment of dividends paid, or other distributions made, by the Fund through the DRP) exceeds (ii) the sum of (X) the net asset value of the Fund as of the end of such quarter, (Y) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (Z) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRP. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the “net losses” calculation, the net asset value shall include unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such accruals are not deducted from net asset value.

The Advisers are obligated to pay expenses associated with providing the investment services stated in the Investment Management Agreement and
Sub-Advisory
Agreement, including compensation of and office space for their officers and personnel connected with investment and economic research, trading and investment management of the Fund.

The Board periodically reviews the Investment Management Agreement and
Sub-Advisory
Agreement to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided.

The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class A Shares and Class I Shares under which the Adviser has agreed contractually from the date of this prospectus through July 31, 2024 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs incurred prior to launch, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s total annualized fund operating and ongoing offering expenses on a monthly basis (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, acquired fund fees and expenses, the Fund’s proportionate share of expenses related to direct investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution fees) in respect of the relevant month exceed 3.0% of the month-end
net asset value of such Class (the “Expense Cap”).

In consideration of the Adviser’s agreement to waive its Management Fee and reimburse the Fund expenses incurred prior to commencement of operations, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class A Shares and Class I Shares subject to the limitation that a reimbursement (an “Adviser Recoupment”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such Class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed any Expense Cap in place either (i) at the time of the waiver or (ii) at the time of recoupment. See “Fund Expenses—Expense Limitation Agreement” for additional information. The Expense Limitation Agreement will remain in effect from the date of this prospectus through July 31, 2024, unless and until the Board approves its modification or termination. The Adviser Recoupment will survive the termination of the Expense Limitation Agreement. See “Fund Expenses.”

ADMINISTRATION EXPENSES	The Administrator provides certain administrative and other services necessary for the Fund to operate pursuant to an administration agreement (the “Administration Agreement”).

Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, clerical, bookkeeping and recordkeeping services and certain of the Fund’s required compliance and administrative services, which include, among other things, providing assistance in accounting, legal, compliance and operations, being responsible for the financial records that the Fund is required to maintain, overseeing the calculation of net asset value, and preparing reports to the Shareholders and reports filed with the SEC. In addition, the Administrator generally oversees the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

The Fund reimburses the Administrator for its costs, expenses and allocable portion of overhead (including compensation of personnel performing administrative duties) in connection with the services performed for the Fund pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party, and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party. The Administrator has hired a sub-administrator
to assist in the provision of administrative services. The
sub-administrator
receives compensation for its provision of
sub-administrative
services under a
sub-administration
agreement; such compensation is paid directly or indirectly by the Fund.

The Administration Agreement may be terminated with respect to the Fund (i) by the Fund on 90 days’ written notice to the Adviser without the payment of any penalty, (ii) by vote of majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or (iii) by the Adviser on 90 days’ written notice to the Fund without the payment of any penalty. See “Management of the Fund—Administrative Services.”

DISTRIBUTIONS	Because the Fund intends to qualify annually as a RIC under the Code, the Fund intends to distribute at least 90% of its annual net investment company taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form
1099-DIV
identifying the amount and character of the Fund’s distributions will be mailed to Shareholders.

The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment. See “Distributions.”

The Board reserves the right to change the distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN	The Fund operates under a dividend reinvestment plan (“DRP”) administered by SS&C GIDS, Inc., as the Fund’s transfer agent (the “Transfer Agent”). Pursuant to the DRP, the Fund’s income dividends or capital gains or other distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the Plan by written instructions to that effect to the Transfer Agent. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Transfer Agent at least 5 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRP. Under the DRP, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares. See “Distributions—Dividend Reinvestment Plan.”

PURCHASES OF SHARES	The Shares are offered on a monthly basis. The Shares are being offered through the distributor at an offering price equal to the Fund’s then-current net asset value per Share, plus any applicable sales load. Please see “Plan of Distribution” on page 72 for purchase instructions and additional information.

With respect to Class A Shares and Class I Shares, the minimum initial investment is $50,000 for all accounts; subsequent investments may be made with at least $10,000, except for purchases made pursuant to the DRP or as otherwise permitted by the Fund. The Fund reserves the right to reduce or waive the investment minimum for certain investors in its sole discretion. See “Plan of Distribution—Purchase Terms.”

ELIGIBLE INVESTORS	Each investor will be required to certify that the Shares are being acquired directly or indirectly for the account of a “qualified client” as defined in Rule
205-3
under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). A “qualified client” is a person who, or a company that, has (i) at least $1,100,000 under the management of the Advisers or (ii) has a net worth (together, in the case of a person, with assets held jointly with a spouse) of more than $2,200,000. An “accredited investor,” if a natural person, is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse. Shareholders who are “qualified clients” and “accredited investors” are referred to in this prospectus as “Eligible Investors.” Existing Shareholders seeking to purchase additional Shares will be required to qualify as “Eligible Investors” at the time of the additional purchase.

To invest in Class A Shares, a prospective investor must open a brokerage account with a Selling Agent. The Distributor and/or any Selling Agent may impose additional eligibility requirements on investors who purchase Class A Shares through the Distributor or such Selling Agent. Investors may only purchase Class I Shares through the Distributor, an eligible broker-dealer or through an RIA that has entered into an arrangement with the Distributor to offer Class I Shares pursuant to a “wrap” fee, asset allocation or other managed asset program. The Distributor or any RIA who offers Class I Shares may impose additional eligibility requirements for investors who purchase Class I Shares from the Distributor or through such RIA.

Each prospective investor must submit a completed Investor Application acceptable to the Fund, certifying, among other things, that the Shareholder is an Eligible Investor and will not transfer the Shares purchased except in the limited circumstances permitted. If an Investor Application is not accepted by the Fund by the applicable closing date, the subscription will not be accepted at such closing date.

SEED COMMITMENT	In connection with the Reorganization, certain shareholders of the Predecessor Fund (the “Seed Investors”) and an affiliate of the Adviser received in the aggregate approximately 18.4 million Class I Shares and did not bear any sales load. Upon the closing of the Reorganization, the Seed Investors and an affiliate of the Adviser in the aggregate owned of record and beneficially 100% of the outstanding Shares and may be deemed to control the Fund. A Seed Investor may continue to be deemed to control the Fund until such time as it owns less than 25% of the outstanding Shares. This ownership will fluctuate as other investors subscribe for Shares and the Fund repurchases Shares in connection with any repurchase offers the Board may authorize. Depending on the size of this ownership at any given point in time, it is expected that the Seed Investors will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders. The above-mentioned affiliate of the Adviser expects to tender its interest in the Fund once the Adviser believes that the Fund has obtained sufficient scale from third-party investors.

PLAN OF DISTRIBUTION	TCG Capital Markets L.L.C. (the “Distributor”), located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017, serves as the Fund’s principal underwriter and acts as the distributor of the Shares on a best efforts basis, subject to various conditions. The Shares are offered for sale through the Distributor at net asset value plus any applicable sales load. The Distributor also may enter into broker-dealer selling agreements with other broker-dealers for the sale and distribution of the Shares. The Distributor is not required to sell any specific number or dollar amount of the Shares, but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Shares.

The Advisers, the Distributor or their affiliates, in the Advisers’ discretion and from their own resources, may pay additional compensation to financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund (collectively, “Financial Intermediaries”) in connection with the sale of Shares, may pay for services that are provided to clients of such Financial Intermediaries, or may pay the costs of systems used to service such clients (such arrangements collectively referred to as “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages, including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation. Payments of Additional Compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt
entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, none of the Fund or the Advisers will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a Shareholder, solely as a result of the ERISA plan’s investment in the Fund. See “ERISA Considerations.”

UNLISTED CLOSED-END FUND STRUCTURE; LIMITED LIQUIDITY	The Fund is organized as a continuously offered,
non-diversified
closed-end
management investment company.
Closed-end
funds differ from
open-end
funds (commonly known as mutual funds) in that investors in
closed-end
funds do not have the right to redeem their shares on a daily basis. Unlike most closed-end
funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end
fund, is not a liquid investment.

The Fund believes that a
closed-end
structure is most appropriate for the long-term nature of the Fund’s strategy. The Fund’s net asset value per Share may be volatile. As the Shares are not traded, investors will not be able to dispose of their investment in the Fund, except through repurchases conducted by the Fund or transfers as described herein.
Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time
. See “Repurchases and Transfers of Shares.”

SHARE CLASSES	The Fund currently offers two different classes of Shares: Class A Shares and Class I Shares. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each Share class are different. The fees and expenses for the Fund are set forth in “Summary of Fees and Expenses.” If you have hired an intermediary and are eligible to invest in more than one class of Shares, the intermediary may help determine which Share class is appropriate for you. When selecting a Share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own Shares and the total costs and expenses associated with a particular Share class.

Each investor’s financial considerations are different. You should speak with your intermediary to help you decide which Share class is best for you. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

VALUATIONS	The Fund invests a significant portion of its assets in private investments that do not have readily ascertainable market prices. Portfolio securities and other assets for which market quotes are readily available are typically valued at the “bid” quotes provided by an approved independent pricing service. In circumstances where market quotes are not readily available, the Board has adopted methods for determining the fair value of such investments. Under the Fund’s valuation procedures, valuations for Underlying Funds and Direct Investments will be based in significant part on estimated valuations provided by the Underlying Fund sponsors. The valuations provided by the Underlying Fund sponsors will be reviewed by the Adviser. However, neither the Adviser nor the Board will be able to confirm independently the accuracy of such valuations (which are unaudited, except at the respective Underlying Fund’s year-end).

Furthermore, the Underlying Funds will typically provide the Adviser with only estimated net asset values or other valuation information on a quarterly basis and the information provided by an Underlying Fund will typically be as of a date that is several months old by the time the Fund strikes its net asset value, which is generally on a monthly basis. For this reason, the Fund typically expects to apply one or more adjustments to the valuations received from an Underlying Fund, which would include adjustments for cash flows received from or distributed to the Underlying Fund sponsor after the reference date of the most recently reported Underlying Fund net asset value, specifically, (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the sponsor of the Underlying Fund. In addition to reflecting the sponsor Underlying Fund net asset value inclusive of cash flows since the reference date, the Adviser may also adjust for any changes in market prices for public securities held by the Underlying Fund and may also apply a market adjustment to reflect the estimated change in fair value of the Underlying Fund’s non-public
unrealized investments from the date of the last reported Underlying Fund net asset value to the date as of which the Fund is reporting its net asset value. There can be no assurance that these adjustments will improve the accuracy of these valuations.

Any data provided by an Underlying Fund will be subject to revision through the end of each Underlying Fund’s annual audit. The Fund will use the latest information available from each Underlying Fund at the time of each subscription or redemption transaction and in certain cases a change to an Underlying Fund’s net asset value relating to prior periods as a result of an annual audit may differ materially from the information used in those prior period subscription or redemption transactions. Because of this, the Fund’s net asset value for financial reporting purposes may differ from the net asset value used to process subscription and repurchase transactions as of the same date. See “Determination of Net Asset Value.”

REPURCHASES AND TRANSFERS OF SHARES	The Shares have no history of public trading, nor is it intended that the Shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Shares.

No Shareholder has the right to require the Fund to redeem his, her or its Shares. To provide a limited degree of liquidity to Shareholders, at the sole discretion of the Adviser and subject to the Board’s approval, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders. The Adviser expects that it will recommend to the Board (subject to its discretion) that the Fund offer to repurchase Shares from Shareholders on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value.

Except to the extent the Board otherwise determines, any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in,
first-out
basis) will be subject to an “Early Repurchase Fee” equal to 2% of the net asset value of such repurchased Shares. If an Early Repurchase Fee is charged to a Shareholder, the amount of such fee will be retained by the Fund.

There is no minimum amount of Shares that must be repurchased in any repurchase offer. The Fund has no obligation to repurchase Shares at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser expects that, beginning after the Fund completes its first full year of operations, repurchases will be offered at the Fund’s net asset value per Share as of March 31, June 30, September 30 and December 31, as applicable. Each repurchase offer will generally commence approximately 60 days prior to the applicable valuation date.

If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund will repurchase a pro rata portion by value of the Shares tendered by each Shareholder, extend the repurchase offer or take any other action with respect to the repurchase offer permitted by applicable law. The Fund also has the right to repurchase (i) all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund; and (ii) Shares of Shareholders if the Fund determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the Fund’s Declaration of Trust, each in accordance with applicable federal securities laws, including the 1940 Act and the rules and regulations thereunder.

When the Fund does make an offer to repurchase Shares, a Shareholder may not be able to liquidate all of their Shares either in response to that repurchase offer, or over the course of several repurchase offers. If a repurchase offer is oversubscribed by Shareholders, the Fund may repurchase only a pro rata portion by value of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

The Fund’s investments are generally subject to lengthy
lock-up
periods during which the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the applicable consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in portfolio investments in a timely manner.

SUMMARY OF TAXATION	The Fund intends to qualify and elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income
and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable.

The Fund is permitted to invest up to 25% of its total assets directly or indirectly in one or more Corporate Subsidiaries. A RIC generally does not take into account income earned by a U.S. corporation in which it invests unless and until the corporation distributes such income to the RIC as a dividend. Where a Corporate Subsidiary is organized in the U.S., such Corporate Subsidiary will be liable for an entity-level U.S. federal income tax on its income from U.S. and
non-U.S.
sources, as well as any applicable state taxes, which will reduce the Fund’s return on its investment in such Corporate Subsidiary. If a net loss is realized by such Corporate Subsidiary, such loss is not generally available to offset the income of the Fund.

See “Distributions” and “Tax Aspects.”

FISCAL YEAR AND TAX YEAR	The Fund’s fiscal year for financial reporting purposes is the
12-month
period ending on March 31. The Fund’s taxable year is the
12-month
period ending September 30 (or such other taxable year as may be required under the Code).

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Fund’s organizational documents.

REPORTS TO SHAREHOLDERS	As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or As otherwise required by the 1940 Act.
SUMMARY OF FEES A
ND
EXPENSES
The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

SHAREHOLDER TRANSACTION FEES	Class A	Class I
Maximum sales load imposed on purchases (as a percentage of offering price) (1)	3.00%	None

Maximum Early Repurchase Fee (as a percentage of repurchased amount) (2)	2.00%	2.00%

ANNUAL FUND EXPENSES (3) (as a percentage of average net assets attributable to Shares)

Management Fee (3)	1.25%	1.25%

Incentive Fee (3)	10.00%	10.00%

Acquired Fund Fees and Expenses (4)	0.61%	0.61%

Interest Payments on Borrowed Funds (5)	0.00%	0.00%

Other Expenses (6)	1.19%	0.69%

Distribution Fee (7)	0.50%	0.00%

All Non-Distribution/Non-Servicing Other Expenses (8)	0.69%	0.69%

Total Annual Fund Expenses	3.05%	2.55%

Fee Waiver and Expense Reimbursement (9)	0.00%	0.00%

Net Annual Fund Operating Expenses After Fee Waiver/Expense Reimbursement	3.05%	2.55%

(1)
Investors purchasing Class A Shares may be charged a sales load of up to 3.00% of the Investor’s gross purchase. The table assumes the maximum sales load is charged. The Distributor may, in its discretion, waive all or a portion of the sales load for certain investors. See “Plan of Distribution.”

(2)
A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year
anniversary of the Shareholder’s purchase of the Shares. Such repurchase fee will be retained by the Fund and will benefit the Fund’s remaining Shareholders. Shares tendered for repurchase will be treated as having been repurchased on a “first in, first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Shareholder. See “Repurchases and Transfers of Shares.”

(3)
The Fund pays a monthly Management Fee equal to 1.25% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. For purposes of determining the Management Fee payable to the Adviser for any month, the net asset value will be calculated after any subscriptions but prior to repurchases for that month and prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and the Incentive Fee (if applicable) payable to the Adviser for that month. In addition, at the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee, the term “net profits” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the end of such quarter, (B) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the dividend reinvestment plan (“DRP”) exceeds (ii) the sum of (X) the net asset value of the Fund as of the beginning of such quarter and (Y) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such Class issued in connection with the reinvestment through the DRP of dividends paid, or other distributions made, by the Fund through the DRP). Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such accruals are not deducted from net asset value. Because the Incentive Fee is speculative, no Incentive Fee is presented for the initial year of operations. See “Management and Incentive Fees.”

(4)
Shareholders also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Underlying Funds. Generally, asset-based fees payable in connection with Underlying Fund investments will range from 1.0% to 2.0% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations are typically 20% of an Underlying Fund’s net profits as carried interest allocation, although it is possible that such amounts may be exceeded for certain sponsors of Underlying Funds. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Underlying Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind,
as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds. The amount presented in the table estimates the amounts the Fund expects to pay for the Fund’s current fiscal year.

(5)	Interest Payments on Borrowed Funds are estimated for the Fund’s current fiscal year.
(6)
Other expenses are estimated for the Fund’s current fiscal year. Other expenses include accounting, custody, transfer agency, legal, valuation agent, pricing vendor and auditing fees of the Fund, amounts payable under the Administration Agreement, and offering costs, as well as fees payable to the Independent Trustees.

(7)
The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of Shares. The Fund may charge a distribution fee totaling up to 0.75% per year on Class A Shares. The Distributor and the Fund have agreed that from July 1, 2024 to June
3
0, 2027, the distribution fee on Class A Shares will not exceed 0.50% per year. After June 30, 2027, the distribution fee on Class A Shares is expected to revert to 0.75% per year. See “Plan of Distribution—Distribution and Service Plan.”

(8)
“All
non-distribution/non-servicing
other expenses” are estimated for the Fund’s current fiscal year. These expenses include, among other things, professional fees and other expenses that the Fund will bear, including ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian.

(9)
The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of the Class A Shares and Class I Shares under which the Adviser has agreed contractually from the date of the prospectus through July 31, 2024 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs incurred prior to launch, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s total annualized fund operating and ongoing offering expenses on a monthly basis (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, acquired fund fees and expenses, the Fund’s proportionate share of expenses related to direct investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution fees) in respect of the relevant month exceed 3.00% of the month-end
net asset value of such Class.

In consideration of the Adviser’s agreement to waive its Management Fee and reimburse the Fund expenses incurred prior to commencement of operations, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class A Shares and Class I Shares subject to the limitation that a reimbursement (an “Adviser Recoupment”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such Class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment.

The Expense Limitation Agreement will remain in effect from the date of the prospectus through July 31, 2024, unless and until the Board approves its modification or termination. The Adviser Recoupment will survive the termination of the Expense Limitation Agreement.
Example:
The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above (except that the example incorporates the expense reimbursement arrangement for only the first year). The example assumes that the Fund will not realize any capital gains (computed net of all its realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If the Fund achieves sufficient returns on its investments, including through the realization of capital gains, to trigger an Incentive Fee of a material amount, the Fund’s expenses and returns to its investors would be higher.
An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:

Class A	1 Year	3 Years	5 Years	10 Years
	$59	$120	$183	$352

Class I	1 Year	3 Years	5 Years	10 Years
	$23	$70	$120	$256
The example and the expenses in the tabl
es
above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown.
While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management and Incentive Fees.”
FINANCIAL HIGHLIGHTS
The financial highlights in the table below are intended to help investors understand the Fund’s financial performance. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions).
This information has been derived from the Fund’s financial statements, which have been audited by Ernst & Young LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated March 31, 2023. The Fund’s Annual Report has been filed with the SEC and is available on the SEC’s website at sec.gov, and is also available from the Fund upon request. The information included below should be read in conjunction with those financial statements and the notes thereto. No information is presented for Class A Shares because there were no Class A Shares outstanding as of March 31, 2023.

Carlyle AlpInvest Private Markets Fund – Class I	CONSOLIDATED FINANCIAL HIGHLIGHTS
For a Share Outstanding Throughout the Period Presented

For the Period January 3, 2023 (Commencement of Operations) to March 31, 2023
PER SHARE OF BENEFICIAL INTEREST OPERATING PERFORMANCE:

Net asset value - beginning of period	$10.00

INCOME/(LOSS) FROM INVESTMENT OPERATIONS:

Net investment loss (a)	(0.10)

Net realized and unrealized gain on investments and foreign currency	0.38

Total Income from Investment Operations	0.28

Net asset value per common share - end of period	$10.28

Total Return (c)	2.83%

	For the Period January 3, 2023 (Commencement of Operations) to March 31, 2023

RATIOS AND SUPPLEMENTAL DATA:

Net assets attributable to common shares, end of period (000s)	$189,489

Ratio of expenses to average net assets attributable to common shares, excluding fee waiver	3.73	% (d)

Ratio of expenses to average net assets attributable to common shares, including fee waiver	2.51	% (d)

Ratio of net investment loss to average net assets attributable to common shares	(1.64	%) (b)

Portfolio turnover rate	0.38	% (e)

(a)	Calculated using average common shares outstanding.
(b)
Net investment loss ratio is annualized except for Organizational Fees, which are one time expenses, and calculated excluding Incentive Fees. If Incentive Fees were included, the ratio would have been lowered by 0.31% for the period ended March 31, 2023. Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying funds in which the Fund invests. Ratios do not include net investment income of the funds in which the Fund invests.

(c)
Total investment return is calculated assuming a purchase of common share at the opening on the first day and a sale at closing on the last day of each period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Total investment return does not reflect sales load or brokerage commissions, if any, and is not annualized.

(d)
Expense ratios have been annualized, except for Organizational Fees which are one time expenses, and Incentive Fees which are not annualized. If Incentive Fees had been excluded, the expense ratios would have decreased by 0.31% for the period ended March 31, 2023. Expenses do not include expenses from underlying funds in which the Fund is invested.

(e)	Percentage represents the results for the period and is not annualized.
THE FUND
The Fund is a
non-diversified,
closed-end
management investment company that is registered under the 1940 Act. The Fund continuously offers its Shares. The Fund was organized as a Delaware statutory trust on December 7, 2021, and commenced operations on January 3, 2023. The principal office of the Fund is located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 and its telephone number is (646)
735-4293.
The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective.
The Fund opportunistically allocates its assets across a global portfolio of private markets investments. Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in private markets investments. For purposes of this policy, private markets investments include, without limitation, (a) as part of the Fund’s Direct Investments strategy, direct investments in individual portfolio companies alongside Underlying Funds; (b) as part of the Fund’s Secondary Investments strategy, secondary purchases of interests in Underlying Funds and portfolio companies; (c) as part of the Fund’s Primary Investments strategy, direct subscriptions for interests in Underlying Funds; and (d) investments in privately placed bank loans and other debt instruments and loans to private companies. This policy is not fundamental and may be changed by the Board upon 60 days’ prior written notice to Shareholders. The Fund’s 80% policy is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or redemption of Shares, will not require the Fund to dispose of an investment. As part of its principal investment strategies, the Fund invests in underlying funds and portfolio companies organized both within and outside of the United States. The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return.
Simultaneous with the commencement of the Fund’s operations, AlpInvest Seed Fund, L.P. reorganized with and became a subsidiary of the Fund. The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Fund intends to execute its strategy by investing through the Predecessor Fund and AlpInvest CAPM Holdings, LLC, a Delaware limited liability company. For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Strategies.”

The Fund’s investment adviser is AlpInvest Private Equity Investment Management, LLC. CGCIM is the Fund’s investment sub-adviser.
The Adviser oversees the allocation of the Fund’s assets to its private equity strategies and makes investment decisions in respect thereof. The
Sub-Adviser
actively manages the portion of the Fund’s assets allocated to liquid fixed-income investments, such as broadly syndicated term loans. See “The Adviser and
Sub-Adviser.”
Responsibility for monitoring and overseeing the Fund’s investment program, management and operation is vested in the individuals who serve on the Board.
THE ADVISER AND
SUB-ADVISER
AlpInvest Private Equity Investment Management, LLC serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act and is an indirect, wholly-owned subsidiary of Carlyle. CGCIM serves as the Fund’s investment sub-adviser.
CGCIM is registered as an investment adviser with the SEC under the Advisers Act and is an indirect, wholly-owned subsidiary of Carlyle.
The Adviser, CGCIM and the Distributor are affiliates of one another as they are all subsidiaries of Carlyle.
AlpInvest
AlpInvest invests globally across the private equity spectrum, including large and middle market buyout, growth capital, venture capital, distressed, and energy, as well as private subordinated or mezzanine debt. These investments are generally executed within three investment strategies: direct investments in individual portfolio companies alongside Underlying Funds, secondary purchases of interests in Underlying Funds and portfolio companies and direct subscriptions for interests in Underlying Funds. AlpInvest maintains separate investment teams dedicated to sourcing and executing on investments within each investment strategy.
AlpInvest’s advisory services consist of investigating, identifying and evaluating investment opportunities, structuring, negotiating and making investments on behalf of its clients, managing and monitoring the performance of such investments and disposing of such investments, typically on a discretionary basis. AlpInvest operates globally with offices in Amsterdam, New York, London, Singapore and Hong Kong and has over 225 employees. As of March 31, 2023, AlpInvest had approximately $66.8 billion of assets under management.
CGCIM and Carlyle
Carlyle is a global investment firm with approximately $381 billion of assets under management as of March 31, 2023 (inclusive of AlpInvest). Carlyle combines global vision with local insight, relying on more than 2,200 employees operating out of 29 offices in 18 countries to uncover superior opportunities in Africa, Asia, Australia, Europe, Latin America, the Middle East and North America.
USE OF PROCEEDS
The proceeds from the sale of Shares of the Fund, not including the amount of any sales loads and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds, consistent with market conditions and the availability of suitable investments. It is anticipated that proceeds from the sale of Shares will be invested in or committed to appropriate investment opportunities within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending as long as six months. Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete private equity transactions (which may be considerable), (ii) because certain Underlying Funds selected by the Adviser may provide infrequent opportunities to purchase their securities and/or (iii) because of the time required for sponsors of Underlying Funds to invest the amounts committed by the Fund.
Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term, high-quality debt securities, broadly syndicated term loans, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES
Investment Objective
The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful.
The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares. The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.
The Fund:

(1)
May issue senior securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(2)
May borrow money to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(3)
May lend money to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(4)
May underwrite securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(5)
May purchase and sell commodities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(6)
May purchase and sell real estate to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(7)
May not concentrate investments in a particular industry or group of industries, as concentration is defined or interpreted under the 1940 Act, and the rules, and regulations thereunder, as such statute, rules or regulations may be amended from time to time, and under regulatory guidance or interpretations of such Act, rules, or regulations.

Any restriction on investments or use of assets, including, but not limited to, market capitalization, geographic, rating and/or any other percentage restrictions, set forth in this prospectus or the Fund’s statement of additional information shall be measured only at the time of investment, and any subsequent change, whether in the value, market capitalization, rating, percentage held or otherwise, will not constitute a violation of the restriction, other than with respect to investment restriction (2) above related to borrowings by the Fund. For purposes of determining compliance with investment restriction (7) above related to concentration of investments, Underlying Funds are not considered part of any industry or group of industries. The Fund will consider the then-existing concentration of Underlying Funds, to the extent they are known to the Fund, when making investments.
The Fund’s investment policies and restrictions apply only to investments made by the Fund directly (or any account consisting solely of the Fund’s assets) and do not apply to the activities and the transactions of the Underlying Funds.
Investment Opportunities and Strategies
The Fund opportunistically allocates its assets across a global portfolio of private markets investments. Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in private markets investments. For purposes of this policy, private markets investments include, without limitation, (a) as part of the Fund’s Direct Investments strategy, direct investments in individual portfolio companies alongside Underlying Funds; (b) as part of the Fund’s Secondary Investments strategy, secondary purchases of interests in Underlying Funds and portfolio companies; (c) as part of the Fund’s Primary Investments strategy, direct subscriptions for interests in Underlying Funds; and (d) investments in privately placed bank loans and other debt instruments and loans to private companies. This policy is not fundamental and may be changed by the Board upon 60 days’ prior written notice to Shareholders. The Fund’s 80% policy is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or redemption of Shares, will not require the Fund to dispose of an investment. As part of its principal investment strategies, the Fund invests in underlying funds and portfolio companies organized both within and outside of the United States. The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return. The Fund may engage in additional investment strategies in the future.
Although actual exposure to any strategy may vary over time, under normal circumstances, the Fund expects its allocations to each strategy will be between 0% and 80% of the Fund’s net assets.
Direct Investments
The Fund’s Direct Investments strategy seeks to create a private equity portfolio by directly investing alongside leading GPs in private equity buyouts, growth capital transactions across geographies and industry sectors. Private equity buyouts occur when a mature, often public company is taken private and purchased by a private equity firm; growth capital refers to capital investment in a growing company looking to expand or restructure its operations. The Fund focuses on maximizing the number of investment opportunities and selecting the most attractive deals with qualified GPs from those investment opportunities. AlpInvest often has the flexibility to either enter the deal process to help underwrite a transaction alongside the lead GP or to participate in a broader Direct Investment syndication process. AlpInvest often makes Direct Investments alongside GPs with which it has developed a strong relationship through its Primary and Secondary Investments business. The Fund’s Direct Investments may be made directly into portfolio companies, through special purpose vehicles or through pooled vehicles controlled by the relevant sponsor.
The Adviser takes a
two-tier
approach to the selection and diligence of Direct Investment opportunities, focusing on both the assessment of the lead GP’s ability to effectively execute the GP’s value creation thesis and conducting primary diligence on the investment opportunity. The Adviser will leverage AlpInvest’s in-house
knowledge about the lead GP gained from its relationship with such GP (if any) in order to assess if such GP is well-positioned to implement such GP’s value creation thesis. The Adviser analyzes the strengths of the lead GP across multiple dimensions such as size, geography, industry, deal type and complexity of the value creation thesis. The Adviser also conducts its own extensive due diligence on each Direct Investment opportunity, which includes financial modeling, financials and quality of earnings review, comparable company review, company strategy review, value creation thesis review and reference calls. The Adviser’s own internal due diligence efforts also leverage AlpInvest’s proprietary information on hundreds of Underlying Funds and thousands of underlying portfolio companies.
An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief to make Direct Investments alongside other funds and accounts managed by certain affiliates of the Adviser.
Secondary Investments
The Fund’s Secondary Investments strategy seeks to construct private equity investment portfolios by purchasing interests in Underlying Funds (including the related unfunded commitments) and interests in private equity portfolio companies in an effort to maximize risk-adjusted returns. Sellers of Secondary Investments are typically banks, insurance companies, pension funds, endowments and family offices. The Adviser seeks to execute on many types of Secondary Investment transactions and underlying asset types, including fund recapitalizations; the sale of limited partnership interests; spin-outs; transactions that combine elements of the Fund’s Primary Investments and Secondary Investments strategies;
GP-led
secondary transactions; portfolio restructurings, including securitizations and joint ventures; secondary direct transactions; buyout, and venture capital.
The Fund’s Secondary Investments strategy is focused on building high-quality portfolios with clear value creation and liquidity potential in an effort to achieve attractive cash-on-cash
returns with a reduced risk profile. The Adviser targets Underlying Funds that have invested in portfolio companies that have clear value creation opportunities and clearly identifiable exit potentials, with a preference for assets with near-term exit opportunities. The Adviser generally seeks to build a Secondary Investments portfolio with exposures across different GPs, vintage years, companies, geographies and industries; however, because Secondary Investment transactions are often opportunistic, the Fund’s portfolio may initially be more focused than desired. An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief to make Secondary Investments alongside other funds and accounts managed by certain affiliates of the Adviser.

Primary Investments
The Fund’s Primary Investments strategy seeks to construct private equity portfolios through the subscription of interests in Underlying Funds. The Fund seeks to make Primary Investments on a global basis across a broad range of investment strategies. Additionally, the Fund can target any combination of geographic exposure (e.g., North America, Europe, Asia-Pacific region, emerging markets and frontier markets) and strategy segment exposure (e.g., large buyout, middle-market buyout, growth capital, venture capital and distressed debt for control).
The Adviser follows a deliberate portfolio construction process:
top-down
segment analysis and
bottom-up
GP selection. While the Fund typically seeks to invest in line with the medium-term outlook on market size and opportunity by segment in order to remain broadly market-neutral, certain adjustments may be made over time in order to take advantage of opportunities for greater long-term performance. This top-down
analysis is supplemented by a
bottom-up
analysis whereby the Adviser seeks to identify high-quality GPs. An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief to make Primary Investments alongside other funds and accounts managed by certain affiliates of the Adviser.
Commitment Strategy; Liquidity Management
Private equity investing is complicated by the fact that commitments to Underlying Funds are generally not immediately invested. Instead, capital commitments are drawn down and invested over time, as underlying investments are identified by the relevant Underlying Fund manager—a process that may take a period of several years. As a result, without an appropriate commitment strategy, a significant investment position could be difficult to achieve. “Commitment strategy” refers to the Adviser’s strategy for managing this process of committing capital to underlying investments. The Adviser intends to manage the Fund’s commitment strategy with a view towards balancing liquidity while maintaining a high level of investment so as to minimize “cash drag.” The Adviser will seek to address this challenge using a commitment strategy designed to provide an appropriate investment level. Furthermore, the Fund expects to commit to invest in private markets investments—both primaries and secondaries—in an aggregate amount that exceeds the Fund’s then-current assets (i.e., it expects to “over-commit”) to provide an appropriate investment level.
The commitment strategy will aim to sustain a high level of investment where possible by making commitments based on anticipated future distributions from investments. The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, borrowing through a credit facility, the tender of Shares by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser will utilize a model that incorporates historical data, actual portfolio observations, insights from the relevant Underlying Fund managers and forecasts by the Adviser. The commitment strategy—and, specifically, the “over-commitment” strategy—carries a degree of risk. See “Types of Investments and Related Risk Factors—Over-Commitment Risk.”
The Fund is expected to hold more liquid assets to the extent required for purposes of liquidity management. In order to generate returns while providing the necessary liquidity to support the Fund’s private markets investment strategies and potential tender of Shares, the Fund will invest a portion of the Fund’s assets in securities and vehicles, including broadly syndicated term loans and other fixed income investments, that are intended to provide an investment return while offering better liquidity than private markets investments. The
Sub-Adviser
actively manages the portion of the Fund’s assets allocated to liquid fixed-income investments, such as broadly syndicated term loans.
The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Underlying Funds in advance of the Fund’s receipt of redemption proceeds from another Underlying Fund).
The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this asset coverage requirement is breached. The Fund’s borrowings will at all times be subject to this asset coverage requirement.
As of the date of this Prospectus, the Fund has a Credit Facility with Barclays Bank PLC. The Credit Facility currently permits borrowings up to $30 million. The purpose of the Credit Facility is to provide working capital to the Fund to manage its liquidity needs, including acting as warehouse financing for the Fund’s acquisition of Private Markets Investments. The Credit Facility has an interest rate equal to the SOFR plus a 2.75% applicable margin, plus a 0.10% term SOFR credit spread adjustment, per annum and a commitment fee of 1.00% per annum on the average daily unused balance. The Lender must provide notice to the Fund prior to terminating the Credit Facility. In the future, the Credit Facility may be replaced or refinanced by one or more credit facilities having substantially different terms or by the use of other forms of leverage.

Underlying Funds and individual portfolio companies may also utilize leverage in their investment activities. Borrowings by Underlying Funds and their portfolio companies are not subject to the Fund’s previously described asset coverage requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Underlying Funds and portfolio companies. This leverage will increase the volatility of the value of the Fund’s investments and, as a result, the Shares, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during 2020.
The Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund from achieving its investment objective.
The Investment Process
AlpInvest’s experience, scale and thorough investment approach helps its Direct Investments team, Secondary and Portfolio Finance Investments team (the “Secondary Investments team”) and Primary Investments team (collectively, the “Team”), creating strong competitive advantages on all key success factors:

•	Sourcing Advantages:
AlpInvest believes that its scale allows it to develop closer relationships with GPs through participation on advisory boards and working closely with deal professionals, and that AlpInvest is considered a “reference LP” by many GPs globally, facilitating preferential access to investment opportunities. By leveraging the scale of the integrated AlpInvest platform and its global network, the Team benefits across strategies and it is expected that the Fund will co-invest
alongside other AlpInvest funds and accounts in deals generated by the Team.

•	Information Advantages:
Involvement through Direct Investments, Secondary Investments and Primary Investments can deepen and broaden the Adviser’s relationship with GPs, resulting from frequent interaction on many different levels and in relation to many types of transactions. Through its global integrated platform, AlpInvest has significant access to private equity GPs, which the Adviser believes results in better portfolio company information and deep insights into the GPs and their funds.

•	Selection Advantages:
The Adviser’s access to the deep insights of the AlpInvest platform can result in information advantages that it believes allow it to better assess the risk/reward profiles of many of the investment opportunities it considers, resulting in more informed investment decision making. For example, AlpInvest’s knowledge about GPs through its Primary Investment activities provides valuable information about manager risk for Secondary Investments. Furthermore, leveraging proprietary databases and networking opportunities provides the Team with critical diligence insights and the Adviser believes this has allowed the Team to consistently select the best deals from the available invitation pool.

•	Portfolio Management Advantages:
The Adviser believes that the nature of the relationship the Adviser develops with its GPs allows it to effectively monitor investments and play a proactive role through advisory board positions. AlpInvest is represented on advisory boards in more than 80% of the funds to which AlpInvest has committed. This allows the Secondary Investments team and the Direct Investments team to access better insights on
GP-and
fund-related issues and to proactively engage with GPs when necessary.
Direct Investments
The Adviser will make investments across geographies, industries, deal types
(co-sponsor
and syndicated) and buyout market segments (large buyout and middle market). The key objective of the Fund in respect of its Direct Investments strategy is to build a portfolio that generates strong net returns to investors driven by the Adviser’s focus to (i) maximize deal flow from top-tier
GPs at attractive terms (no fees/no carried interest) and (ii) select the most attractive opportunities out of this high-quality, low-cost
opportunity set. In order to achieve these objectives, the Adviser’s Direct Investments strategy is grounded upon three main pillars:

•	Proactive deal origination partnering with top-tier GPs:
The deal origination strategy is based on (i) leveraging AlpInvest’s strong market reputation and (ii) proactive sourcing efforts. The Adviser believes that AlpInvest’s reputation as a trusted deal partner drives significant global deal flow from top-tier
GPs. This reputation of trust is based on AlpInvest’s long-term presence in the Direct Investments market and a proven ability to execute in various deal settings. AlpInvest follows buyout market activity and proactively reaches out to GPs to discuss opportunities, rather than relying exclusively on inbound deal opportunities. This provides the Team with access to Direct Investment opportunities from top-tier
GPs within their segments. AlpInvest’s deal origination approach is built upon various touch-points with GP relationships at multiple levels. The clear majority of the deal flow is coming from co-sponsor
opportunities allowing for deep due diligence and preferred allocations.

•	Selective investment approach focused on clear deal attributes:
The Adviser’s investment strategy is based on a selective investment approach to pick what the Adviser believes to be the most attractive opportunities from the opportunity set. This analysis highlights four clear deal attributes that have been prevalent in successful investments: (i) compelling deal setting; (ii) leading and sustainable business; (iii) investment strategy with multiple levers; and (iv) prudent valuation and capital structure. The Adviser’s investment process and due diligence efforts subject each and every opportunity to a thorough analysis appropriate to such investment opportunity of each of these critical factors.

•	Top-down and bottom-up due diligence effort to select the best deals:
The Adviser firmly believes in a deep due diligence effort on each qualified opportunity to comprehensively analyze the risk/return profile of each transaction. The deal team fully reflects on the deal merits and risks in light of the Adviser’s key deal attributes as discussed above. The Adviser applies a variety of internally developed concepts, tools and analyses in its due diligence effort that assist the Adviser in identifying, reviewing and analyzing key transaction diligence items, including, among others, reviewing all third-party diligence reports, independently assessing the GP’s value creation thesis, assessing GP qualification, analyzing risk/return profile and evaluating capital market dynamics (valuation, capital structure, returns). Furthermore, the Direct Investment process leverages the Adviser’s information advantage by using insights from the AlpInvest platform. The Adviser has a rigorous and structured due diligence process which includes multiple interactions with the GP, advisors, management and relevant references from AlpInvest’s network. The Adviser applies a variety of internally developed concepts, tools and analyses in its due diligence effort.
The Adviser employs a flexible approach that allows the deployment of capital to those segments of the buyout market that offer the most attractive risk-adjusted returns at any given time. Capital will be deployed both in the middle market and the large buyout space alongside highly qualified GPs. The strategy is pursued on a global basis investing across North America, Europe and non-traditional
markets. The Adviser will have the flexibility to operate as co-sponsor
to the GP
coming-in
early in a process or to participate in a Direct Investment syndication.
Secondary Investments
The Fund is expected to pursue its Secondary Investments strategy through both acquisitions of portfolios, consisting primarily of single- or multiple-limited partner (“LP”) commitments in underlying funds acquired from existing investors (“LP Interest Purchases”), as well as investments involving partnering with a GP across a range of transaction settings and structures
(“GP-Centered
Investments”), with the objective of gaining exposure to one or more existing investments, often structured as spin-outs, fund recapitalizations, stapled secondaries and direct asset purchases. This strategy may from time to time include various types of strategic portfolio financing investments that involve the structured injection of capital into existing funds, portfolios of direct assets, general partner-owned management companies or portfolios of LP interests.
The Secondary Investments strategy seeks to achieve attractive cash-on-cash
returns through buying quality assets that can create value and are managed by high-quality GPs. The Adviser employs a flexible and opportunistic approach that allows the deployment of capital to those segments of the secondaries market that they believe offer the most attractive risk-adjusted returns at any given time in the economic cycle. The Adviser generally seeks to build a Secondary Investments portfolio with exposures across different GPs, vintage years, companies, geographies and industries, and pursues investment opportunities across the full spectrum of the private equity market, including buyout funds (large, middle-market, lower middle-market, and growth), distressed funds and direct private markets investments. The Adviser believes that the ability to pursue different investment types during different parts of the economic cycle can optimize portfolio construction and the risk-adjusted return of the Fund.
The Secondary Investments strategy is focused on the following core pillars:

•	GP Focused:
The Adviser focuses on acquiring interests and assets managed by GPs with proven track records of value creation for its investors. These interests and assets tend to be managed by AlpInvest relationship GPs, with whom AlpInvest is invested with in its Primary Investments strategy or are emerging managers that AlpInvest has followed for a period of time and the Adviser deems to have strong potential. The Adviser believes that this creates a distinct advantage in both the sourcing and due diligence process and may result in more consistency of returns through economic cycles.

•	Target Quality Assets with Clear Value Creation Potential:
The Adviser focuses on high-quality portfolio companies that have clear value creation opportunities and identifiable exit potential. The Adviser aims to acquire businesses with stable or recurring revenue profiles, strong cash flow conversion, sustainable EBITDA margins and are not overly correlated to macro-economic cycles. The Adviser believes these types of assets will generate stronger long-term returns with reduced downside risk. Given these target characteristics, there is a strong focus on buyout and growth assets. The ability to identify these types of assets and to underwrite the value creation means, in our view, that the Adviser is not dependent on discounts at original purchase to generate attractive returns.

•	Asset Timing and Strong Alignment:
In LP Interest Purchases, the Adviser focuses on acquiring interests in Underlying Funds that have been investing for three to six years as it believes that this creates the optimal balance between near term liquidity of performing assets and long-term value creation potential of younger investments. The Adviser’s view is that Underlying Funds in this part of their life cycle provide a more attractive cash flow and risk-return profile than assets held in older funds and tend to have quality assets remaining in the portfolio. In addition, the Adviser believes that acquiring such Underlying Funds closer to original cost maximizes alignment with the underlying GPs. In
GP-Centered
Investments, the Adviser generally only pursues an investment where it is able to structure strong alignment with the GPs of the underlying assets.
Primary Investments
The Adviser’s Primary Investments strategy seeks to construct portfolios through the subscription of interests in Underlying Funds sponsored by leading private equity GPs. The Adviser is able to develop tailored portfolios that can target any combination of (i) geographic exposure, (ii) industry sector exposure and (iii) strategy segment exposure. The Adviser aims to secure meaningful access to top-tier
GPs in each segment. The integrated AlpInvest platform and its global network enable the Adviser’s systematic and proactive sourcing effort to identify and review a wide universe of GPs globally across all private equity segments (e.g., mid-market,
large buyout, etc.) and position itself to identify and access what it believes are top GPs in each vintage year.
Once identified, the Adviser works to develop strong relationships with GPs, thereby often leveraging its capabilities in other business lines. These relationships are built across the AlpInvest platform over many years and, along with its reputation as a long-term reference investor, allow the Adviser to not only create access to the investment opportunity, but also to help achieve its targeted allocation despite such investment opportunity often being access constrained (access constrained funds are defined as funds that have reached their hard cap and where LP commitments are declined or scaled down). The Primary Investments strategy utilizes the following process:

•	Sourcing:
The Adviser has developed a systematic approach to sourcing, in which it strives for full visibility of the GP universe and seeks to leverage its position as a stable, long-term oriented investor.
Based on these attributes, which are anchored in its global integrated platform, the Adviser believes that it has wide coverage and in-depth
access to new opportunities in the Adviser’s investment universe. Key attributes of this process include, among other things: (i) effective sourcing through comprehensive
3-year
rolling planning, which includes continuous outreach to identify new GPs, tracking of non-relationship
GPs and proactively building GP relationships; (ii) maintaining proprietary databases of GPs by segment and geography, tracking the full set of opportunities; and (iii) building relationships with other LPs to develop market intelligence.

•	Selection:
AlpInvest evaluates hundreds of Underlying Fund investment opportunities on a global basis per year both through its proactive sourcing efforts as well as through unsolicited deal flow. Using its access to the AlpInvest platform, the Adviser employs a step-by-step
process to evaluate investment opportunities. Based on the initial screening, a decision is made on whether to proceed with further due diligence, take an introductory meeting or decline the opportunity based on the materials provided.

•	Due Diligence:
The due diligence process for Underlying Funds begins with the assignment of a dedicated deal team to review a potential opportunity and decide whether to move forward with full due diligence. The typical deal team consists of
2-3
investment professionals and includes a Managing Director plus a Principal or Vice President and an Associate or Analyst. The deal team first analyzes all of the due diligence information and data received on the investment opportunity and then completes a comprehensive, on-site
due diligence session (or multiple sessions) with the GP. As part of due diligence, AlpInvest has developed, and the Adviser can benefit from, proprietary operational, compliance and legal questionnaires. Subsequent to the due diligence session, the deal team completes reference calls with portfolio company management teams, existing LPs, former employees of the GP as well as intermediaries in the GP’s market in order to underpin the conclusions from the due diligence session. Finally, the deal team works with internal and external legal counsel to conduct a review and analysis of the proposed terms for the Underlying Fund.

•	Closing Process:
Prior to closing on an Underlying Fund investment, the deal team works with legal counsel (both internal and external) to review the legal documentation (i.e., the limited partnership agreement and subscription agreement) and benchmark it against the Adviser’s preferred terms. Where appropriate, the Adviser will seek to negotiate with the GP to obtain more favorable terms, and it may also enter into a side letter arrangement to confirm certain rights and undertakings not reflected in the Underlying Fund’s legal documents.

Subsidiaries
The Fund may pursue its investment program directly or indirectly through one or more Subsidiaries. Any Subsidiary will not be a registered investment company under the 1940 Act and will not be required to comply with the requirements of the 1940 Act applicable to registered investment companies. However, the Fund will comply with the provisions of Section 8 of the 1940 Act governing investment policies on an aggregate basis with any Subsidiary and with provisions of Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with such Subsidiary. In addition, the Fund will apply the provisions relating to affiliated transactions and custody set forth in Section 17 of the 1940 Act and/or the rules thereunder to any Subsidiary. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.
The Fund intends to execute its strategy by investing through the Predecessor Fund and AlpInvest CAPM Holdings, LLC, a Delaware limited liability company.
TYPES OF INVESTMENTS AND RELATED RISKS
Investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and operations could be materially adversely affected. In such case, the net asset value of the Shares could decline, and investors may lose all or part of their investment.
The principal risks of investing in the Fund (in alphabetical order after the first twelve risks) are:
Investment Risk.
All investments risk the loss of capital. The value of the Fund’s total net assets should be expected to fluctuate. To the extent that the Fund’s portfolio has a higher investment exposure to the securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased.
An investment in the Fund involves a high degree of risk, including the risk that the investor’s entire investment may be lost. No assurance can be given that the Fund’s investment objective will be achieved. The Fund’s performance depends upon the Adviser’s selection of investments, the allocation of offering proceeds thereto and the performance of the investments. As described in more detail below, the Fund’s (and the Underlying Funds’) investment activities involve the risks associated with private equity and other private investments generally. These include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, labor strikes, war, geopolitical tensions, terrorism, cyberterrorism, major or prolonged power outages or network interruptions, earthquakes, hurricanes, floods, fires, epidemics or pandemics and other factors that are beyond the control of the Fund or the Underlying Funds. Although the Adviser will attempt to moderate these risks, no assurance can be given that (i) the Fund’s investment programs, investment strategies and investment decisions will be successful; (ii) the Fund will achieve its return expectations; (iii) the Fund will achieve any return of capital invested; (iv) the Fund’s investment activities will be successful; or (v) investors will not suffer losses from an investment in the Fund.
Competition for Investments; Availability of Investments.
The activity of identifying, completing and realizing upon attractive investments is highly competitive and involves a high degree of uncertainty. The Fund will be competing for investments with other private equity investors having similar investment objectives. In recent years, an increasing number of private equity funds have been formed (and many such existing funds have grown substantially in size), and additional funds with similar investment objectives may be formed in the future. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made. Some of these competitors may have more relevant experience, greater financial resources, a greater willingness to take on risk and more personnel than the Adviser, the Fund and their affiliates. Further, the availability of investment opportunities is often limited by market conditions as well as the prevailing regulatory or political climate.
There can be no assurance that the Fund will be able to identify, structure, complete and realize upon investments that satisfy its investment objective, or that it will be able to invest fully its offering proceeds. Further, most sponsors of investments prioritize offering co-investment
opportunities to their network of existing investors. As a result, if the Adviser’s Primary Investments strategy were to contract such that its commitments to primary investment funds were reduced in scope or in value, the Fund’s access to appropriate co-investment
op
p
ortunities may decrease and the Fund may not be able to execute investments that satisfy the Fund’s investment objective.
No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Shares. Additionally, the Adviser may sell certain of the Fund’s investments at different times than similar investments are sold by other investment vehicles advised by the Adviser, particularly if the Fund engages in significant repurchases of its Shares or if the Fund is forced to repay any borrowings at an inopportune time, which could negatively impact the performance of the Fund.
Primary Investments Risks.
The Fund’s interest in Primary Investments will consist primarily of capital commitments to, and investments in, private investment funds managed by sponsors unaffiliated with the Fund or the Adviser. Identifying, selecting and investing in Primary Investments involves a high level of risk and uncertainty. The underlying investments made by Primary Investments may involve highly speculative investment techniques, including extremely high leverage, highly concentrated portfolios, workouts and startups, control positions and illiquid investments. The Primary Investments generally will not have commenced operations and, accordingly, will have no operating history upon which the Fund may evaluate their likely performance. Historical performance of the managers of Primary Investments is not a guarantee or prediction of their future performance. Many
non-U.S.
investment advisers are not registered as investment advisers with the SEC, making it more difficult for the Adviser to scrutinize such investment advisers’ credentials. The Fund will not have the opportunity to evaluate the relevant economic, financial and other information that will be used by the Primary Investments in their selection, structuring, monitoring and disposition of assets. In addition, the Fund generally will not have the right to participate in the day-to-day
management, control or operations of Primary Investments, nor will they generally have the right to remove the sponsors of Primary Investments.
Secondary Investments Risks.
The Fund may acquire Secondary Investments from existing investors in such Secondary Investments, but also in certain cases from the issuers of such interests or other third parties. In many cases, the economic, financial and other information available to and utilized by the Adviser in selecting and structuring Secondary Investments may have been prepared by the sponsor of the Secondary Investment, may be incomplete or unreliable, and/or may not be verifiable by the Adviser. The Fund will also not have the opportunity to negotiate the terms of the Secondary Investments, including any special rights or privileges. Valuation of Secondary Investments may be difficult since there will generally be no established market for such interests. Moreover, the purchase price of Secondary Investments will be subject to negotiation with the sellers of such interests and may, in certain cases, include the Fund’s assumption of certain contingent liabilities. The overall performance of the Fund may depend in part on the accuracy of the information available to the Adviser, the acquisition price paid by the Fund for the Secondary Investments and the structure of such acquisitions and the Fund’s ultimate exposure to any assumed liabilities.
The Fund may have the opportunity to acquire a portfolio of Secondary Investments from a seller on an “all or nothing” basis. Certain of the Secondary Investments in the portfolio may be less attractive than others, and certain of the sponsors of such Secondary Investments may be more familiar to the Fund than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive.
The purchase of a Secondary Investment may be structured in the form of a swap or other derivative transaction. Such arrangements may involve the Fund taking on greater risk with an expected greater return or reducing their risk with corresponding reduction in the rate of return. Such arrangements also subject the Fund to the risk that the counterparty will not meet its obligations. If structured as such, the tax consequences of an investment in the Fund may be different than otherwise described herein, including, for example, the amount, timing and character of distributions by the Fund.
When the Fund acquires an interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the investment and, subsequently, that investment recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such investment. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the investment, there can be no assurance that the Fund would have such right or prevail in any such claim.
The Fund may acquire Secondary Investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

Underlying Fund Strategy Risks.
Within the private equity and private credit investment spheres, there are a number of significant risks, any one of which could cause the Fund to lose all or part of the value of its investment. Such risks include, but are not limited to, those set forth below. Investors in Underlying Funds generally do not have an opportunity to evaluate for themselves the relevant economic, financial, and other information regarding the investments to be made by an Underlying Fund and, accordingly, will be dependent upon the judgment and ability of the investment manager of the Underlying Fund and the Adviser. No assurance can be given that the Fund will be successful in obtaining suitable investments.

•
Buyout Strategies.
The Fund may invest in Underlying Funds, or invest alongside private equity sponsors (“GPs”), that pursue a buyout strategy and that often invest in leveraged buyouts. Leveraged buyouts by their nature require companies to undertake a high ratio of leverage to available income. Leveraged investments are inherently more sensitive to declines in revenues and cash flows and to increases in interest rates and expenses than non-leveraged
transactions. Increases in interest rates could also make it more difficult for private equity funds to access and consummate acquisitions because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher relative price due to a lower overall cost of capital or because the minimum targeted return on investment of such private equity fund is unachievable on such acquisition given the cost of the leverage that would be required. Limitations on the availability of certain types of capital in the credit markets may also have a similarly adverse effect on the ability of such Underlying Funds and GPs and the Fund to invest in leveraged buyouts, or to invest in such buyouts on attractive terms. The exercise of control over a company, which often results from a leveraged buyout, imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of related liability. If such liabilities were to arise, such Underlying Fund and the Fund would likely suffer a loss, which may be complete, on its investment.

•
Venture Capital and Growth Equity Strategies.
The Fund may invest in Underlying Funds, or invest alongside GPs, that pursue venture capital and growth equity investments that involve a high degree of business and financial risk that can result in substantial losses. Their portfolio companies may have shorter operating histories on which to judge future performance and, if operating, may have negative cash flow. In the case of start-up
enterprises, these portfolio companies may not have significant or any operating revenues. Such portfolio companies also may have a lower capitalization and fewer resources (including cash) and be more vulnerable to failure, which could result in the loss of the entire investment. The directors and officers of such companies may lack any meaningful managerial experience, particularly of cash-flow management and budgeting. Additionally, such portfolio companies may face strong competition or need substantial additional capital to support or to achieve a competitive position. The availability of capital is often generally a function of capital market conditions that are beyond the Adviser’s or the Fund’s control or the control of the Underlying Funds, GPs or portfolio companies. There can be no assurance that any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

•
Special Situation, Recapitalization and Distressed Debt Strategies.
The Fund may invest in certain Underlying Funds that invest in, or may invest alongside certain GPs in, securities of financially troubled companies or companies involved in work-outs, liquidations, reorganizations, recapitalizations, bankruptcies and similar transactions and securities of highly leveraged companies. While these investments may offer the potential for high returns, they also bring with them correspondingly greater risks when compared to other investments. Such investments involve companies that are experiencing or are expected to experience financial difficulties, which may never be overcome. Such investments could, in certain circumstances, subject the Fund or the Underlying Funds to certain additional potential liabilities. For example, under certain circumstances, a payment by such a company could be required to be returned if such payment is later determined to have been a fraudulent conveyance or a preferential payment. In addition, such strategies may cause different Underlying Funds and GPs to be in conflict, such as when they hold positions of different levels of a distressed issuer’s capital structure.

•
Energy Strategies.
In addition to the leverage risks described above under “Buyout Strategies,” Underlying Funds that make private energy investments are subject to additional risks that are particularly relevant to this asset sub-class
of private equity. The performance of these investments will be substantially dependent upon prevailing prices of oil, electricity, natural gas and potentially other commodities (e.g., corn and sugar), which have been (and are likely to continue to be) volatile and subject to wide fluctuations and may adversely impact returns. The energy industry is subject to both
non-U.S.
and U.S. federal, state and local laws and regulations, including environmental rules and regulations.

•
Preferred Equity Investment Strategies.
Preferred securities are subordinated to bonds and other debt securities in a portfolio company’s capital structure in terms of priority for corporate income and liquidation payments and, therefore, will be subject to greater credit risk than those debt securities. The preferred equity investments in which the Fund or the Underlying Funds will invest, by the nature of the capital structure of such investments, will involve a high degree of financial risk. These securities will be unsecured. In addition, while the GP will endeavor to structure the preferred equity investments in a manner most favorable to the Underlying Fund, these securities may not be protected by all the financial and other covenants and limitations that would be typical for secured loans. These investments often reflect a greater possibility that adverse changes in the financial condition of the counterparty and underlying assets or general economic conditions or both may impair the ability of the counterparty to make distributions. Preferred equity investments are often issued in connection with leveraged acquisitions, recapitalizations or restructurings, each of which entails potential risks. There is no requirement that investments of the Underlying Funds will be preferred equity investments nor that the Underlying Fund only hold preferred equity. It is expected that the Fund will hold common equity through its investments in some Underlying Funds and may hold whole portfolios as part of the investment strategy.

The foregoing risks are also applicable to the
D
irect Investments strategy alongside Underlying Funds in specific portfolio companies.
Portfolio Company Risk.
The portfolio companies in which the Fund invests, either directly or indirectly through an Underlying Fund, may involve a high degree of business and financial risk. Portfolio companies may be in early stages of development, may have operating losses or significant variations in operating results and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. Portfolio companies may also include companies that are experiencing or are expected to experience financial difficulties, which may never be overcome. In addition, they may have weak financial conditions and may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive positions. To the extent a portfolio company in which the Fund has invested receives additional funding in subsequent financings and the Fund does not participate in such additional financing rounds, the interests of the Fund in such portfolio company would be diluted. Portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities and a larger number of qualified managerial and technical personnel.
Many of the portfolio companies may be highly leveraged, which may impair their ability to finance their future operations and capital needs and may result in restrictive financial and operating covenants. As a result, such companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. In addition, in the event that such companies do not perform as anticipated or incur unanticipated liabilities, high leverage will magnify the adverse effect on the value of the companies’ equity and could result in substantial diminution in, or the total loss of, equity investments in such companies.
Portfolio companies may not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of public companies in the United States. Accordingly, information supplied to the Fund may be incomplete, inaccurate and/or significantly delayed. The Fund may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the net asset value of the Fund.
“Cash Drag” Risk.
The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The Fund will generally not contribute the full amount of its commitment to an Underlying Fund at the time of its admission to the Underlying Fund. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Underlying Funds. In addition, Underlying Funds may not call all the capital committed to them. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.
“Over-Commitment” Risk.
As described above in “—Investment Opportunities and Strategies—Commitment Strategy; Liquidity Management,” in order to help ensure that a greater amount of the Fund’s capital is invested, the Fund expects to pursue an “over-commitment” strategy whereby it commits more than its available capital. However, pursuing such a strategy presents risks to the Fund, including the risk that the Fund is unable to fund capital contributions when due, pay for repurchases of Shares tendered by Shareholders or meet expenses generally. If the Fund defaults on its commitment to an Underlying Fund or fails to satisfy capital calls to an Underlying Fund in a timely manner then, generally, it will be subject to significant penalties, possibly including the complete forfeiture of the Fund’s investment in the Underlying Fund. Any failure (or potential failure) by the Fund to make timely capital contributions in respect of its commitments may also (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow through a credit facility or other arrangements (which would impose interest and other costs on the Fund), or (iii) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).
Illiquidity of Fund Investments.
Contractual limitations will typically restrict the Fund’s ability to transfer certain investments without the consent of the applicable managers of those entities. The securities or other financial instruments or obligations of investments and/or portfolio companies may, at any given time, be very thinly traded, have no public market, or be restricted as to their transferability under the laws of the applicable jurisdiction. Illiquidity may also result from market conditions that may be unfavorable for sales of securities of particular issuers or issuers in particular industries. In some cases, an Underlying Fund may also be prohibited by contract from selling securities of portfolio companies or other assets for a period of time or otherwise be restricted from disposing of such securities or other assets. In other cases, the underlying investments of an Underlying Fund may require a substantial amount of time to liquidate. Consequently, there is a significant risk that Underlying Funds and portfolio companies will be unable to realize their respective investment objectives by sale or other disposition of their securities or other assets at attractive prices, or will otherwise be unable to complete any exit strategy. These risks can be further increased by changes in the financial condition or business prospects of the Underlying Funds or portfolio companies, changes in national or international economic conditions, and changes in laws, regulations, fiscal policies or political conditions of countries in which Underlying Funds or portfolio companies
a
re located or in which they conduct their business.
Risk of Loss; Illiquidity of the Shares.
The Fund is intended for long-term investment by Shareholders who can accept the risks associated with making highly speculative, primarily illiquid investments in privately negotiated transactions. The possibility of partial or total loss of investment of the Fund exists, and prospective investors should not invest unless they can readily bear the consequences of such loss. Illiquidity will result from the absence of an established market for Fund investments, as well as from legal or contractual restrictions on the resale of Fund investments by the Fund or on the resale of portfolio companies by Underlying Funds. For example, there may be little or no near-term cash flow distributed by the Underlying Funds. Since the amount and timing of the Fund’s cash distributions to Shareholders are dependent in part upon the cash flow that the Fund receives from the Underlying Funds, the Fund will likely distribute little or no cash in the near term. Even if the Fund’s investments prove successful, they are unlikely to produce a realized return to Shareholders for a period of years.
Furthermore, the transferability of Shares is subject to certain restrictions as described in the “Repurchases and Transfers of Shares” section of this prospectus. Shares will not be listed on an exchange, and no market in them is expected to develop. Investors will not have the right to redeem their Shares. Although the Adviser currently expects that, beginning after the Fund completes its first full year of operations, it will recommend to the Board that the Fund offer to repurchase Shares from Shareholders on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value, no assurances can be given that the Fund will do so. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.
Fixed-Income Securities Risks.
Fixed-income securities in which the Fund may invest are generally subject to the following risks:

•
Interest Rate Risk.
The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. Recently, inflation has increased to its highest level in decades, and the Federal Reserve has been raising the federal funds rate in response. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund but will be reflected in the Fund’s net asset value. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the
Sub-Adviser.
Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Fund to the extent that it invests in floating rate debt securities.

The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. To the extent the Fund holds variable or floating rate instruments, a decrease in market interest rates will adversely affect the income received from such securities, which may adversely affect the net asset value of the Shares. In addition, increases in interest rates will increase the interest paid by the Fund under the Credit Facility, which will decrease Fund returns.

•
Issuer and Spread Risk.
The value of fixed-income securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.

•
Credit Risk.
Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

•
Prepayment or “Call” Risk
. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.

•
Reinvestment Risk.
Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

•
Duration and Maturity Risk.
The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above. The
Sub-Adviser
may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and any other factors that the
Sub-Adviser
deems relevant. There can be no assurance that the
Sub-Adviser’s
assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

LIBOR Transition Risk.
The terms of many investments, financings or other transactions to which the Fund may be a party have been historically tied to the London Interbank Offered Rate (“LIBOR”). LIBOR may also have historically been a significant factor in relation to payment obligations under a derivative investment and may have been used in other ways that affect the Fund’s investment performance. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR is no longer published on a representative basis and the use of LIBOR in most contracts entered into after December 31, 2021 is also restricted. The Financial Conduct Authority (“FCA”), as the regulator of LIBOR, has confirmed it will allow the temporary and limited use of certain ‘synthetic’ LIBOR rates in certain legacy LIBOR contracts, but such ‘synthetic’ rates are considered non-representative
of underlying markets.
For the most part therefore, it is expected that many new financing arrangements and other historically LIBOR-referencing instruments entered into by the Fund will likely reference a risk-free rate (“RFR”) as the applicable interest rate. The RFRs are conceptually and operationally different from LIBOR: for example, overnight rate RFRs may only be determinable on a ‘backward’ looking basis and therefore are only known at the end of an interest period, whereas LIBOR is a ‘forward’ looking rate. Moreover, the liquidity of certain RFRs (such as SOFR for US dollar debt) are not well established in the market, and all RFRs remain novel in comparison to LIBOR, which has only recently been discontinued. There consequently remains some uncertainty as to what the economic, accounting, commercial, tax and legal implications of the use of RFRs will be and how they will perform over significant time periods, particularly as market participants are still becoming accustomed to the use of such benchmarks. As a result, it is still possible that the use of RFRs may have an adverse effect on the Fund and therefore investors. For example, the efficacy of new financing arrangements entered into by the Fund or an issuer may be less than expected or desired, which could reduce the returns available to investors.
Investors should be aware that there may be difficulties with transitioning an existing financing arrangement from LIBOR to the applicable RFR. Such difficulties could adversely impact the Fund and therefore investors. For example, there may be delays or failures in meeting the conditions to amend such a financing arrangement and there may be mismatches if the reference rate cannot be remediated or if a hedge related to such financing arrangement and the financing arrangement itself cannot be transitioned to the same RFR at the same time. The potential impact of wider conceptual and operational differences between LIBOR and RFRs, as described above, would also likely apply to remediation of these contracts in due course. In addition, higher borrowing costs may apply to the Fund’s and/or its issuers’ (as applicable) financing arrangements following the transition to RFRs.
Prospective investors should be aware that the Fund is likely to bear (directly and, through the exposures of its issuers, indirectly) additional costs and expenses in relation to LIBOR discontinuation and the use of RFRs. Given the relative novelty of the use of RFRs in financial markets (as discussed in further detail above), the exact impact of the use of the RFRs remains to be seen.

Adviser’s Incentive Fee Risk.
Any Incentive Fee payable by the Fund that relates to an increase in value of Fund investments may be computed and paid on gain or income that is unrealized. If a Fund investment decreases in value, it is possible that the unrealized gain previously included in the calculation of the Incentive Fee will never become realized. The Adviser is not obligated to reimburse the Fund for any part of the Incentive Fee it received that was based on unrealized gain never realized as a result of a sale or other disposition of a Fund investment at a lower valuation in the future, and such circumstances would result in the Fund paying an Incentive Fee on income or gain the Fund never received. If the Fund has insufficient cash in a given quarter to cover its Incentive Fee obligation, the Fund may sell some of its investments, raise additional debt or equity capital, or reduce new investments to meet its payment obligations.
For U.S. federal income tax purposes, the Fund is required to recognize taxable income (such as deferred interest that is accrued as original issue discount (“OID”)) in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain its qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. As a result, the Fund may have to sell some of its investments at times and/or at prices that the Adviser would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thus become subject to corporate-level income tax.
In addition, the Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement.
Allocation Risk; Limitations of
Co-Investment
Exemptive Relief.
The Adviser and its affiliates have established prior separate accounts, funds and other pooled investment vehicles and intend to establish subsequent funds and other pooled investment vehicles and advise future separate accounts (collectively, the “Related Investment Accounts”). Certain Related Investment Accounts may have investment objectives and/or utilize investment strategies that are similar or comparable to those of the Fund. As a result, certain investments may be appropriate for the Fund and also for other Related Investment Accounts.
Decisions as to the allocation of investment opportunities among the Fund and other Related Investment Accounts present numerous inherent conflicts of interest, particularly where an investment opportunity has limited availability. In order to address these conflicts of interest, the Adviser adopted allocation policies and procedures that were designed to require that all investment allocation decisions made by the investment team are being made fairly and equitably among Related Investment Accounts over time.
Subject to applicable law, the Adviser will allocate opportunities among the Fund and the Related Investment Accounts in its sole discretion. The Adviser will determine such allocations among its Related Investment Accounts in its sole discretion in accordance with their respective guidelines and based on such factors and considerations as it deems appropriate. Subject to the foregoing and the paragraph below, available capacity with respect to each investment opportunity generally will be allocated among the various Related Investment Accounts for which the investment has been approved pro rata.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief so that the Fund may
co-invest
alongside its affiliates in privately negotiated investments. However, the
Co-Investment
Exemptive Relief contains certain conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the Other Managed Funds (as defined below). For example, if an investment opportunity is within an Other Managed Account’s “board established criteria,” that investment opportunity will need to be made available for investment by such Other Managed Account, which could decrease the amount available to the Fund. In these and other situations, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment. Additionally, third parties may not prioritize an allocation to the Fund when faced with a more established pool of capital also competing for allocation. Ultimately, an inability to receive the desired allocation to certain private market investments could represent a risk to the Fund’s ability to achieve the desired investment returns.
Anti-Takeover Risk.
The
D
eclaration of Trust and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire it. Such provisions could limit the ability of shareholders to sell their shares by discouraging a third party from seeking to obtain control of the Fund. See “Summary of the Declaration of Trust.”

“Best-Efforts” Offering Risk.
This offering is being made on a best efforts basis, whereby the Distributor is only required to use its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum offering amount is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base.
Cash, Cash Equivalents, Investment Grade Bonds and Money Market Instruments.
The Fund may invest, including for defensive purposes, some or all of its respective assets in high quality fixed-income securities, broadly syndicated term loans, money market instruments, money market mutual funds, and other short-term securities, or hold cash or cash equivalents in such amounts as the Advisers deem appropriate under the circumstances. In addition, the Fund may invest in these instruments pending allocation of its offering proceeds, and the Fund will retain cash or cash equivalents in sufficient amounts to satisfy capital calls. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less and may include U.S. Government securities, commercial paper, certificates of deposit and bankers acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.
These investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose credit risks that result in issuer default.
In addition, the Fund and the Underlying Funds may maintain substantially all of their respective cash and cash equivalents in accounts with major U.S. and multi-national financial institutions, and their respective deposits at certain of these institutions may exceed insured limits, where applicable. Volatility in the banking system may impact the viability of such banking and financial services institutions. In the event of failure of any of the financial institutions where the Fund or an Underlying Fund maintains its respective cash and cash equivalents, there can be no assurance that the Fund or such Underlying Fund would be able to access uninsured funds in a timely manner or at all. Any inability to access, or delay in accessing, these funds could adversely affect the business and financial position of the Fund and the Underlying Fund. See also “—Market Disruption and Geopolitical Risk” below.
Confidential or Material,
Non-Public
Information.
Certain Adviser personnel may acquire confidential or material, non-public
information or be restricted from initiating transactions in certain securities. The Advisers will not be free to act upon any such information. Due to these restrictions, the Advisers may not be able to initiate an investment for the Fund that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold. Conversely, the Fund may not have access to material non-public
information in the Advisers’ possession that might be relevant to an investment decision, and the Advisers may make or sell an investment that, if such information had been known to it, it may not have made or sold. Additionally, Carlyle and AlpInvest have erected an information barrier between AlpInvest and the rest of Carlyle. Due to this information barrier, other than with respect to investment information received in connection with the
Co-Investment
Exemptive Relief, the Adviser will generally not be able to use, act on or otherwise be aware of confidential, commercially sensitive information known by or in the possession of Carlyle, other than for certain regulatory, reporting and similar purposes. In addition, collaboration between the Adviser’s personnel and Carlyle personnel is subject to limitations. From time to time, when otherwise permitted under applicable law and its investment restrictions, the Fund may hold interests in one or more Carlyle funds. Any such investment will be made on arm’s length terms, subject in any case to the information barrier between the firms and the confidentiality restrictions arising from particular fund or vehicle agreements. See also “—Allocation Risk; Limitations of
Co-Investment
Exemptive Relief” above.
Conflicts; Other Funds.
The Adviser and its affiliates will be permitted to market,
or
ganize, sponsor, act as general partner or as the primary source for transactions for other pooled investment vehicles and other accounts, which may be offered on a public or private placement basis, and to engage in other investment and business activities. Some of these funds and accounts will have investment strategies that overlap with the investment strategies of the Fund. Such activities may raise conflicts of interest for which the resolution may not be currently determinable.
Counterparty Risk.
The Fund is exposed to the risk that third parties that may owe the Fund or its portfolio companies money, securities or other assets will not perform their obligations. These parties include trading counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other financial intermediaries. These parties may default on their obligations to the Fund or its portfolio companies, due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to portfolio companies, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery
by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries.
If a counterparty becomes bankrupt, or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. Material exposure to a single or small group of counterparties increases the Fund’s counterparty risk.
Covenant Lite Loan Risk.
Some of the loans or debt obligations in which the Fund may invest are “covenant-lite”, which means the loans or obligations either do not require the borrower to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the borrower to significantly change its operations or to enter into other significant transactions that could affect its ability to repay such loans. The borrower under a covenant-lite loan may have difficulty paying off the loan through a refinancing because of the quality of its credit, and the Fund may have reduced ability to restructure a covenant-lite loan and mitigate potential loss if the borrower becomes distressed. The Fund may also experience difficulty, expenses or delays in enforcing its rights on its holdings of covenant-lite loans or obligations. As a result of these risks, the Fund’s exposure to losses may be increased, which could result in an adverse impact on the Fund.
Derivative Instruments.
Some or all of the Underlying Funds and (subject to applicable law) the Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, counterparty risk, correlation risk, difficulties in valuation, and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Fund or the Underlying Funds could present significant risks, including the risk of losses in excess of the amounts invested.
Rule
18f-4
under the 1940 Act (the “Derivatives Rule”) regulates the Fund’s use of derivatives and certain other transactions that create future payment and/or delivery obligations by the Fund. The Derivatives Rule prescribes specific value-at-risk
limits for certain derivatives users and requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in the Derivatives Rule, it is not subject to the full requirements of the Derivatives Rule. In connection with the adoption of the Derivatives Rule, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, the Derivatives Rule permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements and similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements and similar financing transactions as derivatives transactions for all purposes under the Derivatives Rule. As of June 30, 2023, the Fund was a limited derivatives user under the Derivatives Rule. Compliance with the Derivatives Rule could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund may engage in derivative transactions could also limit or prevent the Fund from using certain instruments.
Additional or other new regulations or guidance issued by the SEC or the U.S. Commodity Futures Trading Commission (“CFTC”) or their staffs could, among other things, restrict the Fund’s ability to engage in leveraging and derivatives transactions, and the Fund may be unable to execute its investment strategy as a result.
Distribution
In-Kind.
The Fund generally expects to distribute to the holder of Shares that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase. However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from an Underlying Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind
to the Shareholders. In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such se
c
urities.
Distribution Payment Risk.
The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year
increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.
In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Shareholders. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Shares. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.
Due Diligence Risk.
The Adviser seeks to conduct reasonable and appropriate analysis and due diligence in connection with investment opportunities. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by the Fund. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. In addition, if the Adviser is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected.
When conducting due diligence and making an assessment regarding an investment opportunity, the Adviser relies on available resources, including information provided by the investment advisers of Underlying Funds and, in some circumstances, third-party investigations. The Adviser’s due diligence process may not reveal all facts that may be relevant in connection with an investment made by the Fund. In some cases, only limited information is available about an Underlying Fund or a portfolio company in which the Adviser is considering an investment. There can be no assurance that the due diligence investigations undertaken by the Adviser will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating a particular investment opportunity, or that the Adviser’s due diligence will result in an investment being successful. In the event of fraud by any Underlying Fund or portfolio company or any of its managers or affiliates, the Fund may suffer a partial or total loss of capital invested in that Fund investment. There can be no assurances that any such losses will be offset by gains (if any) realized on the Fund’s other investments. An additional concern is the possibility of material misrepresentation or omission on the part of the Fund investment or the seller. Such inaccuracy or incompleteness may adversely affect the value of that investment. The Fund will rely upon the accuracy and completeness of representations made by Underlying Funds or portfolio companies and/or their current or former owners in the due diligence process to the extent reasonable when it makes its investments, but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.
Electronic Communications and Cybersecurity Risk.
While the Advisers employ various measures to address cybersecurity-related issues, the Advisers, the Fund and their respective service providers may nevertheless be subject to operational and information security risks resulting from cybersecurity incidents. A cybersecurity incident refers to both intentional and unintentional events that may cause the Advisers, the Fund or their respective service providers to lose or compromise confidential information, suffer data corruption or lose operational capacity. Cybersecurity incidents include stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other operational disruptions. Cybersecurity incidents may adversely impact the Fund and its Shareholders. There is no guarantee that the Advisers, the Fund and/or their respective service providers will be successful in protecting against cybersecurity incidents.
The failure to protect against cybersecurity incidents could cause significant interruptions in the Advisers’ and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors) in the Fund. Such a failure or unauthorized disclosure of data could harm the Advisers’ reputation, subject the Advisers and/or the Fund to legal claims, increased costs, financial losses, data privacy breaches

(including under the European General Data Protection Regulation), regulatory intervention and otherwise affect their business and financial performance. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, the Advisers and/or the Fund may incur substantial costs related to forensic analysis of the origin and scope of a cybersecurity breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, adverse investor reaction or litigation.
While the Fund and the Advisers have established business continuity plans in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund and the sponsors of investments in which the Fund invests. As a result, the Fund or its Shareholders could be negatively impacted.
Emerging Markets.
The Fund may hold investments located in emerging industrialized or less developed countries. Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.
“Frontier” countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the net asset value of the Shares to decline.
ETF Risk.
The risks of investment in an ETF typically reflect the risks of the types of instruments in which the ETF invests. If the Fund invests in ETFs, Shareholders will bear indirectly their proportionate share of the ETF’s fees and expenses, as well as their share of the Fund’s fees and expenses. As a result, an investment by the Fund in an ETF could cause the Fund’s total operating expenses (taking into account indirect expenses such as the fees and expenses of the ETF) to be higher and, in turn, performance to be lower than if it were to invest directly in the instruments underlying the ETF. The trading in an ETF may be halted if the trading in one or more of the ETF’s underlying securities is halted. In addition, ETFs are susceptible to market trading risks, such as the risks of discounts to net asset value, high spreads and trading disruptions.
Eurozone Risk.
The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries include the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (“EU”) or the Eurozone create risks that could materially and adversely affect the Fund Investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro-denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.
Expedited Transactions.
Investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of an investment decision may be limited and the Adviser may not have access to detailed information regarding the investment opportunity, in each case, to an extent that may not otherwise be the case had the Adviser been afforded more time to evaluate the investment opportunity. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment.

Financial Market Fluctuations and Deteriorating Current Market Conditions.
The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, including the advent of significant inflation, recession, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, and national and international political, environmental and socioeconomic circumstances (including Russia’s invasion of Ukraine and other conflicts, geopolitical tensions, terrorist acts or security operations and actual or threatened epidemics or pandemics, such as
COVID-19).
Recently, central banks such as the Federal Reserve Bank have been increasing interest rates in an effort to slow the rate of inflation. There is a risk that increased interest rates may cause the economy to enter a recession. Any such recession would likely negatively impact the Fund’s portfolio.
Instability in the securities markets will also likely increase the risks inherent in the Fund’s investments. There can be no assurance that such economic and market conditions will be favorable in respect of both the investment and disposition activities of the Fund.
Global financial markets in recent years have experienced periods of unprecedented turmoil and continue to experience substantial volatility, disruption, liquidity shortages and to some extent financial instability. Global financial markets have recently experienced considerable declines in the valuations of equity and debt securities and periodic acute contraction in the availability of credit. Volatile financial markets can expose the Fund to greater market and liquidity risk.
The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s investment objective relies in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Advisers will prove correct, and actual events and circumstances may vary significantly.
Prospective investors should note that performance and other numerical information provided by the Adviser, including, without limitation, market data, have not been updated through the date hereof. For example, the Adviser believes that certain market data and information is likely to have recently changed from that included herein, but is not yet available.
Focused Investment Risk.
While the Adviser generally seeks to build a Secondary Investments portfolio with exposures across different GPs, vintage years, companies, geographies and industries, depending on the availability of attractive investment opportunities, the Fund’s portfolio may at times be more focused than the portfolios of funds investing in a broader range of industries and geographies and could experience significant volatility, especially during times when the Fund may have greater exposure to particular metrics that may be exposed to or experiencing unfavorable market conditions. Separately, an Underlying Fund may concentrate its investments in specific geographic regions. This focus may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.
Follow-On
Investment Risk.
The Fund’s and/or an Underlying Fund’s direct and indirect investments in operating companies may require follow-on
investments. The Fund and/or an Underlying Fund may be required to provide follow-on
funding for its portfolio companies or have the opportunity to make additional investments in such portfolio companies. There can be no assurance that the Fund or an Underlying Fund will have sufficient funds to make any such additional investments. Any decision by the Fund or an Underlying Fund not to make follow-on
investments or its inability to make them may have a negative impact on a portfolio company in need of such an investment, which could, in turn, have a negative effect on the Fund’s returns. To the extent the Fund follow-on
investment (which may be due to a number of factors, including not having sufficient uncommitted capital reserves to make the investment or restrictions under the 1940 Act), then the Fund’s interest in the portfolio company may be diluted or subordinated to the new capital being invested (which may include capital from other clients or investment vehicles managed by the Adviser and/or its affiliates).
Hedging.
The Fund and the Underlying Funds and portfolio companies in which the Fund invests may employ hedging techniques designed to reduce the risks of adverse movements, including in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes, including in interest rates, securities prices, or currency exchange rates may result in a poorer overall performance for the Fund than if it or the Underlying Funds and portfolio companies in which the Fund invests had not entered into such hedging transactions.

High Yield Investment Risk.
The broadly syndicated term loans in which the Fund invests are typically rated below investment grade. These investments are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. It is anticipated that these loans generally will be subject to greater risks than investment grade corporate obligations.
Prices of the broadly syndicated term loans may be volatile, and will generally fluctuate due to a variety of factors that are inherently difficult to predict, including but not limited to changes in interest rates, prevailing credit spreads, general economic conditions, financial market conditions, domestic and international economic or political events, developments or trends in any particular industry, and the financial condition of the borrowers. The current uncertainty impacting the global financial markets, including the syndicated loan markets, could adversely affect the value and performance of the Fund’s broadly syndicated term loans. Additionally, loans and interests in loans have significant liquidity and market value risks since they are not generally traded in organized exchange markets but are traded by banks and other institutional investors engaged in loan syndications. Because the loans in which the Fund expects to invest generally are privately syndicated with loan agreements that are privately negotiated and customized, loans are not purchased or sold as easily as publicly traded securities. In addition, historically the trading volume in the loan market has been small relative to the debt securities market.
Leveraged loans and high-yield debt securities have historically experienced greater default rates than has been the case for investment grade securities. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced on the broadly syndicated term loans.
A
non-investment
grade loan or an interest in a
non-investment
grade loan is generally considered speculative in nature, and timely service of debt obligations may be impacted for a variety of reasons. The risk of loss due to default by the issuer is significantly greater for the holders of high-yield loans and other debt securities because such securities may be unsecured and may be subordinated to obligations owed to other creditors of the issuer. In addition, the issuer may incur additional expenses to the extent it (or any investment manager) is required to seek recovery upon a default on a high yield bond (or any other debt obligation) or participate in the restructuring of such obligation.
In addition to default frequency, recovery rate and market price volatility, leveraged loans may experience volatility in the spread that is paid on such leveraged loans. Such spreads will vary based on a variety of factors, including, but not limited to, the level of supply and demand in the leveraged loan market, general economic conditions, levels of relative liquidity for leveraged loans, the actual and perceived level of credit risk in the leveraged loan market, regulatory changes, changes in credit ratings and the methodology used by credit rating agencies in assigning credit ratings, and such other factors that may affect pricing in the leveraged loan market. Since leveraged loans may generally be prepaid at any time without penalty, the borrowers of such leveraged loans would be expected to prepay or refinance such leveraged loans if alternative financing were available at a lower cost. For example, if the credit ratings of a borrower were upgraded, the borrower were recapitalized or if credit spreads were declining for leveraged loans, such borrower would likely seek to refinance at a lower credit spread. In addition, borrowers may have the right under the terms of a loan to re-price
the interest rate of such loan and prepay any holder or lender that does not accept the new rate. The rates at which leveraged loans may prepay or refinance and the level of credit spreads for leveraged loans in the future are subject to numerous factors and are difficult to predict. Declining credit spreads in the leveraged loan market and increasing rates of prepayments and refinancings will likely result in a reduction of portfolio yield and interest collections on the loans, which would have an adverse effect on the returns of the Fund.
Illiquidity and Volatility in the Leveraged Finance Market.
During periods of limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of broadly syndicated term loans at a price and time that the Adviser deems advantageous may be severely impaired, which may impair its ability to dispose of investments in a timely fashion and for a fair price, as well as its ability to take advantage of market opportunities. Furthermore, some loans will have a limited trading market (or none) under any market conditions. To the extent the Fund obtains exposure to these investments through exchange traded funds (“ETFs”) and other pooled vehicles, the Fund will bear its share of the expenses of such funds. Illiquid debt obligations may trade at a discount from comparable, more liquid investments. The impact of low liquidity on the global credit markets may adversely affect the management flexibility of the Adviser in relation to the portfolio and, ultimately, the returns on the Fund’s investments. Because of the Fund’s strategy of investing its cash primarily in broadly syndicated term loans and similar investments (other than, for example, primarily in cash and cash equivalents), the Fund will be exposed to a greater risk of loss even if its private equity and private credit investments perform as intended. This strategy may also increase the risk that the Fund will not have sufficient liquid assets to meet its obligations to Underlying Funds. See also “—Cash, Cash Equivalents, Investment Grade Bonds and Money Market Instruments” above.
Inability to Vote.
To the extent that the Fund owns less than 5% of the voting securities of an Underlying Fund or portfolio company, it may be able to avoid that any such Underlying Fund or portfolio company is deemed an “affiliated person” of the Fund for purposes of the 1940 Act

(which designation could, among other things, potentially impose limits on transactions with the Underlying Funds, both by the Fund and other clients of the Adviser). To limit its voting interest in certain Underlying Funds and portfolio companies, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Underlying Fund or portfolio company. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. These voting waiver arrangements may increase the ability of the Fund and other clients of the Adviser to invest in certain Underlying Funds and portfolio companies. However, to the extent the Fund contractually forgoes the right to vote the securities of an Underlying Fund or portfolio company, the Fund will not be able to vote on matters that require the approval of such Underlying Fund’s or portfolio company’s investors, including matters where the Fund is disadvantaged by its inability to vote.
There are, however, other statutory tests of affiliation (such as on the basis of control) and, therefore, the prohibitions of the 1940 Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of an Underlying Fund. If the Fund is considered to be affiliated with an Underlying Fund, transactions between the Fund and such Underlying Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the 1940 Act notwithstanding that the Fund has entered into a voting waiver arrangement.
Inadequate Network of Broker-Dealer Risk.
The success of the Fund’s continuous public offering, and correspondingly the Fund’s ability to implement its investment objective and strategies, depends upon the ability of the Distributor to establish, operate and maintain a network of selected broker-dealers to sell the Shares. If the Distributor fails to perform, the Fund may not be able to raise adequate proceeds through the Fund’s continuous public offering to implement the Fund’s investment objective and strategies. If the Fund is unsuccessful in implementing its investment objective and strategies, an investor could lose all or a part of his or her investment in the Fund.
Indemnification of Fund Investments, Managers and Others.
The Fund will agree to indemnify certain of its investments and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of funds. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.
Industry or Sector Concentration.
The 1940 Act requires the Fund to state the extent, if any, to which it concentrates investments in a particular industry or group of industries. While the 1940 Act does not define what constitutes “concentration” in an industry, the staff of the SEC takes the position that, in general, investments of more than 25% of a fund’s assets in an industry constitutes concentration. An Underlying Fund may concentrate its investments in specific industry sectors (e.g., energy, utilities, financial services, healthcare, consumer products, industrials and technology), which means each may invest more than 25% of its assets in a specific industry sector. Accordingly, the Fund’s investment portfolio may at times be more focused with respect to managers, geographies, industries and individual companies. This focus may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. The Fund will consider the then-existing concentration of Underlying Funds, to the extent they are known to the Fund, when making investments.
Inflation/Deflation Risk.
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Recently, inflation has increased to its highest level in decades, and the Federal Reserve has been raising the federal funds rate in response. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Fund’s investments may not keep pace with inflation, which may result in losses to shareholders. As inflation increases, the real value of the Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and the value of the Shares. In addition, rising interest rates due to inflation will increase the interest paid by the Fund under the Credit Facility, which will decrease Fund returns.
Investment Controls.
Investment in securities of companies in certain of the countries in which the Fund may invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain sectors of the country’s economy and increase the costs and expenses of the Fund. While regulation of foreign investment has liberalized in recent years throughout much of the world, there can be no assurance that more restrictive regulations will not be adopted in the future. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales by foreign investors and foreign currency. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities held by the Fund, and income on such securities or gains from the disposition of such securities may be subject to withholding taxes imposed by certain countr ie
s where the Fund invests or in other jurisdictions.
Investment Dilution Risk.
The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s Declaration of Trust authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund may sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.
Junior Capital Investments.
The Fund may invest in junior capital loans. Structurally, junior capital loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, junior capital loans rank senior to common and preferred equity in a borrower’s capital structure. Junior capital debt is often used in leveraged buyout and real estate finance transactions. Typically, junior capital loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, junior capital loans generally earn a higher return than senior secured loans. The warrants associated with junior capital loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Junior capital loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Junior capital investments may be issued with or without registration rights. Similar to other high yield securities, maturities of junior capital investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Junior capital investments are usually unsecured and subordinate to other obligations of the issuer.
Legal Risk, Litigation and Regulatory Action.
The Advisers are part of a larger firm with multiple business lines active in several jurisdictions that are governed by a multitude of legal systems and regulatory regimes, some of which are new and evolving. The Fund and the Advisers and their affiliates are subject to a number of unusual risks, including changing laws and regulations, developing interpretations of such laws and regulations, and increased scrutiny by regulators and law enforcement authorities. These risks and their potential consequences are often difficult or impossible to predict, avoid or mitigate in advance, and might make some investments unavailable to the Fund. The effect on the Fund, the Advisers or any affiliate of any such legal risk, litigation or regulatory action could be substantial and adverse. In addition, any litigation may consume substantial amounts of the Advisers’ time and attention, and that time and the devotion of resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.
Leverage; Borrowings.
To the extent the Fund borrows money or otherwise leverages its investments, the favorable and unfavorable effects of price movements in Fund investments will be magnified. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. Leverage is also a risk for Underlying Funds. Certain of the Underlying Funds and the portfolio companies may have significant borrowings and/or other leverage. An investment with substantial leverage may be at risk of increases in interest rates and therefore increases in interest expenses. In the event any investment cannot generate adequate cash flow to meet debt service, the Fund may suffer a partial or total loss of capital invested in the investment. The use of leverage will also magnify the volatility of changes in the value of investments. Any gain in the value of assets in excess of the cost of the amount borrowed to acquire such assets would cause the borrower’s net asset value to increase more than if the assets had been bought without utilizing leverage. Conversely, any decline in the value of its assets to below the cost of the borrowing utilized to fund their purchase would cause the net asset value to decline more than would be the case if debt had not been used to purchase such assets. While the use of leverage may increase a borrower’s returns, it will also increase its exposure to risk. The Fund may from time-to-time
borrow funds or enter into other financing arrangements for various reasons, to pay operating expenses, including, without limitation, the Investment Management Fee and Incentive Fee, to purchase portfolio securities, to fund repurchase of Shares, or for other portfolio management purposes. The Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender may terminate or not renew any credit facility. If the Fund is unable to access additional credit, it may be forced to sell investments at inopportune times, which may further depress returns. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely through preferred stock). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment envi ro
nment.
Market Disruption and Geopolitical Risk.
The Fund is subject to the risk that war, geopolitical tensions, such as a deterioration in the bilateral relationship between the U.S. and China or the conflict between Russia and Ukraine, terrorism, and other geopolitical events may lead to increased short-term market volatility and have adverse long-term effects on world economies and markets generally, as well as adverse effects on issuers of securities and the value of the Fund’s investments. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as the spread of infectious illness or other public health issues, including widespread epidemics or pandemics such as the
COVID-19
outbreak, and systemic market dislocations can be highly disruptive to economies and markets. Those events as well as other changes in world economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to a number of other risks described elsewhere in this section can increase.
Events involving limited liquidity, defaults,
non-performance
or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the Fund’s investments. For example, in response to the rapidly declining financial condition of regional banks Silicon Valley Bank (“SVB”) and Signature Bank (“Signature”), the California Department of Financial Protection and Innovation (the “CDFPI”) and the New York State Department of Financial Services (the “NYSDFS”) closed SVB and Signature on March 10, 2023 and March 12, 2023, respectively, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver for SVB and Signature. Although the U.S. Department of the Treasury, the Federal Reserve and the FDIC have taken measures to stabilize the financial system, uncertainty and liquidity concerns in the broader financial services industry remain. Additionally, should there be additional systemic pressure on the financial system and capital markets, there can be no assurances of the response of any government or regulator, and any response may not be as favorable to industry participants as the measures currently being pursued. In addition, highly publicized issues related to the U.S. and global capital markets in the past have led to significant and widespread investor concerns over the integrity of the capital markets. The current situation related to SVB and Signature could in the future lead to further rules and regulations for public companies, banks, financial institutions and other participants in the U.S. and global capital markets, and complying with the requirements of any such rules or regulations may be burdensome. Even if not adopted, evaluating and responding to any such proposed rules or regulations could results in increased costs and require significant attention from the Advisers.
Investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a portfolio company or a counterparty to the Fund or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a portfolio company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into an industry, including the nationalization of an industry or the assertion of control over one or more portfolio companies or its assets, could result in a loss to the Fund, including if its investment in such portfolio company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.
Certain losses of a catastrophic nature, such as wars, earthquakes, typhoons, hurricanes, terrorist attacks, floods, pandemics, epidemics or other similar events, may be either uninsurable or, insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk
policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property, if decided to be obtained. As a result, all Fund investments may not be insured against terrorism or certain other risks. If a major uninsured loss occurs, the Fund could lose both invested capital in and anticipated profits from the affected investments.
Any of the foregoing market disruption events could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund and its investments.
Minority Investor Risk.
An Underlying Fund’s or the Fund’s minority direct or indirect investments in operating companies will subject the Underlying Fund or the Fund to actions taken by the holders of a majority in interest of such companies that may not be aligned with the Fund’s goals. An Underlying Fund or the Fund may make minority equity investments in portfolio companies where the Underlying Fund or the Fund likely will not be able to control or influence such entities. In such cases, the Underlying Fund or the Fund will be reliant on the existing management and boards of directors of such companies, which may include representatives of other investors with whom the Underlying Fund or the Fund is not affiliated and whose interests may at times conflict with the Fund’s interests. The Underlying Fund and/or the Fund could therefore be adversely affected by actions taken by management or any holders of a majority in interest of the portfolio companies in which they invest.
Multiple Levels of Expense.
Shareholders will pay the fees and expenses of the Fund and will indirectly bear any fees, expenses and carried interest (if any) of the Fund’s investments. In addition, to the extent that the Fund invests in a fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. This will result in greater expense to Shareholders than if such fees, expenses and carried interest (if any) were not charged by the Fund and its investments, as applicable. Furthermore, the determination of whether the sponsor of an Underlying Fund is entitled to carried interest distributions is made on a fund-by-fund
basis and not in the aggregate. Therefore, carried interest in respect of one Underlying Fund is calculated and distributed without regard to the fees or performance (including negative performance) of any other Underlying Fund in which the Fund has an interest. Therefore, it is possible that the Fund, as a limited partner of Underlying Funds, would be required to bear carried interest in respect of one or more Underlying Funds even if the performance of the Fund’s investments in Underlying Funds in the aggregate (and therefore the performance of the Fund) is negative.
Limited Operating History.
The Fund has a limited operating history upon which potential investors can evaluate its likely performance. The historical results of Fund investments managed by the Adviser and its affiliates, or of investments managed by the sponsors of the Underlying Funds, are not guarantees or predictions of the results that the Fund will achieve. Accordingly, investors should draw no conclusions from the performance of Fund investments and should not expect to achieve similar results. The Fund is also subject to all of the business risks and uncertainties associated with any fund with limited operating history, including the risk that it will not achieve its investment objective and that the value of an interest in the Fund could decline substantially.
Non-Controlling
Interest.
The Fund generally will not have the right to participate in the day-to-day
management, control or operations of the Underlying Funds, nor will it have the right to remove the managers thereof. The Fund also will not necessarily have the opportunity to evaluate the relevant economic, financial and other information which the Underlying Funds utilize in selecting, structuring, monitoring and disposing of their portfolio companies. The success of the Fund will be substantially dependent upon the capabilities and performance of the managers of the Underlying Funds and portfolio companies, which may include representatives of other financial investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund.
Furthermore, the investment decisions of the Underlying Funds are made by their respective investment managers independently of each other so that, at any particular time, one Underlying Fund may be purchasing an interest in a portfolio company that at the same time is being sold by another Underlying Fund. Transactions of this sort could result in Underlying Funds directly or indirectly incurring certain transaction costs without accomplishing any net (or accomplishing only a limited) positive investment result. While investing with multiple investment managers may create the appearance of a well-diversified portfolio, the Underlying Funds may cooperate on investments or otherwise own the same assets, and independent decisions of various investment managers may result in an increase, rather than decrease, in the aggregate risk associated with the Fund’s portfolio.
Non-Diversification.
Because the Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, its net asset value may be subject to greater volatility. The Fund may be more susceptible to an adverse event affecting a portfolio investment than a diversified portfolio and a decline in the value of that instrument would cause the Fund’s overall value to decline to a greater degree.

Non-U.S.
and
Non-European
Union Investments; Exchange Rate Risk.
The Fund may invest a portion of its assets in Underlying Funds and portfolio companies organized and/or headquartered outside the U.S. and the EU. Securities issued by companies located outside of the U.S. and the EU, including those held by funds in which the Fund invests, involve certain factors not typically associated with investing in securities issued by companies located in the U.S. and the EU, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar, the euro and the various other
non-U.S.
and
non-euro
currencies in which
non-U.S.
and
non-EU
investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S., EU and
non-U.S.,
and
non-EU
securities markets, including potential price volatility in and relative liquidity of some
non-U.S.
and
non-EU
securities markets; (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements, and less government supervision and regulation; (iv) certain economic and political risks, including potential exchange control regulations and restrictions on
non-U.S.
and
non-EU
investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; and (v) the possible imposition of
non-U.S.
and
non-EU
taxes on income and gains recognized with respect to such securities. Such factors may adversely affect the value of the Fund’s
non-U.S.
and
non-EU
investments and hence the overall value of a Shareholder’s investment in the Fund.
In addition to the risks of investing in Underlying Funds and portfolio companies organized and/or headquartered outside the U.S. and the EU and the risks of investing in emerging markets (see “—Emerging Markets” above), the developing market Asia-Pacific countries are subject to certain additional or specific risks. In many of these markets, there is a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of these markets also may be affected by developments with respect to more established markets in the region such as in Japan and Hong Kong. Brokers in developing market Asia-Pacific countries typically are fewer in number and less well capitalized than brokers in the United States. In addition, many of the developing market Asia-Pacific countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western European countries.
OFAC and FCPA Considerations.
Economic sanction laws in the U.S. and other jurisdictions may prohibit the Advisers and their personnel from transacting with or in certain countries and with certain individuals and companies. The U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) enforces U.S. economic and trade sanctions, which prohibit, among other things, transactions with and the provision of services to certain
non-U.S.
countries, territories, entities and individuals. Certain programs administered by OFAC also flatly prohibit dealing with certain individuals or entities. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at http://www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may significantly restrict the Fund’s investment activities in certain emerging market countries.
In addition, new names may be added to current OFAC lists, or new sanctions imposed by executive order, on short notice, which could result in the Fund selling investments at disadvantageous times.
In addition, the Advisers and their personnel are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Fund may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. In recent years, the U.S. Department of Justice and SEC have devoted greater resources to enforcement of the FCPA. In particular, U.S. regulators recently have been focused on private equity firms and their compliance with the FCPA. While the Advisers have implemented policies and procedures designed to procure compliance with the FCPA, such policies and procedures may not be effective to prevent all possible violations. Any determination that the Advisers violated the FCPA or other applicable anti-corruption or anti-bribery laws could subject the Advisers to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Advisers’ business prospects or financial position, as well as the Fund’s ability to achieve its investment objective or conduct its operations.
Opinions and Forward-Looking Statements May Not Be Correct.
This prospectus and the Fund’s marketing materials may contain many opinions and forward-looking statements about the direction and future performance of the private equity market and private equity secondaries and co-investment
markets, the relative merits of various investment strategies and investment firms, and the capabilities and competitive strength of AlpInvest. These statements include predictions, statements of belief and expectation, and may include the use of qualitative terms such as
“best-of-class,”
“superior” and
“top-tier.”

Investors should understand that such statements represent the current views of the Adviser or other third party sources, that other market participants might have differing views, and that the actual events, including the actual future performance of the private equity market and private equity secondaries and co-investment
markets and the Fund could differ sharply from the opinions and forward-looking statements contained in the Fund’s offering documents. Any such departures could materially affect the performance of the Fund. In addition, the Adviser has not independently verified any of the information provided by third party sources and cannot ensure its accuracy. For all of the reasons set above and others, prospective investors are cautioned not to place undue reliance on opi
n
ions, statements, and performance.
Placement Risk.
It is expected that many investors will invest in the Fund through Financial Intermediaries. When a limited number of Financial Intermediaries represents a large percentage of investors, actions recommended by the Financial Intermediaries may result in significant and undesirable variability in terms of investor subscription or tender activity. Additionally, it is possible that if a matter is put to a vote at a meeting of investors, clients of a single Financial Intermediary may vote as a block, if so recommended by the Financial Intermediary.
Potential Implications of Brexit.
In March 2017, the United Kingdom (“UK”) formally notified the European Council of its intention to withdraw from the European Union (“EU”). This withdrawal of the UK from the EU is commonly known as “Brexit.” Following a transition period, the
EU-UK
Trade and Cooperation Agreement, a bilateral trade and cooperation deal governing the future relationship between the UK and the EU, passed into law in December 2020, was provisionally applied effective January 1, 2021, and formally entered into force on May 1, 2021. The agreement governs the new relationship between the UK and the EU with respect to trading goods and services, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. There is, therefore, still a significant degree of uncertainty about the potential consequences of Brexit. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the UK and EU economies, as well as the broader global economy for some time. It is also possible that various countries within the UK, such as Scotland, could seek to separate from the UK and remain a part of the EU. The consequences of the UK’s or another country’s exit from the EU and/or Eurozone also could threaten the stability of the euro for remaining countries and could negatively affect the financial markets of other countries in the European region and beyond.
For any business model that depends on the free movement of goods or the provision of cross-border services between the UK and the European Economic Area (as currently constituted), a tariff on goods, the inability or restriction to provide cross-border services, changes in fiscal cooperation (withholding tax), restrictions on movements of employees, etc., all would have the potential to materially impair the profitability of the business and require it to adapt or even relocate. Uncertainty about the way in which the many and complex issues will be resolved (whether by agreement or through the absence of any agreement) could adversely affect the Fund and the performance of its investments and the ability to fulfill its investment objective.
Currency volatility resulting from this uncertainty may mean that the returns of the Fund and its investments are adversely affected by market movements, potential decline in the value of the British Pound and/or Euro, and any downgrading of UK sovereign credit rating. This may also make it more difficult, or more expensive, for the Fund to execute prudent currency hedging policies. This mid-to-long
term uncertainty may have an adverse effect on the economy generally and the ability of the Fund to execute its strategy and to receive attractive returns, and may also result in increased costs to the Fund.
In addition, the future application of
EU-based
legislation to the private fund industry in the UK and the EU will ultimately depend on how the UK renegotiates the regulation of the provision of financial services within and to persons in the EU. There can be no assurance that any renegotiated terms or regulations will not have an adverse impact on the Fund and its investments, including the ability of the Fund to achieve its investment objective. Brexit may result in significant market dislocation, heightened counterparty risk, an adverse effect on the management of market risk and, in particular, asset and liability management due in part to redenomination of financial assets and liabilities, an adverse effect on the ability of the Adviser to manage, operate and invest the Fund and increased legal, regulatory or compliance burden for the Adviser, its affiliates and/or the Fund, each of which may have a negative impact on the operations, financial condition, returns or prospects of the Fund.
Areas where the uncertainty created by the UK’s withdrawal from the EU is relevant include, but are not limited to, trade within Europe, foreign direct investment in Europe, the scope and functioning of European regulatory frameworks (including with respect to the regulation of alternative investment fund managers and the distribution and marketing of alternative investment funds), industrial policy pursued within European countries, immigration policy pursued within EU countries, the regulation of the provision of financial services within and to persons in Europe and trade policy within European countries and internationally. The volatility and uncertainty caused by the withdrawal may adversely affect the value of the Fund’s investments and the ability to achieve the investment objective of the Fund.

Private Markets Investments.
Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in a private business (e.g., providing growth capital, recapitalizing a company or financing an acquisition). Private equity funds, often organized as limited partnerships, are the most common vehicles for making private markets investments. Investment in private equity involves the same types of risks associated with an investment in any operating company. However, securities issued by private partnerships tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity to obtain the required financing.
Projections.
The Fund will from time to time rely upon projections, forecasts or estimates developed by the Fund or an Underlying Fund or a portfolio company in which the Fund is invested or is considering making an investment, concerning such Underlying Fund’s or portfolio company’s future performance and cash flow. Projections, forecasts and estimates are forward-looking statements and are based upon certain assumptions. Actual events are difficult to predict and beyond the Fund’s control. Actual events may differ from those assumed. Some important factors that could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates and domestic and foreign business, market, financial or legal conditions, among others. Accordingly, there can be no assurance that estimated returns or projections can be realized or that actual returns or results for the Fund or its investments will not be materially lower than those estimated or targeted therein.
Recourse to Assets of the Fund.
The assets of the Fund, including its investments and any capital held thereunder, may be available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not limited to any particular asset. Accordingly, a Shareholder may find its interest in the Fund’s assets adversely affected by a liability arising out of a single investment, even if such Shareholder did not participate in such investment.
Registration under the U.S. Commodity Exchange Act.
The Adviser is exempt from the obligations of a registered commodity pool operator (“CPO”) with respect to the Fund because the Adviser has claimed the relief provided to fund-of-funds
operators pursuant to CFTC
No-Action
Letter
12-38.
Therefore, the Adviser is not subject to registration or regulation as a pool operator under the Commodity Exchange Act with respect to the Fund. For the Adviser to remain eligible for the relief, the Fund will be limited in its ability to gain exposure to certain financial instruments, including futures and options on futures and certain swaps (“commodity interests”). In the event that the Fund’s direct or indirect exposure to commodity interests does not comply with the requirements of CFTC
No-Action
Letter
12-38,
the Adviser may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to the Fund. The Adviser’s registration with the CFTC as a CPO with respect to the Fund, or any change in the Fund’s operations necessary to maintain the Adviser’s ability to rely upon relief from registration as such, could adversely affect the Fund’s ability to implement its investment program, conduct its operations and/or achieve its objective and subject the Fund to certain additional costs, expenses and administrative burdens, adversely affecting that Fund’s total return. Because the Adviser intends to manage the Fund in such a way as to maintain its ability to rely upon relief from registration with the CFTC, the Fund may be unable to participate in certain investment opportunities.
Regulatory Approvals.
The Fund may invest in Underlying Funds (or portfolio companies), and such Underlying Funds may invest in portfolio companies, in each case, believed to have obtained all material U.S. federal, state, local or
non-U.S.
approvals required as of the date thereof to acquire and operate their facilities. In addition, the Fund may be required to obtain the consent or approval of applicable regulatory authorities in order to acquire or hold certain ownership positions in certain investments. An investment could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such investment. Moreover, additional regulatory approvals, including without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may become applicable in the future due to a change in laws and regulations, a change in the companies’ customers or for other reasons. There can be no assurance that an Underlying Fund or a portfolio company will be able to (i) obtain all required regulatory approvals that it does not currently have or that it may be required to have in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility or sales to or from third parties or could result in additional costs to a portfolio company.

Regulatory changes in a jurisdiction where an Underlying Fund or a portfolio company investment is located may make the continued operation of such investment infeasible or economically disadvantageous and any expenditures made to date by such investment may be wholly or partially written off. The locations of the Fund’s investments may also be subject to government exercise of eminent domain power or similar events. Any of these changes could significantly increase the regulatory-related compliance an
d
other expenses incurred by the Fund’s investments and could significantly reduce or entirely eliminate any potential revenues generated by one or more of such investments, which could materially and adversely affect returns to the Fund.
Reliance on Advisers.
An investor must rely upon the ability of the Adviser to identify and make investments consistent with the Fund’s investment objective and policies. The Fund may be unable to find a sufficient number of attractive opportunities to invest its offering proceeds or meet its investment objective. Further, there can be no assurance that what is perceived by the Adviser as an attractive investment opportunity will not, in fact, result in substantial losses due to one or more of a wide variety of factors.
The success of the Fund’s private markets investments will depend in substantial part on the diligence, skill, expertise and business contacts of, and the information and deal flow generated by, the investment professionals of the Advisers. There can be no assurance that the Advisers’ professionals will continue to be associated with each entity during the life of the Fund. The ability of the Fund to achieve its investment objective depends on the continued service of these individuals, who are not obligated to remain employed with the Adviser, the
Sub-Adviser,
or their affiliates. The market for experienced private markets investment professionals is highly competitive. If the Advisers fail to adequately compensate their investment professionals, in light of such market conditions, one or more of such individuals could cease to work for them. The loss of one or more of the Adviser’s or
Sub-Adviser’s
key individuals could have a material adverse effect on the Fund’s ability to achieve its investment objective. Should one or more of these individuals cease to participate in the management of the Fund, its performance could be adversely affected.
If, due to extraordinary market conditions or other reasons, the Fund and/or other investments managed by the Advisers or their affiliates were to incur substantial losses, the revenues of the Advisers and their affiliates may decline substantially. Such losses may hamper the Advisers’ and their affiliates’ ability to (i) retain employees and (ii) provide the same level of service to the Fund as they have in the past.
The Advisers will have exclusive responsibility for the Fund’s activities and, other than as may be set forth in the Fund’s governing documents or other agreements, Shareholders will lack discretion to make investment decisions or any other decisions concerning the management of the Fund.
Reporting Requirements.
Investors who beneficially own Shares that constitute more than 5% or 10% of a Class of the Shares may be subject to certain requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such investors or to notify investors that such reports are required to be made. Investors who may be subject to such requirements should consult with their legal advisors.
Repurchase Offers Risk.
Repurchase offers are generally funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Shares. Repurchase requests by these Shareholders of these Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of net asset value fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. The net asset value of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the repurchase request deadline, and to the extent there is any delay between the repurchase request deadline and the repurchase pricing date. The net asset value on the repurchase request deadline or the repurchase pricing date may be higher or lower than on the date a Shareholder submits a repurchase request. There can be no assurance that the Fund will conduct repurchase offers in any particular period, and Shareholders may be unable to tender Shares for repurchase for an indefinite pe ri
od of time.
Risk of Misconduct of Adviser Personnel or Third-Party Service Providers.
Misconduct by Adviser personnel or by third-party service providers could cause significant losses to the Fund. Such misconduct could include, among other things, binding the Fund to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful Fund investments (which, in either case, may result in unknown and unmanaged risks or losses), or otherwise charging (or seeking to charge) inappropriate expenses to the Fund or the Advisers. In addition, Adviser personnel and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future activities. Furthermore, because of the Advisers’ diverse businesses and the regulatory regimes under which they operate, misdeeds by an advisory entity (or its personnel) may result in foreclosing the Fund’s ability to conduct its activities in the manner otherwise intended. It is not always possible to deter misconduct by personnel or service providers, and the precautions that the Advisers take to detect and prevent this activity may not be effective in all cases.
Risks Relating to Fund’s Registered Investment Company Status.
As a result of applicable restrictions under the 1940 Act, the Fund may be unable to take advantage of favorable investment opportunities or may incur additional expenses (compared to a fund that is not registered under the 1940 Act) in determining whether an investment is permissible under the 1940 Act and in structuring investments to comply with the 1940 Act and applicable tax rules. This could cause the Fund to underperform funds that pursue similar investment strategies but are not registered under the 1940 Act.
Risks Relating to Fund’s Regulated Investment Company Status.
Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Shareholders, the Fund must, among other things, meet certain source-of-income,
asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Shareholders.
If the Fund were to fail to satisfy the asset diversification or other RIC requirements, absent a cure, it would lose its status as a RIC under the Code. Such loss of RIC status could affect the amount, timing and character of the Fund’s distributions and would cause all of the Fund’s taxable income to be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to investors. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a significant adverse effect on the value of the Shares.
Risks Relating to Investment in and Disposition of Portfolio Companies.
In connection with an investment in a portfolio company, the Fund or an Underlying Fund may assume, or acquire a portfolio company subject to, contingent liabilities. These liabilities may be material and may include liabilities associated with pending litigation, regulatory investigations, environmental actions, or payment of indebtedness among other things. To the extent these liabilities are realized, they may materially adversely affect the value of a portfolio company. In addition, if the Fund or an Underlying Fund has assumed or guaranteed these liabilities, the obligation would be payable from the assets of the Fund or Underlying Fund.
In connection with the disposition of an investment in a portfolio company, the Fund or an Underlying Fund may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of any business. The Fund may also be required to indemnify the purchasers of such investment in such portfolio company to the extent that any such representations or warranties turn out to be inaccurate or misleading. These arrangements may result in liabilities for the Fund directly or indirectly through the Underlying Fund, depending upon recontribution obligations owed to the Underlying Fund.

Risks Related to Russia’s Invasion of Ukraine.
Russia’s invasion of Ukraine in February 2022, the resulting responses by the United States and other countries, and the potential for wider conflict have increased volatility and uncertainty in the financial markets and adversely affected regional and global economies. The United States and other countries have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to its invasion of Ukraine. The United States and other countries have also imposed economic sanctions on Belarus and may impose sanctions on other countries that support Russia’s military invasion. These sanctions, as well as any other economic consequences related to the invasion, such as additional sanctions, boycotts or changes in consumer or purchaser preferences or cyberattacks on governments, companies or individuals, may further decrease the value and liquidity of certain Russian securities and securities of issuers in other countries that are subject to economic sanctions related to the invasion. To the extent that the Fund has exposure to Russian investments or investments in countries affected by the invasion, the Fund’s ability to price, buy, sell, receive or deliver such investments may be impaired. The Fund may determine that certain affected securities have zero value. In addition, any exposure that the Fund may have to counterparties in Russia or in countries affected by the invasion could negatively impact the Fund’s portfolio. The extent and duration of Russia’s military actions and the repercussions of such actions (including any retaliatory actions or countermeasures that may be taken by those subject to sanctions) are impossible to predict, but could continue to result in significant market disruptions, including in the oil and natural gas markets, and may continue to negatively affect global supply chains (including global food supplies), inflation and global growth. These and any related events could significantly impact the Fund’s performance and the value of an investment in the Fund, even beyond any direct exposure the Fund may have to Russian issuers or issuers in other countries directly affected by the invasion.
Sourcing of Investments.
The Fund expects to source a substantial volume of its investment opportunities through various AlpInvest platforms, personnel and other relationships. To the extent these sourcing channels do not present the Fund with a sufficient volume of investment opportunities, or the opportunities presented are not suitable for investment by the Fund, the Fund’s performance may be materially adversely affected.
Termination of the Fund’s Interest in an Underlying Fund.
An Underlying Fund may, among other things, terminate the Fund’s interest in that Underlying Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Underlying Fund or if the continued participation of the Fund in the Underlying Fund would have a material adverse effect on the Underlying Fund or its assets.
Third-Party Influence over Fund Investments.
The Fund may make investments that include Direct Investments originally made with third parties through joint ventures or other entities, including with other private equity funds in so-called
“club deals.” Such investments may involve risks not present in investments where third parties are not involved, including the possibility that a direct investor may at any time have economic or business interests or goals that are inconsistent with those of the Fund, may take a different view than that of the Adviser as to the appropriate strategy for a portfolio company or may be in a position to take action contrary to the Fund’s investment objective. In addition, the Fund may in certain circumstances be liable for actions of such third parties. Further, it is possible that no single direct investor will have a controlling interest in the investment, giving no party the ability to control the transaction and potentially resulting in increased costs, delays or even termination of the proposed investment. In addition, because several Underlying Funds may invest in any particular club deal, the Fund may be more exposed to the risks associated with a portfolio company than it would otherwise prefer.
Time and Attention of Personnel.
Personnel of the Adviser and its affiliates will devote such time to the activities of the Fund as they determine to be necessary to properly conduct the business affairs of the Fund.
However, some personnel will also work on other projects, including the investment activities of other funds and accounts that include reviewing investments brought to the Adviser by investors in other AlpInvest funds and accounts, currently or in the future. Such other activity may be significant and involve a significant amount of such personnel’s time and attention. Conflicts may arise in the allocation of management and personnel resources as among the Fund’s and the Adviser’s various activities. In the event that any of such personnel ceases to be actively involved with the Fund, Shareholders will be relying on the ability of the Adviser to identify and retain other investment professionals to conduct the Fund’s business.
Valuation of Private Markets Investments.
There is no established market for private equity partnership interests or for the privately-held portfolio companies of private equity sponsors, and there may not be any comparable companies for which public market valuations exist. As a result, the valuation of Fund investments will be difficult, may be based on imperfect information and is subject to inherent uncertainties, and the resulting values may differ from values that would have been determined had a ready market existed for such investments, from values placed on such investments by other investors and from prices at which such investments may ultimately be realized. Furthermore, no assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by the Fund, the accuracy of the valuations provided by Fund investments, that the investments will comply with their own internal policies or procedures for keeping records or making valuations, or that an investment’s policies and procedures and systems will not change without notice to the Fund. The uncertainty of valuations could limit the ability of Shareholders to gauge the Fund’s ongoing performance. Additionally, the Adviser m
a
y face a conflict of interest in valuing the Fund’s investments, as the net asset value of the Fund will affect the Adviser’s compensation.
Valuation Risk.
The value of the Fund’s investments will be difficult to ascertain, and the valuations determined in respect of investments in the Underlying Funds and other private markets investments, including Direct Investments, will likely vary from the amounts the Fund would receive upon withdrawal from or disposition of its investments. Similarly, the valuations determined by the Fund are likely to differ, potentially substantially, from the valuations determined by other market participants for the same or similar investments. The valuation of the Fund’s interest in Underlying Funds is determined based in significant part upon valuations provided by the sponsors of the Underlying Funds, which valuations may not be audited. Furthermore, the securities in which Underlying Funds invest will not have a readily ascertainable market price and will be valued by the sponsors of the Underlying Funds. These sponsors are subject to conflicts of interest as the value of their securities may affect the sponsor’s compensation or ability to raise new funds.
The valuations reported by the sponsors of Underlying Funds will be subject to later adjustment or revision. For example, fiscal year-end
net asset value calculations of the Underlying Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Additionally, the Fund typically expects to apply one or more adjustments to the valuations received from an Underlying Fund, which would include an adjustment for any changes in market prices for public securities held by the Underlying Fund and a market adjustment to reflect the estimated change in fair value of the Underlying Fund’s non-public
unrealized investments from the date of the last reported Underlying Fund net asset value to the date as of which the Fund is reporting its net asset value. The application of these adjustments may result in a decrease or increase to the cash adjusted, last reported, Underlying Fund net asset value, depending on the facts and circumstances. Furthermore, because such adjustments or revisions relate to information available only at the time of the adjustment or revision, the adjustment or revision will not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased, or the purchase price of Shares purchased, prior to such adjustments. As a result, to the extent that such subsequently adjusted valuations from the sponsors of Underlying Funds or revisions to the net asset value of a Underlying Fund or Direct Investment decrease the Fund’s net asset value, the outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares.
Valuations of private investments such as the Underlying Funds and Direct Investments are to a large extent subjective and will likely differ from the amounts ultimately realized, potentially by significant amounts. For Underlying Funds, the Adviser cannot provide assurances that the sponsor of an Underlying Fund will adhere to its own policies and procedures for making valuations or that the Underlying Fund’s policies and procedures will not change without notice to the Fund. Additionally, valuations provided by sponsors could be false due to fraudulent activity or misevaluation, and the Fund may not uncover errors for a significant amount of time, if ever. Even if the Adviser elects to cause the Fund to sell its interests in an Underlying Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the sponsor’s valuations of such interests could remain subject to such fraud or error, and the Fund may determine to discount the value of the interests or value them at zero.
Value of Shares.
The value of Shares may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include changes in regulatory policies or tax guidelines, changes in earnings or variations in operating results, changes in the value of the Fund investments, changes in accounting guidelines governing valuation of the Fund investments, any shortfall in revenue or net income or any increase in losses from levels expected by investors, departure of the Adviser or certain of its respective key personnel, and general economic trends and other external factors.
Limits of Risk Disclosure.
The above discussions and the discussions in the statement of additional information relating to various risks associated with the Fund, the Underlying Funds, and Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire prospectus
, t
he statement of additional information, and the Declaration of Trust and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this prospectus.
In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.
No guarantee or representation is made that the investment program of the Fund or any Underlying Fund will be successful, that the various Fund investments selected will produce positive returns or that the Fund will achieve its investment objective.
MANAGEMENT OF THE FUND
Trustees
Pursuant to the Declaration of Trust and bylaws, the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of four members, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees serving on the Board were elected by the organizational Shareholder of the Fund. The statement of additional information provides additional information about the Trustees.
The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s management and operations. After an initial two-year
term, the Board will review on an annual basis the Investment Management Agreement and the
Sub-Advisory
Agreement to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided.
The Adviser and
Sub-Adviser
AlpInvest serves as the Fund’s investment adviser pursuant to the terms of the Investment Management Agreement and subject to the authority of, and any policies established by, the Board. CGCIM serves as the Fund’s investment sub-adviser
pursuant to the terms of the
Sub-Advisory
Agreement. Pursuant to the Investment Management Agreement and
Sub-Advisory
Agreement, the Advisers manage the Fund’s investment portfolio, direct purchases and sales of portfolio securities and report thereon to the Fund’s officers and Trustees regularly.
Investment Personnel
The personnel who currently have primary responsibility for the day-to-day
management of the Fund are:
Joseph O’Connor
Mr. O’Connor is an interested Trustee, the Chair of the Board and the President and Principal Executive Officer of the Fund. He has been a portfolio manager of the Fund since its inception. Mr. O’Connor is a Managing Director in the Primary Fund Investments team focusing on U.S. transactions and also serves on the firm’s Investment Committee. He joined AlpInvest Partners in 2008 from Cambridge Associates, where he was a Senior Associate in the U.S. private equity research team covering U.S. buyout, distressed and private credit GPs. Mr. O’Connor received a BS in Business Administration from Northeastern University and is a CFA
®
Charterholder. He represents AlpInvest Partners on a number of advisory boards of fund partnerships.
Sid Murdeshwar
Mr. Murdeshwar became a portfolio manager of the Fund in February 2023. He is a Managing Director in the
Co-Investment
team where he is responsible for transactions in North America. Mr. Murdeshwar joined AlpInvest Partners in 2012 from Wafra Partners, where he was a Vice President in the private equity group based in New York. Mr. Murdeshwar received a BS in Finance and Information Services from the Stern School of Business at New York University and an MS in Accounting from the McIntire School of Commerce at the University of Virginia, and is a licensed CPA in the state of New York.
Matthew Romanczuk
Mr. Romanczuk became a portfolio manager of the Fund in February 2024. He is a Managing Director in the Secondary and Portfolio Finance team where he is responsible for transactions in North America. Mr. Romanczuk joined AlpInvest Partners in 2011 from

Peter J. Solomon Company, where he was an investment banking analyst focused on M&A. Mr. Romanczuk received an A.B. in Economics, magna cum laude, from Harvard University. He represents AlpInvest Partners on a number of advisory boards of fund partnerships.
Eric Anton
Mr. Anton became a portfolio manager of the Fund in February 2024. He is a Managing Director in the Secondary and Portfolio Finance team where he is responsible for transactions in North America. Mr. Anton joined AlpInvest Partners in 2011 from Jefferies, where he was an investment banker focused on healthcare. Prior to Jefferies, Eric was with Ziegler, where he focused on M&A. Mr. Anton received a B.A. from Colgate University. He represents AlpInvest Partners on a number of advisory boards of fund partnerships.
The statement of additional information provides additional information about the compensation of the portfolio managers, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Fund.
Control Persons and Principal Holders of Securities
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company.
In connection with the Reorganization, certain shareholders of the Predecessor Fund and an affiliate of the Adviser received in the aggregate approximately 18.4 million Class I Shares and did not bear any sales load. Upon the closing of the Reorganization, the Seed Investors and an affiliate of the Adviser in the aggregate owned of record and beneficially 100% of the outstanding Shares. As of June 30, 2023, the Seed Investors and an affiliate of the Adviser in the aggregate owned of record and beneficially 99.44% of the outstanding Shares and may be deemed to control the Fund. A Seed Investor may continue to be deemed to control the Fund until such time as it owns less than 25% of the outstanding Shares. This ownership will fluctuate as other investors subscribe for Shares and the Fund repurchases Shares in connection with any repurchase offers the Board may authorize. Depending on the size of this ownership at any given point in time, it is expected that the Seed Investors will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders. The above-mentioned affiliate of the Adviser expects to tender its interest in the Fund once the Adviser believes that the Fund has obtained sufficient scale from third-party investors.
Other than as set forth above, as of June 30, 2023, the Fund does not know of any persons who own of record or beneficially 5% or more of any class of the Shares as of that date.
Administrative Services
Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, clerical, bookkeeping and recordkeeping services and certain of the Fund’s required compliance and administrative services, which include, among other things, providing assistance in accounting, legal, compliance and operations, being responsible for the financial records that the Fund is required to maintain, overseeing the calculation of net asset value, and preparing reports to the Shareholders and reports filed with the SEC. In addition, the Administrator generally oversees the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.
The Fund reimburses the Administrator for its costs, expenses and allocable portion of overhead (including compensation of personnel performing administrative duties) in connection with the services performed for the Fund pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party, and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party. The Administrator has hired a sub-administrator
to assist in the provision of administrative services. The
sub-administrator
receives compensation for its provision of
sub-administrative
services under a
sub-administration
agreement; such compensation is paid directly or indirectly by the Fund.
The Administration Agreement may be terminated with respect to the Fund (i) by the Fund on 90 days’ written notice to the Adviser without the payment of any penalty, (ii) by vote of majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or (iii) by the Adviser on 90 days’ written notice to the Fund without the payment of any penalty.
Indemnification
The Investment Management Agreement and
Sub-Advisory
Agreement provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Advisers, their members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any of them are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon the performance of any of the Advisers’ duties or obligations under the Investment Management Agreement and
Sub-Advisory
Agreement or otherwise as an investment adviser or investment sub-adviser
of the Fund.
Custodian, Transfer Agent, Distribution Paying Agent and Registrar
UMB Bank, n.a., which has its principal office at 928 Grand Boulevard, 10th Floor, Kansas City, MO 64106, serves as custodian for the Fund.
SS&C GIDS, Inc., which has its principal office at 1055 Broadway Street, Kansas City, MO 64105, serves as the Fund’s transfer agent, distribution paying agent and registrar.
FUND EXPENSES
The Advisers bear all of their own costs incurred in providing investment advisory and sub-advisory
services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund, including all costs related to its organization and offering of Shares.
The Fund bears all expenses and costs incurred in the conduct of the Fund’s business, including, without limitation the following:

(a)
all
out-of-pocket
expenses incurred in connection with the conduct of the Fund’s investment program, including, but not limited to: (i) any fees and expenses related to developing, evaluating, negotiating, structuring, obtaining regulatory approvals for, purchasing, trading, settling, monitoring, holding and disposing of Fund investments (including potential investments that are not ultimately made), (ii) due diligence costs and expenses (which shall include costs and expenses relating to due diligence of and bidding on investment opportunities and attendance at investor meetings by one or more representatives of the Adviser), (iii) any travel and accommodation expenses incurred in accordance with the Adviser’s travel policy in effect from time to time, (iv) all fees and expenses due to any legal, financial, accounting, consulting, or other advisors, (v) all fees, costs and expenses of lenders, investments banks and other financing sources in connection with arranging financing for a proposed investment that is not ultimately made, (vi) risk management expenses, and (vii) any fee, deposit or down payments of cash or other property that are paid or forfeited in connection with a proposed investment that is not ultimately made and travel costs associated with monitoring of Fund investments incurred in accordance with the Adviser’s travel policy in effect from time to time;

(b)
legal, accounting, tax, consulting, depositary, valuation and other expenses relating to the administration and operation (including investment operations) of the Fund, including the cost of any third-party or affiliated administrators, advisers (including, for example, lawyers, accountants, consultants, experts and specialists), transfer agents, depositaries, information management systems (whether maintained at the Adviser or not) and data or other service providers and/or vendors, which costs may include an allocable share of the salaries and overhead of employees of affiliates of the Adviser who provide these services to the Fund;

(c)	audit and certification fees and expenses and the costs of printing and distributing related reports;

(d)
principal, interest and other expenses associated with any borrowings or other financing by the Fund (including costs and expenses of lenders, investment banks and other financing sources in connection with the arranging of such borrowings and any related expenses or professional fees incurred in connection with any procedure reports for lenders and any indemnification obligations);

(e)	the Management Fee and Incentive Fee;

(f)	distribution and/or shareholder servicing fees;

(g)	Distributor costs;

(h)
fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Advisers and the fees and expenses of independent counsel thereto, and the costs and expenses of holding any meetings of the Board or investors of the Fund that are regularly scheduled, permitted, or required to be held under the terms of the fund’s governing documents, the 1940 Act, or other applicable law;

(i)	the cost of effecting sales and repurchases of Shares and other securities;

(j)
costs incurred in connection with investor reporting and preparing, printing and distributing reports and other communications, including repurchase offer correspondence or similar materials, to Shareholders and potential investors, including information technology costs related thereto;

(k)	insurance, indemnity and litigation expenses, including the cost of liability insurance and a fidelity bond for the Fund and directors and officers liability insurance and any related premiums;

(l)
the cost and expenses associated with applicable legal, tax, regulatory and statutory requirements, including compliance with any Fund-related agreements and agreements with investors and any audit by a regulatory authority;

(m)
the compensation of the Fund’s Chief Compliance Officer and the salary of any compliance personnel of the Adviser and its affiliates who provide compliance-related services to the Fund, provided such salary expenses are properly allocated between the Fund and other affiliates, as applicable, and any costs associated with the monitoring, testing and revision of the Fund’s compliance policies and procedures required by Rule
38a-1under
the 1940 Act;

(n)	any and all fees and expenses associated with any third-party examinations or audits (including other similar services) of the Fund or the Advisers that are attributable to the operation of the Fund;

(o)	all taxes and any fees or other governmental charges levied against the Fund;

(p)
all custody, transfer, registration and similar expenses incurred by the Fund and all brokerage and finders’ fees and commissions and discounts incurred by the Fund in connection with the Fund’s operations, activities, investments or business;

(q)
all initial organizational and initial and ongoing offering costs, fees and expenses and the marketing of, and sale and offering of, the Shares, including legal, accounting, valuation, filing, capital raising, travel and accommodations incurred in accordance with the Adviser’s travel policy in effect from time to time, and printing expenses;

(r)	all costs and expenses of reorganizing the Predecessor Fund into the Fund;

(s)	costs associated with reporting and compliance obligations under applicable federal and state securities laws, including compliance with the 1940 Act and the Sarbanes-Oxley Act of 2002;

(t)	recordkeeping, custody and transfer agency fees and expenses of the Fund;

(u)	all costs associated with any restrictions or reorganization of any of the Fund’s investments;

(v)
all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties;

(w)	all other expenses incurred by the Fund in connection with the operation and administration of the Fund’s business;

(x)
any expenses incurred outside of the ordinary course of business, including, without limitation, (i) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding, (ii) indemnification expenses as provided for in the Fund’s organizational documents, and (iii) costs incurred in connection with holding and/or soliciting proxies for a meeting of investors of the Fund; and

(y)	such other types of expenses as may be approved from time to time by the Board.
From time to time, the Fund may engage service providers that are affiliated with the Adviser or in which the Adviser has an interest. Fees charged by such providers will be separate from, and will be in addition to, any Management Fees to be paid by the Fund to the Adviser.
The Adviser will bear all of its own operating and overhead expenses attributable to its duties hereunder (such as salaries, bonuses, rent, office and administrative expenses, depreciation and amortization, and auditing expenses).
The Adviser may be entitled to receive certain fees in connection with the purchase, monitoring or disposition of Fund investments or as a result of unconsummated transactions, including, for example, termination related, monitoring, directors’ organizational, set-up,
advisory, investment banking, syndication and other similar fees. Any such fees earned in respect of the Fund’s investments shall be for the benefit of the Fund.
Except as otherwise described in this prospectus, the Advisers will be reimbursed by the Fund, as applicable, for any of the above expenses that they pay on behalf of the Fund.
Expense Limitation Agreement
The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class A Shares and Class I Shares under which the Adviser has agreed contractually through July 31, 2024 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs incurred prior to launch, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s total annualized fund operating and ongoing offering expenses on a monthly basis (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, acquired fund fees and expenses, the Fund’s proportionate share of expenses related to direct investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution fees) in respect of the relevant month
exceed 3.00% of the
month-end
net asset value of such Class.
In consideration of the Adviser’s agreement to waive its Management Fee and reimburse the Fund expenses incurred prior to commencement of operations, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class A Shares and Class I Shares subject to the limitation that a reimbursement will be made only if and to the extent that (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such Class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed any Expense Cap in place either (i) at the time of the waiver or (ii) at the time of recoupment. The Expense Limitation Agreement will remain in effect from the date of this prospectus through July 31, 2024, unless and until the Board approves its modification or termination. The Adviser Recoupment will survive the termination of the Expense Limitation Agreement.
All initial organizational and offering costs of the Fund incurred prior to launch paid by the Adviser shall be subject to reimbursement pursuant to the Expense Limitation Agreement.
MANAGEMENT AND INCENTIVE FEES
Pursuant to the Investment Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components – the Management Fee and the Incentive Fee.
Management Fee
Pursuant to the Investment Management Agreement, the Fund pays the Adviser a monthly Management Fee equal to 1.25% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. “Net asset value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that, for purposes of determining the Management Fee payable to the Adviser for any month, the net asset value is calculated after any subscriptions but prior to any repurchases occurring in that month and prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and the Incentive Fee (if applicable) payable to the Adviser for that month. The Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within 30 days after the end of the month. To the extent the Adviser receives advisory fees from a Subsidiary, the Adviser will not receive compensation from the Fund in respect of the assets of the Fund that are invested in such Subsidiary.
Incentive Fee
At the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee and Loss Recovery Account, the term “net profits” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the end of such quarter, (B) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRP exceeds (ii) the sum of (X) the net asset value of the Fund as of the beginning of such quarter and (Y) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such Class issued in connection with the reinvestment through the DRP of dividends paid, or other distributions made, by the Fund through the DRP). The Fund will maintain a Loss Recovery Account, which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, before giving effect to any repurchases or distributions for such quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the beginning of such quarter and (B) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such Class issued in connection with the reinvestment of dividends paid, or other distributions made, by the Fund through the DRP) exceeds (ii) the sum of (X) the net asset value of the Fund as of the end of such quarter, (Y) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (Z) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRP. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the “net losses” calculation, the net asset value shall include unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such accruals are not deducted from net asset value.

The following is a graphical representation of the calculation of the Incentive Fee:

Examples of Quarterly Incentive Fee Calculations
Example – Incentive Fee Calculation
Assumptions
Quarter 1: Opening net asset value is $1,000 and opening Loss Recovery Account is $0. During the quarter, there is $500 of unrealized appreciation. Ending net asset value is $1,500. Net profits for the quarter are $500. Loss Recovery Account is $0
Quarter 2: Opening net asset value is $1,450. During the quarter there is $250 of unrealized depreciation. Ending net asset value is $1,200. Net losses for the quarter are $250. Loss Recovery Account is $250.
Quarter 3: Opening net asset value is $1,200. During the quarter there is $600 of unrealized appreciation. Ending net asset value is $1,800. Net profits for the quarter are $600. Loss Recovery Account is $0.

Quarter 1 Incentive Fee	= 10% x (Net Profits – Loss Recovery Account)

= 10% x ($500 -$0)

= $50

Quarter 2 Incentive Fee:	= 10% x (Net Profits – Loss Recovery Account)

= 10% x ($0 -$250)

= $0

= No Incentive Fee for the quarter

Quarter 3 Incentive Fee	= 10% x (Net Profits – Loss Recovery Account)

= 10% x ($600 -$250)

= $35
Approval of the Investment Management Agreement and
Sub-Advisory
Agreement
Board approval of the Investment Management Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services to be provided by the Adviser under the Investment Management Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and (iii) information about the services to be performed by the Adviser and the personnel of the Adviser providing such services under the Investment Management Agreement. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semiannual report to shareholders.
Board approval of the
Sub-Advisory
Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services to be provided by CGCIM under the
Sub-Advisory
Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and

(iii) information about the services to be performed by CGCIM and the personnel of CGCIM providing such services under the
Sub-Advisory
Agreement. A discussion regarding the basis for the Board’s approval of the
Sub-Advisory
Agreement will be available in the Fund’s first annual or semiannual report to shareholders.
DETERMINATION OF NET ASSET VALUE
The Fund will calculate its net asset value as of the close of business on the last business day of each calendar month, each date that a Share is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.
The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the total value of the net assets of the Fund. The Class A Share net asset value and the Class I Share net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses and different starting net asset value per Share, the per Share net asset value of the classes will vary over time.
The Board has approved valuation procedures for the Fund. The Adviser will oversee the valuation of the Fund’s investments pursuant to the Fund’s valuation procedures. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 — Fair Value Measurements and Disclosures. The valuation procedures are set forth in more detail below.
The Adviser values securities/instruments traded in active markets on the measurement date by multiplying the closing price of such traded securities/instruments by the quantity of shares or amount of the instrument held. The Adviser values liquid securities/instruments that are not traded in an active market using “bid” quotes from an approved independent pricing service. The Fund and the Adviser may also use independent pricing services to assist in calculating the value of the Fund’s securities.
The Fund expects that it will hold a significant proportion of its assets in private investments, such as Underlying Funds and Direct Investments, that do not have readily ascertainable market prices. The valuation procedures provide that the Fund will value its investments in Underlying Funds and Direct Investments at fair value. The fair value of Underlying Funds as of each Determination Date ordinarily will be based primarily on the net asset value provided by the relevant sponsor of an Underlying Fund as of or prior to the relevant Determination Date. Such values will be adjusted for any other relevant information available to the Fund at the time the Fund values its portfolio, including capital activity and material events occurring between the reference dates of the applicable sponsor’s valuations and the relevant Determination Date. To the extent available, when determining the fair value of a Direct Investment the Fund will use estimated valuations provided by the sponsor of a Direct Investment as an input into its fair valuation process, but will use other inputs (for example, the value of similar companies) as well.
Although the valuations provided by the Underlying Fund sponsors will be reviewed by the Adviser, neither the Board nor the Adviser will be able to confirm independently the accuracy of valuations provided by the sponsors of Underlying Funds (which are generally unaudited, except at the respective Underlying Fund’s year end).
Furthermore, the Underlying Funds will typically provide the Adviser with only estimated net asset values or other valuation information on a quarterly basis and the information provided by an Underlying Fund will typically be as of a date that is several months old by the time the Fund strikes its net asset value on a Determination Date. For this reason, the Fund typically expects to apply one or more adjustments to the valuations received from an Underlying Fund, which would include adjustments for cash flows received from or distributed to the Underlying Fund sponsor after the reference date of the most recently reported Underlying Fund net asset value, specifically, (i) adding the nominal amount of investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the sponsor of the Underlying Fund. In addition to reflecting the sponsor Underlying Fund net asset value inclusive of cash flows since the reference date, the Adviser may also adjust for any changes in market prices for public securities held by the Underlying Fund and may also apply a potential market adjustment to reflect the estimated change in fair value of the Underlying Fund’s non-public
unrealized investments from the date of the last reported Underlying Fund net asset value to the date as of which the Fund is reporting its net asset value. There can be no assurance that these adjustments will improve the accuracy of these valuations.
Any data provided by an Underlying Fund will be subject to revision through the end of each Underlying Fund’s annual audit. The Fund will use the latest information available from each Underlying Fund at the time of each subscription or redemption transaction and in certain cases a change to an Underlying Fund’s net asset value relating to prior periods as a result of an annual audit may differ materially from the information used in those prior period subscription or redemption transactions. Because of this, the Fund’s net asset value for financial reporting purposes may differ from the net asset value used to process subscription and repurchase transactions as of the same date.

In addition to the above, sponsors of Underlying Funds may adopt a variety of valuation bases and provide differing levels of information concerning Underlying Funds, and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.
With respect to any portion of the Fund’s assets that are invested in one or more open-end
management investment companies registered under the 1940 Act, such as money market funds, the Fund bases its valuations upon the net asset values of those open-end
management investment companies. The prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.
Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value and the Fund if the judgments of the Board or the Adviser regarding appropriate valuations should prove incorrect. The Adviser and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund.
CONFLICTS OF INTEREST
The Fund’s executive officers and Trustees, and personnel of the Advisers, serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of other AlpInvest- or Carlyle-advised funds (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Advisers), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, personnel of the Advisers will have commitments to Other Managed Funds and therefore will not devote all their professional time to the Fund.
The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Adviser affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain markets.
The Advisers, their affiliates and their clients may pursue or enforce rights with respect to an investment in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Advisers and their affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.
The Advisers may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of its affiliates, to the extent permitted by applicable law, serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction could be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of the Advisers or their affiliates. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Adviser affiliates and may also enter into transactions with other clients of an affiliate where such other clients have interests adverse to those of the Fund.
The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither the Advisers nor any of their affiliates will have any obligation to allow its credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of the Advisers or their affiliates in evaluating the Fund’s creditworthiness.
The Adviser is paid a fee based on a percentage of the Fund’s net assets, as well as a performance-based fee. Certain of the Other Managed Funds pay the Adviser or its affiliates different performance-based compensation, which could create an incentive for the Adviser or its affiliates to favor such investment fund or account over the Fund.

By reason of the various activities of the Advisers and their affiliates, the Advisers and such affiliates may acquire confidential or material non-public
information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time. The Adviser has established policies and procedures to prevent the abuse of material, non-public
information, which include procedures for, among other things, the use and maintenance of restricted trading lists. Under no circumstances may a professional trade in a security while in possession of material, non-public
information about that security for his or her own account, the accounts of certain family members, the account of a client or any other account over which such person has investment discretion. The Adviser is subject to various information barriers to segregate the flow of material, non-public
information between the various Carlyle business segments. The Adviser’s investment flexibility with respect to a client, including the Fund, may be constrained as a consequence of its inability to use material, non-public
information for investment purposes.
The Advisers have adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions made on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with its fiduciary obligations to clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions may have the effect of favoring the interests of other clients, provided that the Advisers believe such voting decisions to be in accordance with their fiduciary obligations.
To the extent permitted by applicable law and as may be approved by the Board from time to time, the Fund may engage third-party service providers that are affiliated with an Adviser (e.g., by virtue of an economic interest).
Availability of Investment Opportunities by the Fund.
The business of identifying and structuring investments in portfolio investments of the types contemplated by the Fund is competitive and involves a high degree of uncertainty. Furthermore, the availability of investment opportunities generally is subject to market conditions and competition from other investors as well as the prevailing regulatory or political climate. The Fund may incur significant expenses investigating potential investments that are ultimately not consummated, including expenses relating to due diligence, transportation, legal expenses and the fees of other third-party advisors. Even if attractive investment opportunities are identified by the Team, there is no certainty that the Fund will be permitted to invest in such opportunity (or invest in such opportunity to the fullest extent desired). Moreover, upon a successful bid, legal or contractual transfer restrictions, including rights-of-first-refusal,
change of control and other similar provisions applicable to such investment, may prevent the Fund from acquiring all or a portion of such investment. Completing the acquisition of an interest in an Underlying Fund generally requires the consent of the general partner of that Underlying Fund, and there is no assurance that the Fund will be able to obtain such consent. Accordingly, there can be no assurance that the Fund and its portfolio investments will be able to identify and complete attractive investments in the future or that they will be able to fully invest their subscriptions or commitments, as the case may be. In addition, the Advisers may not be able to obtain as favorable terms as they would otherwise in a less competitive investment environment. Finally, the current private equity environment has become even more competitive as hedge funds have been competing for investment opportunities that have traditionally been targeted by private equity funds.
Moreover, identification of attractive investment opportunities by the portfolio investments in which the Fund will be invested is difficult and involves a high degree of uncertainty. Finally, there are other funds sponsored, managed or advised by the Advisers and their affiliates that are or may be seeking investment opportunities similar to those the Fund or portfolio investment is or may be seeking, and the Advisers and such other funds have no obligation to offer any opportunities it or they may identify to the Fund or such portfolio investment. There can be no assurance as to the number of investment opportunities that will be presented to the Fund, or that the opportunities presented will be equally tax efficient for the Fund.
Investment Allocation.
Decisions as to the allocation of investment opportunities among the Fund and Other Managed Funds present numerous inherent conflicts of interest, particularly where an investment opportunity has limited availability. In order to address these conflicts of interest, the Advisers have adopted allocation policies and procedures that were designed to require that all investment allocation decisions made by the Team are being made fairly and equitably among the Fund and Other Managed Funds over time.
Subject to applicable law, the Advisers will allocate opportunities among the Fund and Other Managed Funds in their sole discretion. The Advisers will determine such allocations among their Other Managed Funds in their sole discretion in accordance with their respective guidelines and based on such factors and considerations as they deem appropriate. Subject to the foregoing and the paragraphs below, available capacity with respect to each portfolio investment opportunity generally will be allocated among the Fund, on the one hand, and various Other Managed Funds for which the investment has been approved, on the other hand, pro rata based upon the Fund’s allocation procedures.

Notwithstanding the generality of the foregoing, when allocating any particular investment opportunity among the Fund and Other Managed Funds, the Advisers will take into account relevant factors, such as: (i) a client’s investment objectives and model portfolio targets, including minimum and maximum investment size requirements; (ii) the composition of a client’s portfolio (including the actual, relative or potential exposure of a client to the type of investment opportunity in terms of its existing portfolio); (iii) the nature of any requirements or constraints placed on such investment opportunity (e.g., the preferences or requirements of, or conditions imposed by, a GP; for example, a GP may not prioritize an allocation to the Fund for regulatory or other reasons); (iv) transaction sourcing or an investor’s relationship with a GP; (v) the amount of capital available for investment by a client; (vi) a client’s liquidity and reserves; (vii) the availability of other suitable investments for a client; (viii) tax implications and other relevant legal, contractual, or regulatory considerations; and (ix) any other relevant limitations imposed by, or conditions set forth in, the applicable offering and organizational documents of the client, the requirements of applicable SEC co-investment
relief, or other agreements applicable to the client. Furthermore, certain client mandates may be expressly subordinated to other client mandates, in which case those clients with priority will receive their full allocation before subordinated clients will participate in a shared investment opportunity. AlpInvest makes co-investments
for client accounts that are sourced from such client account investor’s own proprietary private markets investment portfolio and GP relationships (such client accounts, “LP Dealflow Accounts”). A co-investment
opportunity that is sourced from an investor’s own proprietary private equity portfolio or GP relationship will in general be offered first to the related LP Dealflow Account before any other client. In the case of a co-investment
opportunity from a GP with which there is both a LP Dealflow Account relationship and an AlpInvest relationship, such opportunity will in general be allocated between the LP Dealflow Account, on the one hand, and AlpInvest’s other eligible clients, on the other, based on the relative interests of the LP Dealflow Account investor and AlpInvest in the Underlying Fund leading the investment, absent any preferences or requirements of, or conditions imposed by, the GP. There can be no assurance that the factors set forth above will result in a client, including the Fund, participating in all investment opportunities that fall within its investment objectives.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. An affiliate of the Adviser has received
Co-Investment
Exemptive Relief. The Adviser and the Fund intend to rely on the
Co-Investment
Exemptive Relief so that the Fund may
co-invest
alongside its affiliates in privately negotiated investments. However, the
Co-Investment
Exemptive Relief contains certain conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the Other Managed Funds. For example, if an investment opportunity is within an Other Managed Account’s “board established criteria,” that investment opportunity will need to be made available for investment by such Other Managed Account, which could decrease the amount available to the Fund. In these and other situations, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment.
Expense Allocation.
Expenses frequently will be incurred by multiple clients. The Adviser allocates aggregate costs among the applicable clients (and, in certain cases, among the Adviser and applicable clients) in accordance with allocation policies and procedures that are reasonably designed to allocate expenses in a fair and reasonable manner over time among such clients. However, expense allocation decisions can involve potential conflicts of interest (e.g., an incentive to favor clients that pay higher incentive fees or conflicts relating to different expense arrangements with certain clients). Clients will bear costs and expenses to the extent provided in the agreements under which a client was established (such as a fund’s limited partnership agreement or private placement memorandum, the investment advisory agreement with a client and/or side letters with fund investors). Typically, the investment advisory agreement and/or fund partnership agreement relating to such client will stipulate what costs and expenses can be borne by the client. Generally, all investment-related costs (including broken deal costs) will be allocated across relevant clients pro rata based on their relative participation interest (or anticipated relative participation) in the subject investment. The Adviser may allocate other types of shared client expenses on another basis (e.g., relative net asset value) as determined more appropriate in the particular circumstance and in accordance with the Adviser’s policies and procedures. Nonetheless, the portion of a common expense that the Adviser allocates to a client for a particular product or service may not reflect the relative benefit derived by the client from that product or service in any particular instance.
DESCRIPTION OF SHARES
The Fund is authorized to offer two separate classes of Shares designated as Class A Shares and Class I Shares. While the Fund presently plans to offer two classes of Shares, from time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Class A Shares and Class I Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan or shareholder servicing plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; or (6) any conversion features, as permitted under the 1940 Act. All shares of a class have equal rights to the payment of dividends and other distributions and the distribution of assets upon liquidation. Shares are, when issued, fully paid and non-assessable
by the Fund and have no
pre-emptive,
appraisal, exchange or conversion rights or rights to cumulative voting.

As of June 30, 2023, the Fund has not issued any Class A Shares. The following number of Class I Shares of the Fund was authorized for registration and outstanding:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by the Fund for its Account	Amount Outstanding Exclusive of Amount Shown Under (3)
Class I Shares	Unlimited	None	18,520,614.35
REPURCHASES AND TRANSFERS OF SHARES
No Right of Redemption
No Shareholder or other person holding Shares acquired from a Shareholder has the right to require the Fund to repurchase any Shares. No public market for Shares exists, and none is expected to develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares conducted by the Fund or transfers as described herein.
Repurchases of Shares
The Adviser expects that it will recommend to the Board (subject to its discretion) that the Fund offer to repurchase Shares from Shareholders on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value, pursuant to the procedures described below under “Share Repurchase Procedures.”
Share Repurchase Procedures.
The Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders. The Adviser currently expects that, after the Fund completes its first full year of operations, it will recommend to the Board (subject to the Board’s discretion) that the Fund offer to repurchase Shares from Shareholders on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value. Except to the extent the Board otherwise determines, any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in,
first-out
basis) will be subject to an “Early Repurchase Fee” equal to 2% of the net asset value of such repurchased Shares. If an Early Repurchase Fee is charged to a Shareholder, the amount of such fee will be retained by the Fund. An Early Repurchase Fee payable by an Investor may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor.
There is no minimum amount of Shares that must be repurchased in any repurchase offer. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board will consider the recommendation of the Adviser. The Adviser expects that, generally, it will recommend to the Board that the Fund offer to repurchase Shares from Shareholders quarterly, with such repurchases to be offered at the Fund’s net asset value per Share as of the last calendar day of the applicable quarter (i.e., March 31, June 30, September 30 and December 31) (the “Valuation Date”). Each repurchase offer will generally commence approximately 60 days prior to the Valuation Date and will remain open for a minimum of 20 business days following the commencement of the offer. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board will consider the following factors, among others:

•	whether any Shareholders have requested to tender Shares to the Fund;

•	the liquidity of the Fund’s assets (including fees and costs associated with redeeming or otherwise withdrawing from Underlying Funds);

•	the investment plans and working capital and reserve requirements of the Fund;

•	the relative economies of scale of the tenders with respect to the size of the Fund;

•	the history of the Fund in repurchasing Shares, including the results of prior repurchase offers;

•	the availability of information as to the value of the Shares in Underlying Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Fund of any proposed repurchases of Shares; and

•	the recommendations of the Adviser.
The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate, including specifying the date Shareholders must tender Shares for repurchase (the “Notice Date”). A Shareholder choosing to tender Shares for repurchase must do so by the Notice Date, which generally will be approximately 30 days before the Valuation Date. Shareholders deciding whether to tender their Shares during the period that a repurchase offer is open may obtain the Fund’s most recently published net asset value per Share by contacting the Adviser during the period. However, the Fund’s repurchase offers will generally use the net asset value per Share on or around the last business day of a calendar quarter, which will not be available until after the expiration of the applicable repurchase offer, so Shareholders will not know the exact price of shares in the repurchase offer when Shareholders are deciding whether to particulate in such repurchase offer. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may repurchase a pro rata portion by value of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.
Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from Shareholders by the applicable repurchase offer deadline. Except for the Early Repurchase Fee described above, the Fund does not impose any charges in connection with repurchases of Shares. There can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. See “Types of Investments and Related Risks—Distribution
In-Kind.”
There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. The Fund currently intends, under normal market conditions, to provide payment with respect to at least 95% of the repurchase offer proceeds within 65 days of the Valuation Date of the relevant repurchase offer, and may hold back up to 5% of repurchase offer proceeds until after the Fund’s year-end
audit. Any such proceeds that are held back will be paid no later than 5 business days after the completion of such audit. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase.
Shares will be repurchased by the Fund after the Management and Incentive Fees have been deducted from the Fund’s assets as of the end of the month in which the repurchase occurs—i.e., the accrued Management and Incentive Fees for the month in which Shares are to be repurchased is deducted prior to effecting the relevant repurchase of Shares.
If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above. However, the Board in its discretion may deviate from the notice or other time periods described above. The Fund’s investments in Investments Funds are subject to lengthy lock-up
periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Underlying Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Underlying Funds in a timely manner.
Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.
As noted above, the Board has discretion to hold back a portion of the amount due to tendering Shareholders, which shall not exceed 5% of the total amount due to such Shareholders. The second and final payment for the balance due shall be paid no later than 5 business days after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund’s annual audit or as a result of any other corrections to the Fund’s net asset value as of the Valuation Date for the repurchase. If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Shares were repurchased was incorrect, the Fund shall decrease such Shareholder’s account balance by the amount of any overpayment and redeem for no additional consideration a number of Shares having a value equal to such amount, or increase such Shareholder’s account balance by the amount of any underpayment and issue for no additional consideration a number of Shares having an aggregate value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits.
A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain an account balance of at least $25,000 after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase or redeem all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase or redemption, less than the minimum initial investment applicable for the Fund, in accordance with applicable federal securities laws, including the 1940 Act and the rules and regulations thereunder.

The Fund may also repurchase and/or redeem Shares of a Shareholder without consent or other action by the Shareholder or other person, in accordance with the terms of its Agreement and Declaration of Trust and applicable federal securities law, including the 1940 Act and the rules and regulations thereunder, if the Fund determines that:

•
the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder or with the consent of the Fund, as described below;

•
ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Advisers or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•
with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares; or

•	it would be in the best interests of the Fund for the Fund to repurchase the Shares.
This right of the Fund to repurchase or redeem Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.
In the event that the Advisers or any of their affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.
When the Fund does make an offer to repurchase Shares, a Shareholder may not be able to liquidate all of their Shares either in response to that repurchase offer, or over the course of several repurchase offers. If a repurchase offer is oversubscribed by Shareholders, the Fund may repurchase only a pro rata portion by value of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. If any Shares that a Shareholder wishes to tender to the Fund are not repurchased because of proration, the Shareholder will have to wait until the next repurchase offer and resubmit a new repurchase request, which repurchase request will not be given any priority over other shareholders’ requests.
Transfers of Shares
Shares may be transferred only:

•	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or

•	under certain limited circumstances, with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.
The Fund generally will not consent to a transfer of Shares by a Shareholder unless the transfer is to a transferee who represents that it is an Eligible Investor and after a partial transfer, the value of the Shares held in the account of each of the transferee and transferor is at least $25,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.
In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.
SUMMARY OF THE DECLARATION OF TRUST
The Fund is a statutory trust established under the laws of the State of Delaware by the Certificate of Trust dated December 7, 2021. The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of common shares of beneficial interest. The Declaration of Trust provides that the Trustees may authorize separate classes of Shares of beneficial interest of the Fund. The Board may from time to time, without a vote of shareholders or any class, divide or combine the shares (without thereby materially changing the proportionate beneficial interest of the shares or a class in the assets held with respect to the Fund or such class), or reclassify the shares or a class into shares of one or more classes (whether the shares to be classified or reclassified are issued and outstanding or unissued and whether such shares constitute part or all of the shares of the Fund or such class).
Shareholders of a class of shares are entitled to share in proportion to the number of shares of such class held in dividends declared by the Board payable to holders of such class of shares and in the net assets of the Fund available for distribution to holders of such class of shares upon liquidation after payment of the preferential amounts payable to holders of any outstanding preferred shares.
Shareholders have no
pre-emptive,
appraisal, exchange or conversion rights. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the classes of shares of the Fund in accordance with the net asset value of such classes.
The Board may classify or reclassify any issued or unissued shares of the Fund into shares of any class by redesignating such shares or by setting or changing in any one or more respects, from time to time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of repurchase of such shares. Any such classification or reclassification will comply with the provisions of the Declaration of Trust and the 1940 Act.
The Shares are subject to the terms and conditions of the Declaration of Trust.
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with or without cause only by a written instrument signed or adopted by a majority of the number of Trustees prior to such removal. The Declaration of Trust requires the affirmative vote or consent of a majority of the Board (without the vote or consent of Shareholders) to authorize certain Fund transactions, including the merger, consolidation, conversion to other business entities, or termination of the Fund. To convert the Fund to an open-end
investment company, the Declaration of Trust requires the affirmative vote of the Shares of the Fund, unless such conversion has been approved by a majority of the Trustees, in which case the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) shall be required. These voting thresholds are higher than those required under Delaware or federal law. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of Shareholders. These provisions also provide the advantage of potentially requiring persons seeking control of the Fund to negotiate with management regarding the price to be paid and facilitating the continuity of the Fund’s investment objective and policies. However, these anti-takeover provisions may also inhibit certain changes of control that could benefit Shareholders, such as by leading to improvements in Fund operations. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Board. The Declaration of Trust requires that before bringing any derivative action on behalf of the Fund, Shareholders must make a pre-suit
demand upon the Board to bring the subject action unless such effort is not likely to succeed. A pre-suit
demand shall only be deemed not likely to succeed if a majority of the Board has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a demand by virtue of such Trustee’s receipt of remuneration from the Fund for service as Trustee or on the boards of entities under common management or otherwise affiliated with the Fund. In addition, unless demand is excused, Shareholders in the aggregate holding at least 10% of the Fund’s outstanding Shares (or at least 10% of the Class to which the action relates) must join the request for the Board to commence such action (the “10% Threshold”). The Trustees must be afforded a reasonable amount of time to consider such pre-suit
demand and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisor in the event the Trustees determine not to take action (the “Shareholder Undertaking”). Decisions made by the Board in good faith are binding. Further, to the fullest extent permitted by Delaware law, Shareholders may not bring direct actions against the Fund and/or the Trustees, except to enforce their rights to vote or certain rights to distributions or books and records under the Delaware Statutory Trust Act, in which case they must satisfy the 10% Threshold. The provisions of the Declaration of Trust regarding the 10% Threshold and the Shareholder Undertaking do not apply to claims arising under the federal securities laws.
Under the Declaration of Trust, actions by shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. This exclusive jurisdiction provision may make it more expensive for a shareholder to bring a suit but does not apply to claims arising under the federal securities laws.

Shareholders also waive the right to jury trial to the fullest extent permitted by law. The exclusive jurisdiction provision and the waiver of jury trials limit a shareholder’s ability to litigate a claim in the jurisdiction and in a manner that may be more favorable to the shareholder. A court may choose not to enforce these provisions of the Declaration of Trust.
The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.
Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.
TAX ASPECTS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market
their securities holdings,
tax-exempt
organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the IRS regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective investors and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and
non-U.S.
tax laws.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY UNDERLYING FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Qualification as a Regulated Investment Company; Tax Treatment
The Fund intends to qualify and elect, and is expected to maintain its qualification, to be treated as a RIC under the Code. If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt
income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt
income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year
period ending on October 31st of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 generally are treated as arising on January 1 of the following calendar year. Also, for purposes of the excise tax, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund may make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so. In determining the amounts that are required to be distributed to avoid imposition of the excise tax, the Fund may be required to rely on information obtained from the Underlying Funds. If the information provided by the Underlying Funds is not timely or accurate, the Fund may incur excise tax on undistributed income and gain. In addition, under certain circumstances, the Fund may decide that it is in its best interest to retain a portion of its income or capital gain rather than distribute such amount as a dividend for U.S. federal income tax purposes and, accordingly, cause the Fund to be subject to the excise tax.
In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).
For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Underlying Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Underlying Funds. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such Underlying Funds.
Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the below cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying
gross income exceeds
one-ninth
of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.
Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Underlying Funds. While the Code generally affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory
30-day
cure period and, possibly, the extended cure period provided by the Code as discussed above.
If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders. In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.
The Fund is permitted to invest up to 25% of its total assets directly or indirectly in one or more Subsidiaries. A RIC generally does not take into account income earned by a U.S. corporation in which it invests unless and until the corporation distributes such income to the RIC as a dividend. Where a Corporate Subsidiary is organized in the U.S., such Corporate Subsidiary will be liable for an entity-level U.S. federal income tax on its income from U.S. and
non-U.S.
sources, as well as any applicable state taxes, which will reduce the Fund’s return on its investment in such Corporate Subsidiary. If a net loss is realized by such Corporate Subsidiary, such loss is not generally available to offset the income of the Fund. A “disregarded entity” is disregarded for U.S. federal income tax purposes as an entity separate from its owner (i.e., the Fund). The owner is treated as directly owning the assets of the disregarded entity and takes into account for U.S. federal income tax purposes the income, gains, deductions and losses related to those assets.
Distributions
The Fund intends to make distributions necessary to maintain its ability to be subject to tax as a RIC under the Code and to avoid the imposition of corporate-level federal income tax. As such, the Fund intends to declare and pay distributions from its net investment income and distribute net realized capital gains, if any, at least annually, and in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.
Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any distributions that they receive from the Fund. Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources) and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals. Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder, and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income.” The IRS and the U.S. Department of the Treasury (the “Treasury”) have issued regulations that impose special rules in respect of capital gain dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code. Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free
return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below. Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased. In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.
The tax treatment of the Fund’s distributions from net investment income and capital gains generally will be the same whether the Shareholder takes such distributions in cash or reinvests them to buy additional Shares.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, the Fund may report the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution less the tax credit.

An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain. Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.
For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to Shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such Shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared.
Income from Repurchases and Transfers of Shares
A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code. Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.
Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired. The deductibility of capital losses may be subject to statutory limitations. In addition, if the Shareholder received any long-term capital gain distributions in respect of repurchased or transferred Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held such repurchased or transferred Shares for six months or less, any loss realized by the Shareholder upon the repurchase or transfer will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.
If the repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares. The tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.
The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Fund’s administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer. Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase that qualifies for “sale or exchange” treatment.
If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on an IRS Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
Fund Investments
It is intended that the Fund will invest a portion of its assets in Underlying Funds, some of which may be classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Underlying Funds (including in circumstances where investments by the Underlying Funds, such as investments in debt instruments with OID, generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Underlying Funds that it would otherwise have continued to hold, or devise other methods of cure, to meet its distribution requirements and qualify as a RIC.
Some of the income that the Fund may earn directly or through an Underlying Fund, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more Corporate Subsidiaries may be employed to earn such income and (if applicable) hold the related investment. Such Corporate Subsidiaries generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY UNDERLYING FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and
non-U.S.
dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments), to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, is generally characterized as ordinary income or loss under Section 988 of the Code. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.
Debt Obligations Purchased at a Discount
Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon
debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by the Fund will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in the Fund’s income (and required to be distributed by the Fund) over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. In addition, payment-in-kind
securities will give rise to income which is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the obligation during the year.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. If the Fund makes the election referred to in the preceding sentence, then the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.
If the Fund holds the foregoing kinds of securities or other debt securities subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of investments, including at a time when it may not be advantageous to do so. These dispositions may cause the Fund to realize higher amounts of short-term capital gains (generally taxed to Shareholders at ordinary income tax rates) and, in the event the Fund realizes net capital gains from such transactions, Shareholders may receive a larger capital gain dividend than if the Fund had not held such securities.
A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.
Hedging and Derivative Transactions
Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. Gain or loss will arise upon exercise or lapse of Section 1256 Contracts. In addition, any Section 1256 Contracts remaining unexercised at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.
The Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments. Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code. However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.
Offsetting positions held by the Fund, or the Underlying Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.” In addition, investments by the Fund in particular combinations of Underlying Funds may also be treated as a “straddle.” To the extent the straddle rules apply to positions established by the Fund, or the Underlying Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund, or the Underlying Funds, may constitute “mixed straddles.” One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.
If the Fund, or possibly an Underlying Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Underlying Fund, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that
60-day
period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).
If the Fund, or possibly an Underlying Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The Treasury and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies and Controlled Foreign Corporations
The Fund may indirectly hold equity interests in
non-U.S.
Underlying Funds and/or
non-U.S.
portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code. A PFIC is generally defined as a
non-U.S.
entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income.
The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market
the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code). In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC shares. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as “qualified dividend income.” In certain cases, the Fund may not be the party legally permitted to make the QEF election or the mark-to-market
election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market
election will do so.
If the Fund holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (i.e., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata share of such entity’s “subpart F income” for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year. In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.

Under Treasury Regulations, income inclusion by the Fund with respect to an investment in a CFC or PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes distributions of that income to the Fund or if the Fund’s income inclusion is derived with respect to the Fund’s business of investing in stocks or securities. As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Underlying Funds and other issuers that could be treated as PFICs or implement certain restrictions with respect to any Underlying Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective investors should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes.
Foreign Taxes
The Fund’s investment in
non-U.S.
stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end
consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders will include in gross income from foreign sources their pro rata shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.
Information Reporting and Backup Withholding
Information returns generally will be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers (“TINs”), generally on an IRS Form
W-9,
or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding. Certain Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s U.S. federal income tax liability if the appropriate information is provided to the IRS.
U.S. Federally
Tax-Exempt
Shareholders
Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt
Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. federally tax-exempt
Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt
Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares. A U.S. federally tax-exempt
Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.
The foregoing discussion does not address all of the U.S. federal income tax consequences that may be applicable to a tax-exempt
Shareholder as a result of an investment in the Fund. For example, certain tax-exempt
private universities should be aware that they are subject to a 1.4% excise tax on their “net investment income” that is not otherwise taxed as UBTI, including income from interest, dividends and capital gains.
Tax-exempt
investors should consult with their tax advisors regarding an investment in the Fund.
Foreign Shareholders
U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.

Income Not Effectively Connected.
If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions. Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Shareholder must comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMYor
IRS Form
W-8EXP,
or an acceptable substitute or successor form). However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.
Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.
Income Effectively Connected.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code. If a Foreign Shareholder is eligible for the benefits of a tax treaty, any “effectively connected” income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the Foreign Shareholder in the United States.
In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.
The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Foreign Account Tax Compliance Act
The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes made to certain
non-U.S.
entities (including financial intermediaries) that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form
W-8BEN))
and certain other requirements have been satisfied. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Shareholders and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, which may be imposed by various jurisdictions. The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Fund Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt
entities should carefully review those sections of this prospectus and its related statement of additional information regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.
ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund or the Advisers will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.
PLAN OF DISTRIBUTION
TCG Capital Markets L.L.C., located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017, serves as the Fund’s principal underwriter and acts as the distributor of the Shares on a best efforts basis, subject to various conditions, pursuant to a Distribution Agreement (the “Distribution Agreement”) among the Fund, the Adviser and the Distributor. The Adviser, CGCIM and the Distributor are affiliates of one another as they are all subsidiaries of Carlyle. The Distributor is compensated for its services to the Fund pursuant to the Distribution Agreement. In addition, the Adviser or its affiliates will make other payments to the Distributor to compensate it for its efforts in distributing Fund shares. The Shares are offered for sale through the Distributor at net asset value plus any applicable sales load. The Distributor also may enter into agreements with Financial Intermediaries for the sale and servicing of the Shares. In reliance on Rule 415 of the Securities Act, the Fund intends to offer its Shares, on a continual basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Shares, but will use its best efforts to solicit orders for the purchase of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Shares.
The Advisers, the Distributor or their affiliates, in the Advisers’ discretion and from their own resources, may pay Additional Compensation to Financial Intermediaries in connection with the sale of Shares, may pay for services that are provided to clients of such Financial Intermediaries, or may pay the costs of systems used to service such clients. In return for the Additional Compensation, the Fund may receive certain marketing advantages, including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating a Financial Intermediary. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding Shares held by Shareholders introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments.
The Distribution Agreement also provides that the Fund will indemnify the Distributor and its trustees or directors, officers, employees or other agents against certain liabilities. The indemnification will not apply to actions of the Distributor, its trustees or directors, officers, employees or other agents in cases of their willful misfeasance, bad faith, or gross negligence in the performance of their duties.
Purchase Terms
The Fund currently offers two classes of Shares designated as Class A Shares and Class I Shares and may offer additional classes of Shares in the future. The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of Shares.
The Fund will accept initial and additional purchases of Class A Shares or Class I Shares, as applicable, as of the first business day of each calendar month. The investor must submit a completed Investor Application form 5 business days before the applicable purchase date. All purchases are subject to the receipt of immediately available funds 2 business days prior to the applicable purchase date in the full amount of the purchase (to enable the Fund to invest the proceeds as of the applicable purchase date). An investor who misses one or both of these deadlines will have the effectiveness of its investment in the Fund delayed until the following purchase date.
Despite having to meet the earlier application and funding deadlines described above, the Fund does not issue the Shares purchased (and an investor does not become a Shareholder with respect to such Shares) until the applicable purchase date, i.e., the first business date of the relevant calendar month. Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.
Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing
account with the Transfer Agent prior to their investment in the Fund, in accordance with Rule
15c2-4
under the Exchange Act. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor.
Investors purchasing Class A Shares may be charged a sales load of up to 3.00% of the investor’s gross purchase.
With respect to Class A Shares and Class I Shares, the minimum initial investment is $50,000 for all accounts; subsequent investments may be made with at least $10,000, except for purchases made pursuant to the DRP (as defined below) or as otherwise permitted by the Fund. The Fund reserves the right, in its sole discretion, to waive the investment minimum below $25,000 for (i) current Trustees and officers of the Fund and (ii) officers and employees of the Adviser and its affiliates. In addition, the minimum initial investment may be waived by the Board for certain investors based on its consideration of the investor’s overall relationship with the Adviser or selling agent, including consideration of the aggregate value of all accounts of clients of a selling agent investing in the Fund for purposes of satisfying the minimum initial investment. The Fund may repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $25,000.
Initial and any additional purchases of Shares of the Fund by any Shareholder must be made via wire transfer of funds. Payment for each initial or subsequent additional purchases of Shares must be made in one installment.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When a Shareholder opens an account, the Fund will ask for the Shareholder’s name, address, date of birth and other information that will allow the Fund to identify the Shareholder. If the Fund is unable to verify the Shareholder’s identity, the Fund reserves the right to restrict additional transactions and/or liquidate such Shareholder’s account at the next calculated net asset value after such Shareholder’s account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.
The foregoing purchase terms are subject to change in the Fund’s discretion.
Eligible Investors
Each investor in the Fund will be required to certify to the Fund that the Shares are being acquired for the account of a “qualified client” as defined in Rule
205-3
under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act. A “qualified client” is a person who, or a company that, has (i) at least $1,100,000 under the management of the Advisers or (ii) a net worth (together, in the case of a person, with assets held jointly with a spouse) of more than $2,200,000. An “accredited investor,” if a natural person, is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse. Existing Shareholders who subscribe for additional Shares will be required to qualify as Eligible Investors at the time of each additional purchase. Qualifications that must be met in becoming a Shareholder are set out in the application form that must be completed by each prospective investor.
To invest in Class A Shares, a prospective investor must open a brokerage account with a Selling Agent. The Distributor and/or any Selling Agent may impose additional eligibility requirements for investors who purchase Class A Shares through the Distributor or such Selling Agent.
Investors may only purchase Class I Shares from the Distributor, an eligible broker-dealer or through an RIA that has entered into an arrangement with the Distributor to offer Class I Shares pursuant to a “wrap” fee, asset allocation or other managed asset program. The Distributor or any registered RIA who offers Class I Shares may impose additional eligibility requirements on investors who purchase Class I Shares from the Distributor or through such RIA.

Share Class Considerations
When selecting a Share class, you should consider the following:

•	which Share classes are available to you;

•	how much you intend to invest;

•	how long you expect to own the Shares; and

•	total costs and expenses associated with a particular Share class.
Each investor’s financial considerations are different. You should speak with your Financial Intermediary to help you decide which Share class is best for you. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.
Distribution and Service Plan
The Fund operates a Distribution and Service Plan in compliance with Rule
12b-1
under the 1940 Act that allows the Fund to pay distribution and/or service
(12b-1)
fees for the sale and/or servicing of its Class A Shares. Under the Distribution and Service Plan, the Fund is permitted to pay as compensation to the Fund’s Distributor and/or other qualified recipients a distribution fee totaling up to 0.75% on an annualized basis of the aggregate net assets of the Fund attributable to Class A Shares. The Distributor and the Fund have agreed that from July 1, 2024 to June 30, 2027, the distribution fee on Class A Shares will not exceed 0.50% per year. After June 30, 2027, the distribution fee on Class A Shares is expected to revert to 0.75% per year. Because these distribution fees are paid out of the Fund’s assets on an ongoing basis, over time these fees will increase the cost of an investment and may cost more than paying other types of sales charges. Class I Shares are not subject to the distribution fee.
DISTRIBUTIONS
Dividends will generally be paid at least annually on the Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Underlying Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.
It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least annually. The net asset value of each Share that you own will be reduced by the amount of the distributions or dividends that you receive from that Share.
To the extent that any portion of the Fund’s distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value.
Each year, a statement on Form
1099-DIV
identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt
interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year
period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax.
Dividend Reinvestment Plan
The Fund will operate under the DRP administered by the Transfer Agent. Pursuant to the DRP, the Fund’s distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.
Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRP by written instructions to that effect to the Transfer Agent. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Transfer Agent at least 5 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRP. Under the DRP, the Fund’s distribution to Shareholders are automatically reinvested in full and fractional Shares as described below.
When the Fund declares a distribution, the Transfer Agent, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund’s net asset value per Share.
The Transfer Agent will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Transfer Agent will hold Shares in the account of the Shareholders in non-certificated
form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRP. Each participant, nevertheless, has the right to request certificates for whole and fractional Shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating Shareholders.
In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRP, the Transfer Agent will administer the DRP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRP.
Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.
The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. See “Tax Aspects.”
The Fund reserves the right to amend or terminate the DRP upon 90 days’ notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by the participants.
A Shareholder holding Shares that participate in the DRP in a brokerage account may not be able to transfer the Shares to another broker and continue to participate in the DRP.
All correspondence concerning the DRP should be directed to the Transfer Agent at Carlyle AlpInvest Private Markets Fund, c/o SS&C GIDS, Inc., 430 W 7th Street, Suite 219537, Kansas City, MO 64105-1407. Certain transactions can be performed by calling the toll free number (844)
417-4186.

FISCAL YEAR; REPORTS
The Fund’s fiscal year for financial reporting purposes is the
12-month
period ending on March 31. The Fund’s taxable year is the
12-month
period ending September 30 (or such other taxable year as may be required under the Code). As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, 1775 Tysons Boulevard, Tysons, VA 22102, serves as independent registered public accountants for the Fund.
LEGAL COUNSEL
Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, serves as counsel to the Fund.
INQUIRIES
Inquiries concerning the Fund and the Shares should be directed to the Fund at Carlyle AlpInvest Private Markets Fund, c/o SS&C GIDS, Inc., 430 W 7th Street, Suite 219537, Kansas City, MO 64105-1407.
PRIOR PERFORMANCE INFORMATION FOR ALPINVEST’S OTHER ACCOUNTS
The performance information below represents the performance of all Direct Investments, Secondary Investments and Primary Investments sourced and made by AlpInvest on behalf of its client accounts (the “AlpInvest Related Fund Accounts”) managed by AlpInvest. The performance information presented below has been extracted by transaction type—Direct Investments, Secondary Investments and Primary Investments. To provide investors with the proper context for the extracted performance presented below, we also have presented below the total performance of the relevant AlpInvest Related Fund Accounts from which the extracted performance information was taken. The AlpInvest Related Fund Accounts exclude strategies that the Fund does not intend to pursue as a primary investment strategy, such as mezzanine primary fund investments, mezzanine secondary fund investments, mezzanine co-investments,
clean-tech primary fund investments, clean-tech
co-investments,
and investments in preferred and debt financings of private equity portfolios. The AlpInvest Related Fund Accounts exclude mandates comprised of investments made by managers other than AlpInvest and excludes one in-state
mandate and its legacy portfolios administered by AlpInvest. AlpInvest makes
Co-Investments
for a number of separate account mandates that are sourced from such separate account investor’s own proprietary private market investment portfolio and GP relationships. The activity of these mandates is not reflected in the AlpInvest Related Fund Account performance.
The AlpInvest Related Fund Accounts are not subject to the investment limitations, diversification requirements and other restrictions (including limitations on leverage) imposed by the 1940 Act and the Code, which, if applicable, may have adversely affected the performance result. The performance information presented below differs from the standardized SEC performance required of registered investment companies.
The performance information below is presented from January 25, 2000 through March 31, 2023. AlpInvest began making Primary Investments and Direct Investments in 2000 and began making Secondary Investments in 2002. The performance information below represents the performance information of the AlpInvest Related Fund Accounts that were in existence during each of the relevant periods and not all AlpInvest Related Fund Accounts were in existence during all periods.
The performance information below does not represent the performance of the Fund. Past performance of the AlpInvest Related Fund Accounts is not indicative of future results, and there can be no assurance that the Fund will achieve comparable results or that the returns generated by the Fund will equal or exceed those of the AlpInvest Related Fund Accounts or that the Fund will be able to implement its investment strategy or achieve its investment objective. Future investments will be made under different economic conditions and will include different underlying investments.
Investors should recognize the limitations of performance information for private equity fund investments due to, among other things: (i) there is no market for underlying investments, (ii) private equity investments take years to achieve a realization event and are difficult to value before realization, (iii) private equity investments are made over time as capital is drawn down from investments, (iv) the performance record of a private equity fund is not established until the final distributions are made, which may be
10-12
years or longer after the initial closing and (v) industry performance information for private equity funds may be skewed upwards due to survivor bias lack of reporting by underperforming managers.

Please see important disclosures below the tables.
Performance by Transaction Type (as of March 31, 2023)
Life to Date

Gross IRR
Direct Investments	18.0%
Secondary Investments	20.0%
Primary Investments	12.3%
Total Performance of AlpInvest Related Fund Accounts	14.2%

Net IRR
Direct Investments	16.2%
Secondary Investments	18.2%
Primary Investments	11.8%
Total Performance of AlpInvest Related Fund Accounts	13.4%
Performance by Transaction Type (as of March 31, 2023)
Past 10 Years

Gross IRR
Direct Investments	21.0%
Secondary Investments	17.6%
Primary Investments	16.0%
Total Performance of AlpInvest Related Fund Accounts	17.2%

Net IRR
Direct Investments	19.2%
Secondary Investments	15.6%
Primary Investments	15.5%
Total Performance of AlpInvest Related Fund Accounts	16.2%
Average Annual Returns

	1-Year	5-Year	10-Year
Direct Investments	1.1%	17.6%	18.6%
Secondary Investments	5.5%	12.5%	15.3%
Primary Investments	-3.6%	16.0%	15.1%
Total Performance of AlpInvest Related Fund Accounts	0.1%	15.7%	15.8%
The gross annualized internal rate of return (IRR) provided herein is calculated based on actual investment cash flows up to and including the relevant reporting date and the fair market value (FMV) of the relevant investment as of the relevant reporting date. Gross IRRs do not reflect management fees or performance fees (carried interest) charged by AlpInvest or any other expenses that are borne by AlpInvest’s investors, which will reduce returns and in the aggregate. AlpInvest’s gross returns reflect the impact of management fees, carried interest and other expenses charged at the underlying portfolio investment level by third-party managers that are indirectly borne by AlpInvest’s investors. Performance information shown herein is not calculated in accordance with Global Investment Performance Standards (GIPS).
10-year
horizon returns assume AlpInvest acquired the portfolio as of March 31, 2013 at the FMV (net of accrued carried interest and other performance fees) as of such date.
The FMVs of primary investments and secondary investments are based on the latest available valuations of the underlying limited partnership interests as provided by their GPs. The FMVs for direct investments (and non-fund
secondary investments) are based on AlpInvest’s internal valuations. To eliminate the effect of currency rate changes, all non-USD
cash flows and FMVs have been converted to USD using the applicable foreign exchange rate as of March 31, 2023.
Performance information shown herein does not represent the performance of any particular investor. Such performance information may be based on investment activity that is not in the portfolio of a particular client or investor due to differing investment period horizons, investment objectives or opt-out
elections. Net performance shown herein is based on gross performance and reflects actual fees and expenses (including all carried interest accrued as of March 31, 2023) borne by investors in a client account or fund, but it does not take into account certain taxes borne or deemed to be borne by investors (such as, for example, taxes resulting from the investors’ domicile). The fee and carry terms of AlpInvest’s private funds and separate accounts are substantially lower than those of the Fund as described herein. Accordingly, if the Fund were to achieve similar returns on its investments the net returns to investors in the Fund’s investment performance would be materially less than AlpInvest’s historical net returns shown herein.
The
1-,
5-,
and
10-year
average annual total returns are calculated by taking the geometric mean over the net quarterly returns for the
1-,
5-,
and
10-year
periods ending on March 31, 2023.
The actual realized returns on unrealized investments will depend on, among other factors, future operating results of the underlying investments, the value of the underlying assets and market conditions at the time of disposition and/or distribution, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the valuations used in the prior performance data contained herein are based.
Information concerning investments held in any underlying fund or the investments made under the management of an underlying manager, including performance information, is based in whole or in part on information from the relevant general partner/manager and may contain figures and estimates (including valuations) by them which, if subsequently revised by them, may change the returns or other information contained herein for the applicable period. The use of methodologies other than those used by AlpInvest herein may result in different and possibly lower returns or performance. The current unrealized values which form the basis of any internal rates of return or other performance metrics may not be realized in the future which would materially and adversely affect actual rates of return/metrics.

PROSPECTUS
Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
CARLYLE ALPINVEST PRIVATE MARKETS FUND
SHARES OF BENEFICIAL INTEREST
PROSPECTUS
July 28, 2023, as amended May 14, 2024